                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                       MEDFORD BANCORP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                Common Stock, $0.50
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                7,801,652
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                $273,057,820
                (proposed aggregate cash payment to security holders)
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $273,057,820
                ----------------------------------------------------------
           (5)  Total fee paid:
                $25,121.32
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               PRELIMINARY COPIES

                             SUBJECT TO COMPLETION
                             [MEDFORD BANCORP LOGO]
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                                 (781) 395-7700

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

                                           , 2002

Dear Fellow Stockholder:

    You are cordially invited to attend the special meeting of stockholders of
Medford Bancorp, Inc. to be held at             , Massachusetts, on
            ,             , 2002, beginning at       a.m., local time.

    The accompanying proxy materials provide important information concerning the proposed acquisition of Medford Bancorp pursuant to an Agreement and Plan of Merger by and among Medford Bancorp, Citizens Bank of Massachusetts and Citizens Financial Group, Inc.

    Please review these materials carefully.

    Approval of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the shares of Medford Bancorp's common stock outstanding and entitled to vote at the special meeting. Therefore, failure to return a properly executed proxy card or to vote at the special meeting will have the same effect as a vote against the merger agreement and the merger.

    THE BOARD OF DIRECTORS OF MEDFORD BANCORP RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE.

                                          Very truly yours,

                                          Arthur H. Meehan
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                               PRELIMINARY COPIES

                             [MEDFORD BANCORP LOGO]
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                                 (781) 395-7700

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON             , 2002

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Medford
Bancorp, Inc. will be held at             , Massachusetts, on             ,
            , 2002, beginning at       a.m., local time, for the following
purposes:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of June 13, 2002 by and among Medford Bancorp, Inc., Citizens Financial Group, Inc. and Citizens Bank of Massachusetts pursuant to which, among other things, (a) a wholly-owned subsidiary of Citizens Bank of Massachusetts will merge with and into Medford; and
       (b) the holders of the outstanding shares of Medford common stock will receive $35.00 in cash, without interest, for each share that they hold.

    2. To transact such other business as may properly be brought before the special meeting, or any adjournments or postponements of the special meeting.

    Any action may be taken on the foregoing proposals at the special meeting on the date specified above, or on any date or dates to which the special meeting may be adjourned or to which the special meeting may be postponed.

    The board of directors has fixed the close of business on             , 2002
as the record date for determining the stockholders entitled to receive notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. Only holders of shares of Medford common stock of record at the close of business on the record date will be entitled to receive notice of and to vote at the special meeting and any adjournments or postponements of the special meeting.

    In the event there are not sufficient votes to approve the merger agreement at the time of the special meeting, the special meeting may be adjourned or postponed in order to permit further solicitation of proxies by Medford.

    A majority in interest of the outstanding shares of common stock must be represented at the special meeting, in person or by proxy, to constitute a quorum for the transaction of business. The affirmative vote of the holders of at least two-thirds of the shares of Medford common stock outstanding and entitled to vote at the special meeting will be required to approve the merger agreement.

    If the merger is approved by the stockholders at the meeting and completed by Medford, any stockholder (1) who files with Medford before the taking of the vote on the approval of the merger, written objection to the proposed merger stating that the stockholder intends to demand payment for the stockholder's shares of Medford common stock if the merger is completed and (2) whose shares are not voted in favor of the merger, has or may have the right to demand in writing from Medford, within twenty days after the date of the mailing to the stockholder of notice in writing that the merger has been completed, payment for the stockholder's shares and an appraisal of those shares. Medford and such stockholder shall in all cases have the rights and duties and shall follow the procedure set forth in sections 85 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts. These rights and duties are explained more fully in the accompanying proxy statement in the section "PROPOSED MERGER--Rights of Dissenting Stockholders."

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Edward J. Gaffey
                                          Clerk

Medford, Massachusetts
            , 2002

                                   IMPORTANT

    YOUR VOTE IS IMPORTANT. EVEN THOUGH YOU MAY PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
SUMMARY TERM SHEET..........................................      1

FORWARD-LOOKING STATEMENTS--CAUTIONARY STATEMENTS...........      6

INTRODUCTION................................................      6

THE SPECIAL MEETING.........................................      7
  DATE, PLACE AND TIME......................................      7
  RECORD DATE; VOTING RIGHTS................................      7
  QUORUM AND VOTE REQUIRED..................................      7
  VOTING AND REVOCATION OF PROXIES..........................      7
  SOLICITATION OF PROXIES...................................      8

THE MERGER..................................................      8
  THE PARTIES...............................................      8
  BACKGROUND OF THE ACQUISITION.............................      9
  REASONS FOR THE ACQUISITION; RECOMMENDATION OF THE BOARD
    OF DIRECTORS............................................     14
  OPINION OF MEDFORD'S FINANCIAL ADVISOR....................     15
  BANK MERGER...............................................     21
  ACQUISITION CONSIDERATION.................................     21
  TREATMENT OF STOCK OPTIONS................................     21
  FINANCING THE TRANSACTION.................................     22
  NO SOLICITATION...........................................     22
  RECOMMENDATION OF MEDFORD BOARD OF DIRECTORS..............     23
  SURRENDER OF STOCK CERTIFICATES; PAYMENT FOR SHARES.......     23
  CONDITIONS TO THE MERGER..................................     23
  REPRESENTATIONS AND WARRANTIES OF MEDFORD AND CITIZENS....     25
  CONDUCT PENDING THE MERGER................................     26
  EXTENSION, WAIVER AND AMENDMENT OF THE MERGER
    AGREEMENT...............................................     29
  EXPENSES..................................................     29
  TERMINATION OF MERGER AGREEMENT...........................     29
  TERMINATION FEE...........................................     30
  STOCKHOLDER VOTING AGREEMENTS.............................     30
  INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION...........     30
  EMPLOYEE BENEFITS MATTERS.................................     33
  RIGHTS OF DISSENTING STOCKHOLDERS.........................     33
  CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................     35
  ACCOUNTING TREATMENT......................................     36
  REGULATORY APPROVALS......................................     36

OWNERSHIP BY MANAGEMENT AND OTHER STOCKHOLDERS..............     39

PROPOSALS FOR THE 2003 ANNUAL MEETING.......................     40

WHERE YOU CAN FIND MORE INFORMATION.........................     41

INCORPORATION BY REFERENCE..................................     41

APPENDIX A  AGREEMENT AND PLAN OF MERGER....................    A-1

APPENDIX B  FAIRNESS OPINION................................    B-1

APPENDIX C  TEXT OF APPRAISAL RIGHTS PROVISIONS UNDER
  SECTION 156B OF MASSACHUSETTS GENERAL LAWS................    C-1

                             MEDFORD BANCORP, INC.

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON             , 2002

    This proxy statement is first being mailed to stockholders of Medford
Bancorp, Inc. on or about             , 2002.

                               SUMMARY TERM SHEET

    This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the merger agreement, a copy of which is included as APPENDIX A to this proxy statement, and the other documents to which we have referred you. You may obtain copies of our publicly filed reports and other information from the sources
listed under the section "Where You Can Find More Information" on page   . Page
references are included in this summary term sheet to direct you to a more complete description of the topics.

THE PARTIES (PAGE   )

    - MEDFORD BANCORP, INC., or Medford, is a Massachusetts corporation that was organized in 1997 to be a holding company for Medford Savings Bank. Medford's principal executive offices are located at 29 High Street, Medford, Massachusetts 02155. Its telephone number for that location is
      (781) 395-7700. Medford Savings Bank is a wholly-owned subsidiary of Medford and is headquartered in Medford, Massachusetts. Medford Savings Bank principally engages in the business of attracting deposits from the general public, originating residential and commercial real estate mortgages, making consumer and commercial loans, and investing in securities.

    - CITIZENS FINANCIAL GROUP, INC. is a registered bank holding company headquartered in Rhode Island and organized under the laws of Delaware. Its principal executive offices are located at One Citizens Plaza, Providence, Rhode Island 02903. Its telephone number for that location is
      (401) 456-7800. Citizens Financial Group offers a wide range of retail and commercial banking services, including residential and commercial mortgage lending and construction loans, commercial loan and leasing services, trust services to businesses and individuals, retail investment services and international banking services. Through its bank subsidiaries, which operate in Rhode Island, Massachusetts, Connecticut, Delaware, New Hampshire, New Jersey and Pennsylvania, Citizens Financial Group maintains over 750 branch offices. Citizens Financial Group is a wholly-owned subsidiary of RBSG International Holdings Ltd., which in turn is a direct wholly-owned subsidiary of The Royal Bank of Scotland plc and an indirect subsidiary of The Royal Bank of Scotland Group plc, a banking company organized under the laws of Scotland and one of the five largest banking organizations in the world.

    - CITIZENS BANK OF MASSACHUSETTS is a wholly owned subsidiary of Citizens Financial Group. Its principal executive offices are located at 28 State Street, Boston, Massachusetts 02109. Its telephone number for that location is (617) 725-5500. Citizens Financial Group, Inc. and Citizens Bank of Massachusetts are sometimes referred to in this proxy statement as "Citizens."

MEDFORD STOCKHOLDERS WILL RECEIVE $35.00 IN CASH FOR EACH SHARE OF MEDFORD
COMMON STOCK (PAGE   )

    Citizens and Medford propose a transaction in which Medford will become a wholly owned subsidiary of Citizens Bank of Massachusetts. If the acquisition of Medford by Citizens is completed, you will have the right to receive $35.00 in cash, without interest, for each share of Medford common stock that you own as of the effective time of the merger. Immediately after the merger, Medford Savings Bank, a wholly owned subsidiary of Medford, will be merged into Citizens Bank of Massachusetts. You will need to surrender your Medford stock certificates to receive the cash merger consideration, but you should not send us any certificates now. If the merger is completed, an exchange agent appointed by Citizens will send you detailed instructions on how to exchange your shares.

THE MERGER WILL BE TAXABLE FOR MEDFORD STOCKHOLDERS (PAGE   )

    For federal income tax purposes, the merger will be treated as the sale to Citizens of all of the shares of Medford common stock. You will recognize taxable gain or loss equal to the difference between the cash payment (i.e. $35.00 per share) that you receive for your shares of Medford common stock and your adjusted tax basis in your shares that you exchange for that payment. The gain or loss will be either long-term capital gain or short-term capital gain depending on the length of time you have held your shares of Medford common stock.

    Tax matters are complicated, and the tax consequences of the merger may vary among stockholders. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this proxy statement. You should therefore consult your own tax advisor for a full understanding of the state and federal tax consequences to you of the merger.

TREATMENT OF STOCK OPTIONS (PAGE   )

    Each unexercised stock option to buy Medford common stock granted under Medford's stock option plans will be cancelled and each holder of an unexercised stock option will be entitled to receive a cash payment in an amount equal to the number of shares subject to the stock option multiplied by the difference between $35 and the exercise price of the stock option, less any required withholding taxes.

WE HAVE RECEIVED AN OPINION FROM OUR FINANCIAL ADVISOR THAT THE CASH MERGER CONSIDERATION IS FAIR TO OUR STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW
(PAGE   )

    We have received the written opinion of our financial advisor, CIBC World Markets Corp., that, as of June 13, 2002 (the date on which the Medford board of directors approved the merger), the $35.00 cash merger consideration is fair to the holders of Medford common stock from a financial point of view. The opinion is included as APPENDIX B to this proxy statement. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by CIBC in providing its opinion. CIBC's opinion is directed to the Medford board of directors and does not constitute a recommendation to any stockholder as to any matters relating to the merger, including how to vote.

THE SPECIAL MEETING (PAGE   )

    The special meeting will be held at   :00 a.m., local time, on             ,
            , 2002, at             , Massachusetts. At the special meeting, you
will be asked to approve the merger agreement and to act on any other matters that may properly come before the special meeting.

RECORD DATE; VOTE REQUIRED (PAGE   )

    You can vote at the special meeting if you owned shares of Medford common
stock as of the close of business on             , 2002. On that date, there
were       shares of Medford common stock outstanding. You will have one vote at the special meeting for each share of Medford common stock that you owned of record on that date.

    The affirmative vote of the holders of at least two-thirds of the outstanding shares of Medford common stock is necessary to approve the merger agreement. Not voting, or failing to instruct your broker how to vote shares held for you in the broker's name, will have the same effect as voting against the merger. Some of the directors and officers of Medford have agreed with Citizens to vote their shares of Medford common stock in favor of the merger and the merger agreement.
These individuals own in the aggregate approximately       % of the outstanding
shares of Medford common stock.

OUR BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE MERGER (PAGE   )

    Based on the reasons described elsewhere in this proxy statement, Medford's board of directors believes that the merger is fair to you and in your best interests and recommends that you vote "FOR" the approval of the merger agreement.

CONDITIONS TO COMPLETING THE MERGER (PAGE   )

    Completion of the merger depends on meeting a number of conditions, including the following:

    - stockholders of Medford must approve the merger agreement;

    - Citizens and Medford must receive all required regulatory approvals to complete the transactions contemplated by the merger agreement, and any waiting periods required by law must have passed;

    - there must be no injunction, order, decree or law preventing or materially restricting the completion of the transactions contemplated by the merger agreement;

    - the representations and warranties of each of Citizens and Medford in the merger agreement must be accurate in all material respects as of the date of the merger agreement and as of the effective time of the merger;

    - Citizens and Medford must have complied in all material respects with their respective covenants in the merger agreement; and

    - no change in the business, assets, financial condition or results of operations of Medford or any of its subsidiaries shall have occurred which has had, or is reasonably likely to have, a material adverse effect on Medford and its subsidiaries taken as a whole.

    Unless prohibited by law, either Citizens or Medford could elect to waive any of the conditions for its benefit that have not been satisfied and complete the merger anyway. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied, or waived where permissible, or that the merger will be completed.

TERMINATION OF THE MERGER AGREEMENT (PAGE   )

    The merger agreement may be terminated at any time (even after approval of the merger by the Medford stockholders) as follows:

    - by mutual consent of the parties;

    - by Citizens or Medford if any required regulatory approval for the completion of the transactions contemplated by the merger agreement is not obtained, or if any governmental authority has issued a final order prohibiting the transactions;

    - by Citizens or Medford if the merger is not completed by March 31, 2003, unless the failure to complete the merger is due to the failure by the party seeking the termination to perform its obligations under the merger agreement;

    - by Citizens or Medford if the other party materially breaches any of its representations, warranties, covenants or agreements under the merger agreement and the breach has not been cured within 30 days of written notice of the breach;

    - by Citizens or Medford if the stockholders of Medford do not approve the merger agreement; or

    - by Citizens, if the board of directors of Medford does not publicly recommend to its stockholders that the merger be approved, or later withdraws or modifies its recommendation in a manner materially adverse to Citizens.

TERMINATION FEE (PAGE   )

    As a material inducement to Citizens to enter into the merger agreement, Medford agreed to pay Citizens a termination fee of $13,000,000 if:

    - Citizens terminates the merger agreement because the board of directors of Medford does not publicly recommend to its stockholders that the merger be approved, or later withdraws or modifies its recommendation in a manner materially adverse to Citizens;

    - Citizens or Medford terminates the merger agreement because the stockholders of Medford do not approve the merger agreement and the board of directors of Medford has not publicly recommended that the stockholders vote in favor of the approval of the merger agreement or has withdrawn, modified or amended its recommendation in a manner adverse to Citizens; or

    - Citizens or Medford terminates the merger agreement because the stockholders of Medford do not approve the merger agreement and both
      (a) within twelve (12) months of the termination, Medford enters into an agreement to engage in another acquisition transaction (as defined in the merger agreement) with another person other than Citizens or its affiliates and (b) at the time of the termination or event giving rise to the termination, it shall have been publicly announced that any person (other than Citizens or its affiliates) shall have made, or disclosed an intention to make, a bona fide offer to engage in an acquisition transaction, or filed an application (or given a notice), whether in draft or final form, under the Bank Holding Company Act of 1956 or the Change in Bank Control Act of 1978, for approval to engage in an acquisition transaction.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF MEDFORD IN THE ACQUISITION
(PAGE   )

    Some of the directors and executive officers of Medford have agreements, stock options and other benefit plans or arrangements that provide them with interests in the merger that are different from, or in addition to, your interests. These interests arise from the merger agreement and because of rights under benefits and compensation plans or arrangements maintained by Medford or Medford Savings Bank and, in the case of the executive officers, under employment or special termination agreements, and include the following:

    - Arthur H. Meehan, acting chairman, chief executive officer and president, will be entitled to receive health benefits provided to him under his employment agreement until the scheduled termination date for benefits under that agreement. Mr. Meehan will also receive a lump sum payment contemplated by his special termination agreement of $1,778,382, less the present value of any expected health benefits. In addition, Citizens has indicated that it will appoint Mr. Meehan to the board of directors of Citizens Bank of Massachusetts and to the Asset Liability Management Committee of Citizens Financial Group following the merger. Citizens Financial Group has also agreed to provide an office and administrative support to Mr. Meehan at its offices at 28 State Street, Boston, Massachusetts. It is also anticipated that Mr. Meehan will assist Citizens with community relations, transition services and certain charities. In return for these services and the services as a director and committee member, Citizens has indicated that it will pay Mr. Meehan fees in the amount of $100,000 per year.

    - George Bargamian, Eric Loth, William Marshall, William Rivers and Phillip Wong, executive officers of Medford and/or Medford Savings Bank, will receive lump sum payments contemplated by their special termination agreements of approximately $280,495, $256,007, $115,150, $259,239 and

$335,886, respectively, and will be entitled to continued health, dental and life insurance coverage under Medford's severance pay plan.

    - Citizens has agreed to allow Medford and its subsidiaries to determine and pay employee bonuses for the portion of the 2002 calendar year through the effective time of the merger. Some of the employees receiving bonuses will be executive officers. The aggregate bonuses payable to all employees may not exceed $350,000 multiplied by the number of days elapsed in the year 2002 through the effective time of the merger, divided by 365.

    - In consultation with Medford, Citizens will propose a retention bonus plan for employees of Medford which is intended to help retain key employees through the merger. Some of these employees may be executive officers.

    - Under Medford's stock option plans, all stock options will become fully exercisable in the event that the merger is completed and each unexercised option will entitle the holder to receive a cash payment in an amount equal to the number of shares subject to the stock option multiplied by the difference between $35 and the exercise price of the stock option, less any required withholding taxes.

    - Citizens has agreed to provide indemnification arrangements for, among others, executive officers and directors of Medford, and Citizens will provide directors' and officers' indemnification insurance for a period of six years following the merger.

    The board of directors of Medford was aware of these factors and considered them in approving the merger and the merger agreement.

REGULATORY APPROVALS (PAGE   )

    To complete the merger, we need the prior approval of the Federal Deposit Insurance Corporation, or the FDIC, and Massachusetts bank regulatory authorities. We also needed the prior approval of or a waiver from the Board of Governors of the Federal Reserve System, and Citizens received a waiver from the Board of Governors on July 1, 2002. The U.S. Department of Justice may provide input into the approval process of federal banking agencies and will have no less than 15 and up to 30 days following any approval by the FDIC to challenge the approval on antitrust grounds. Citizens and Medford have filed all necessary applications, notices and requests for waiver with applicable regulatory agencies. Citizens and Medford cannot predict, however, whether or when the remaining required regulatory approvals will be obtained.

DISSENTERS' RIGHTS (PAGE   )

    Any Medford stockholder entitled to vote at the special meeting has the right to object to the merger and demand payment for his or her shares and an appraisal of those shares upon compliance with the applicable provisions of sections 85 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts. These provisions are attached as APPENDIX C to this proxy statement.

               FORWARD-LOOKING STATEMENTS--CAUTIONARY STATEMENTS

    This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements and information with respect to the financial condition, results of operations, plans, objectives, future performance, business and other matters relating to Medford or the merger that are based on the beliefs of, as well as assumptions made by and information currently available to, Medford's management. When used in this proxy statement, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import are intended to identify forward-looking statements. These statements reflect the current view of Medford with respect to future events and are subject to risks, uncertainties and assumptions that include, without limitation, the risk factors set forth in Medford's 2001 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, the risk that the merger will not be completed and competitive factors, general economic conditions, geographic credit concentration, customer relations, interest rate volatility, governmental regulation and supervision, defaults in the repayment of loans, changes in volume of loan originations, and changes in industry practices. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy statement as anticipated, believed, estimated, expected or intended.

                                  INTRODUCTION

    This proxy statement is furnished to the stockholders of Medford in connection with the solicitation of proxies by Medford's board of directors for use at the special meeting of stockholders of Medford to be held at
            , Massachusetts, on             ,             , 2002, and at any
adjournments or postponements of the special meeting.

    At the special meeting, stockholders of Medford will be asked to consider and vote upon a proposal to approve the agreement and plan of merger dated as of June 13, 2002 among Medford, Citizens Financial Group, Inc. and Citizens Bank of Massachusetts and the merger. A copy of the merger agreement is attached to this proxy statement as APPENDIX A.

    At the effective time of the merger, each outstanding share of Medford common stock (except for any dissenting shares and shares held by Medford or Citizens) will be converted into the right to receive $35.00 in cash, without interest.

    Immediately after the merger, Medford Savings Bank, a wholly owned subsidiary of Medford, will merge into Citizens Bank of Massachusetts (the "bank merger"). In connection with the bank merger, Medford will be liquidated.

    As of             , 2002, there were             shares of Medford common
stock outstanding.

                              THE SPECIAL MEETING

DATE, PLACE AND TIME

    The special meeting of stockholders will be held at             ,
Massachusetts, on             ,             ,       at       , local time.

RECORD DATE; VOTING RIGHTS

    The close of business on             , 2002 has been fixed as the record
date for determining the stockholders of Medford entitled to receive notice of
and to vote at the special meeting. There were             shares of common
stock outstanding as of the record date. The holders of shares of common stock outstanding on the record date will be entitled to one vote for each share held of record upon each matter properly submitted at the special meeting. At the
record date, there were approximately             stockholders of record.

QUORUM AND VOTE REQUIRED

    The presence, in person or by proxy, of at least a majority in interest of all of the common stock issued, outstanding and entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

    The merger agreement must be approved by the affirmative vote of the holders of at least two-thirds of the shares of common stock issued, outstanding and entitled to vote thereon. Some of the directors and executive officers of Medford have agreed with Citizens to vote their shares of Medford common stock
in favor of the merger. These individuals collectively own approximately       %
of the outstanding Medford common stock.

VOTING AND REVOCATION OF PROXIES

    Common stock represented by properly executed proxies received by Medford and not revoked will be voted at the special meeting in accordance with the instructions contained in the proxies. If there are no instructions, properly executed proxies will be voted FOR the proposal to approve the merger agreement.

    Medford intends to count the shares of common stock present in person at the special meeting but not voting and shares of common stock for which it has received proxies, but the holders of these shares have abstained on any matter, as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of business. However, these nonvoting shares and abstentions will not be counted as votes cast for purposes of determining whether the merger agreement has been approved. Since the merger agreement must be approved by the affirmative vote of two-thirds of the common stock issued and outstanding, these non-voting shares and abstentions will have the same effect as votes against the merger agreement.

    In addition, brokers who hold shares in street name for customers who are the beneficial owners of these shares are prohibited from giving a proxy to vote shares in favor of the approval of the merger agreement without instructions from the customers who beneficially own the shares. Accordingly, the failure of these customers to provide voting instructions to their broker will result in those shares not being voted, which will have the same effect as votes against the merger agreement.

    In the event there are not sufficient votes to approve the merger agreement before or at the special meeting, the special meeting may be adjourned or postponed in order to permit further solicitation of proxies by Medford.

    A stockholder of record may revoke a proxy by (1) filing a written notice of revocation with Edward J. Gaffey, Clerk of Medford, at Medford Bancorp, Inc., 29 High Street, Medford,

Massachusetts 02155, (2) filing a duly executed proxy bearing a later date or
(3) appearing at the special meeting in person, notifying the Clerk and voting by ballot at the special meeting. The mere presence of a stockholder at the special meeting (without notification of revocation to the Clerk) will not, by itself, automatically revoke a stockholder's proxy.

    Medford's board of directors is not aware of any business that may properly be presented at the special meeting other than the proposal to approve the merger agreement. However, if further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment. Unless otherwise provided by Medford's Articles of Organization or Bylaws or by law, other matters will be approved by a majority of the votes cast in favor of such matters.

SOLICITATION OF PROXIES

    This proxy statement is furnished in connection with the solicitation of proxies by Medford's board of directors for use at the special meeting. The cost of solicitation of proxies by the board of directors will be borne by Medford. In addition to the solicitation of proxies by mail, the directors, officers and employees of Medford may also solicit proxies personally or by telephone, telecopier, or similar means. Medford also will request persons, firms and corporations holding shares which are beneficially owned by others to send proxy materials to and obtain proxy instructions from those beneficial owners. Medford will reimburse those holders for their reasonable out-of-pocket expenses. Medford also has retained Georgeson Shareholder, a proxy soliciting firm, to
assist in the solicitation of proxies at a fee of $            plus
reimbursement of out-of-pocket expenses.

                                   THE MERGER

    This section of the proxy statement describes the material aspects of the merger agreement. A copy of the merger agreement is attached to this proxy statement as APPENDIX A. Stockholders are urged to read the merger agreement carefully and in its entirety.

THE PARTIES

    MEDFORD BANCORP, INC., or Medford, is a Massachusetts corporation that was organized in 1997 to be a holding company for Medford Savings Bank. Medford is headquartered in Medford, Massachusetts. Medford's principal executive offices are located at 29 High Street, Medford, Massachusetts 02155. Its telephone number for that location is (781) 395-7700. Medford Savings Bank is a wholly owned subsidiary of Medford and is headquartered in Medford, Massachusetts. Medford Savings Bank principally engages in the business of attracting deposits from the general public, originating residential and commercial real estate mortgages, making consumer and commercial loans, and investing in securities. It principally offers its products and services through a network of 19 banking offices located in Medford, Malden, Arlington, Belmont, Burlington, North Reading, Somerville, Tewksbury, Waltham and Wilmington, Massachusetts.

    CITIZENS FINANCIAL GROUP, INC. is a registered bank holding company headquartered in Rhode Island and incorporated under the laws of Delaware. Its principal executive offices are located at One Citizens Plaza Providence, Rhode Island 02903. Its telephone number for that location is (401) 456-7800. Citizens Financial Group offers a wide range of retail and commercial banking services, including residential and commercial mortgage lending and construction loans, commercial loan and leasing services, trust services to businesses and individuals, retail investment services and international banking services. Through its bank subsidiaries, which operate in Rhode Island, Massachusetts, Connecticut, Delaware, New Hampshire, New Jersey and Pennsylvania, Citizens Financial Group maintains over 750 branch offices. Citizens Financial Group is a wholly-owned subsidiary of The Royal Bank of Scotland plc, a banking company organized under the laws of Scotland and one of the five largest banking organizations in the world.

    CITIZENS BANK OF MASSACHUSETTS is a wholly owned subsidiary of Citizens Financial Group, Inc. Its principal executive offices are located at 28 State Street, Boston, Massachusetts 02109. Its telephone number for that location is 617-725-5500.

BACKGROUND OF THE ACQUISITION

    From time to time, Medford's board of directors and senior management have considered various strategic alternatives available to Medford, including strategies associated with remaining an independent community-oriented bank. Medford's chairman, chief executive officer and president, Arthur H. Meehan, has also from time to time received informal inquiries and discussed generally with investment bankers and senior management of other banking institutions the possibility of potential strategic transactions.

    In June 2001, as part of the Medford board's periodic consideration of alternatives that might enhance Medford's community banking franchise and value for its stockholders, CIBC World Markets Corp. presented the board with valuation information based on various acquisitions within the banking industry. From time to time prior to June 2001 CIBC had provided Medford with general advisory services, including advice concerning current market trends and the terms of various acquisitions in the banking industry. Although the board had not made any decision to engage in a strategic transaction, the board thought it would be useful to have CIBC undertake a limited review of two potential acquirors to confirm this valuation information.

    Following the June 2001 board meeting, a representative of CIBC contacted the chief executive officer of Bank A who indicated that Bank A would not be in a position to consider a business combination with Medford until the fourth quarter of 2001 at the earliest. A representative of CIBC then initiated informal contact with Lawrence Fish, Chief Executive Officer of Citizens. During these discussions, the representative of CIBC inquired as to whether Citizens might have an interest in acquiring Medford and, if so, at what price. These discussions were preliminary in nature and neither party pursued the matter further at that time.

    In January 2002, Medford again undertook a periodic review of strategic alternatives. On January 8, 2002, Mr. Meehan and a representative of CIBC met with the chief executive officer of Bank A and its financial advisor to discuss generally a possible strategic transaction. During the meeting, Bank A's chief executive officer indicated that Bank A would consider the possibility of acquiring Medford for consideration consisting of a combination of Bank A common stock and cash. At that meeting, Bank A provided an informal indication as to the price per share it might have been willing to pay for Medford's stock. Approximately one week after the January 8, 2002 meeting, the chief executive officer of Bank A telephoned Mr. Meehan and indicated that Bank A had given additional consideration to a potential strategic transaction with Medford and would consider the possibility of acquiring Medford at a price of $26.00 per share. Mr. Meehan discussed Bank A's expression of interest with CIBC, the executive committee of Medford's board, consisting of Messrs. Meehan (Chairman), Crowley, Gaffey, Havern and Pizzella, and Medford's full board of directors. At that time, the board of directors concluded that continued independent operation provided greater opportunity for earnings growth and capital appreciation than pursuing a business combination transaction with Bank A.

    In mid-February 2002, the chief executive officer of Bank B and its financial advisor telephoned Mr. Meehan and expressed an interest in discussing
a possible business combination with Medford. On February   , 2002, Bank B's
chief executive officer met with Mr. Meehan to discuss generally the possibility of such a transaction between Bank B and Medford. No specific price was discussed at the meeting. In mid-March 2002, Bank B's chief executive officer telephoned Mr. Meehan and proposed a price of $28.00 per share, all of which would be in the form of Bank B common stock. Mr. Meehan discussed this proposal with Medford's executive committee, which then recommended that the full board convene to consider the proposal further.

    On March 26, 2002, Medford's board of directors met to discuss Bank B's proposal. At this meeting, the board of directors discussed with the representatives from CIBC the state of the market and acquisition prices generally prevailing in the market, Medford's position relative to its peers, and an overview of the financial condition of Bank B, a general assessment of the proposed form of consideration and an assessment of Bank B's ability to complete a transaction on the terms proposed. A representative of Medford's outside legal counsel, Goodwin Procter LLP, reviewed the fiduciary obligations of Medford's board of directors to the stockholders of Medford in connection with the board's consideration of whether Medford should remain independent or agree to pursue discussions with Bank B regarding a potential business combination transaction. At the conclusion of the meeting, Medford's board of directors decided not to authorize further discussions with Bank B, based primarily on the proposed offer price and the form of consideration being offered.

    On May 10, 2002, representatives of CIBC met with members of senior management at Bank C as part of CIBC's routine client development meetings. At the meeting, the representatives from CIBC discussed with senior management at Bank C the climate for acquisitions in the New England banking industry. Bank C indicated an interest in discussing the possibility of a strategic transaction with Medford. The representatives of Bank C indicated that they would contact Medford in the upcoming weeks.

    In early May 2002, as part of CIBC's routine client development efforts, CIBC contacted Bank D during which Bank D expressed interest in evaluating a possible business combination with Medford. CIBC advised Medford of this inquiry and, after a discussion with the executive committee of Medford's board, Bank D and Medford entered into a confidentiality agreement on May 8, 2002. Shortly after the confidentiality agreement was signed, Medford provided Bank D with preliminary information.

    On May 14, 2002, Bank C submitted a written indication of interest in acquiring Medford for $30.00 per share, 85% to 90% of which would be payable in Bank C common stock and the remainder in cash.

    On May 16, 2002, the executive committee of Medford's board, together with a representative of Goodwin Procter LLP, met to consider Bank C's indication of interest and to discuss whether Medford should pursue further discussions with Bank C. Medford's executive committee determined that Medford would await a response from Bank D before undertaking further action with respect to Bank C's proposal.

    On May 21, 2002, Bank D submitted a written indication of interest in acquiring Medford at $30.00 per share, all of which would be in the form of Bank D common stock.

    On May 22, 2002, Medford's executive committee met with representatives from CIBC and Goodwin Procter LLP to discuss the expressions of interest from Bank C and Bank D. At this meeting, representatives of CIBC presented an overview of the financial condition of Banks C and D and reviewed for the benefit of the executive committee the Bank C and Bank D proposals. In addition, a representative of Goodwin Procter LLP reviewed for the executive committee the fiduciary obligations of the executive committee and the full Medford board to the stockholders of Medford in connection with their consideration of a potential strategic transaction. Following these presentations, the executive committee discussed the potential benefits of the two proposals to Medford and its stockholders, as well as Medford's financial condition and prospects for Medford as an independent company. After discussion, the executive committee decided to present the two proposals to the board of directors with a recommendation that Medford continue to pursue discussions with Banks C and D and with other banking institutions which might have an interest in engaging in a strategic transaction with Medford.

    On May 28, 2002, the board of directors of Medford met to discuss the executive committee's recommendation. After a discussion of the merits of the Bank C and Bank D proposals and the other considerations raised by the executive committee at its May 22, 2002 meeting, the board of directors authorized Medford's senior management and CIBC to give Banks C and D an opportunity to increase their proposed per share consideration. Additionally, the board of directors authorized senior management and CIBC to conduct a so-called "market check" by contacting six other banking institutions, which included Citizens, Bank A, certain other entities that in prior years had expressed an interest in a possible combination with Medford and those that management believed, after consulting with CIBC, would be most likely to have an interest in, and the ability to complete, a transaction with Medford, to solicit additional indications of interest so that the board of directors could make a determination whether it was in the best interests of the stockholders of Medford to pursue a transaction at this time or remain independent. Medford's board decided not to contact Bank B primarily because of its concern about Bank B's ability to complete a transaction at a price materially higher than what Bank B had previously proposed.

    Shortly after the May 28, 2002 board meeting, a representative of CIBC telephoned Bank C and Bank D asking them to consider increasing their expressions of interest, and contacted each of the six banks identified at the May 28, 2002 board meeting, including Citizens, inquiring as to whether they had any interest in pursuing a possible strategic transaction with Medford. CIBC requested that all expressions of interest be in writing and delivered to CIBC on June 4, 2002.

    On June 4, 2002, CIBC received written indications of interest from three of the eight financial institutions that were contacted by CIBC. Bank A submitted a written proposal to acquire Medford at $32.00 per share, 55% of which was in the form of Bank A common stock and 45% of which was in the form of cash. Bank C submitted a revised proposal by increasing the price per share for Medford stock from $30.00 to $30.40, a minimum of 75% of which would be in the form of Bank C common stock with the remainder in cash. Bank D revised its prior proposal by increasing its offer from $30.00 to $31.50 per share for Medford stock, 75% of which would be in the form of Bank D common stock and 25% of which would be in the form of cash. In addition, on June 4, 2002, the chief executive officer of Bank E, another institution that had been contacted by CIBC, sent a letter directly to Mr. Meehan expressing an interest in making a proposal, but also indicating that the institution was not in a position to do so or pursue negotiations with respect to a possible transaction until approximately the end of June 2002 at the earliest. The letter asked that Medford defer taking action with respect to any proposed transaction until that time.

    Also on June 4, 2002, representatives from Goldman Sachs, financial advisor to Citizens, contacted CIBC to indicate that Citizens would be submitting a written indication of interest early the next day.

    On June 5, 2002, Citizens submitted to CIBC a written expression of interest to acquire Medford for $35.00 per share in cash.

    On the evening of June 5, 2002, the board of directors of Medford met with representatives of CIBC and Goodwin Procter LLP to discuss and evaluate the four written expressions of interest. At this meeting, legal counsel from Goodwin Procter advised the Medford board that Goodwin Procter would have a conflict of interest if discussions were to proceed with Citizens because of Goodwin Procter's representation of Citizens on various other matters, and advised the board of its various options to resolve the conflict, including the possibility of either Medford or Citizens engaging different counsel. Goodwin Procter then advised the board of directors of its fiduciary obligations in considering whether to proceed with one or more of the indications of interest. Goodwin Procter also reviewed the directors' obligations with respect to the letter sent by Bank E. Following a discussion of Bank E's position, the board concluded that delaying the process in an effort to see if a formal expression of interest from Bank E would be forthcoming at some point in the future would not be in the best interests of Medford and its stockholders in view of the other indications of interest under consideration as well as the risk that a delay could result in Citizens withdrawing its proposal. Representatives from CIBC then presented and discussed with the Medford board a financial analysis of the various proposals, including a review of the financial condition of each of the banking institutions, their ability to execute the transaction as proposed and the potential benefits and risks of each proposal to Medford and its stockholders. There was also a discussion of the different tax implications of receiving cash or stock as consideration for shares of Medford stock. Following these discussions of the various proposals, the Medford board authorized senior management to proceed with negotiations with Citizens if none of the other institutions indicated to CIBC a willingness to increase their proposed price. In addition, the board also authorized Mr. Meehan to discuss the conflict of interest issue with Citizens and, if appropriate, to resolve the conflict of interest by engaging a new outside legal counsel to Medford.

    On June 6, 2002, CIBC contacted the three other financial institutions that had made proposals and notified them that Medford had received a higher offer from one bidder and was going to commence negotiating a potential transaction with that bidder unless a higher offer was received from one of the other bidders. None of these institutions expressed a willingness to increase the price contained in their proposals. Accordingly, Medford entered into negotiations with Citizens concerning a definitive acquisition agreement. In addition, Medford and Citizens agreed that Goodwin Procter would be permitted to represent Citizens in the negotiations of the merger agreement, and Medford retained Choate, Hall & Stewart to represent it in the negotiations.

    On June 6, 2002, Medford and Citizens entered into a confidentiality agreement pursuant to which Citizens agreed to keep confidential any material non-public information it received from Medford. The closing price of Medford's common stock on the Nasdaq National Market on June 6, 2002 was $26.90 per share.

    On Friday, June 7, 2002, an article appeared in THE BOSTON GLOBE which suggested Medford was a possible acquisition target. Medford did not initiate or provide any comment in the article. On Monday, June 10, 2002, Medford issued a press release indicating that it was considering strategic alternatives, including a possible sale.

    From June 7, 2002 through June 12, 2002, Citizens conducted financial, business, regulatory and legal due diligence on Medford at the offices of Goodwin Procter, where representatives of Medford had delivered relevant due diligence documentation. Beginning on June 7, 2002, the management of Medford and Citizens and their respective financial and legal advisers participated in discussions on various issues relating to the proposed transaction.

    On June 7, 2002, Bank E's chief executive officer sent another letter to Mr. Meehan expressing its desire that it be permitted to compete fairly in any proposed sale process, but reiterating that it was currently constrained from participating in any sale process, and requesting that, as a result of Bank E's situation, Medford either delay the process or determine that now was not the time to sell the bank. Mr. Meehan wrote back to Bank E's chief executive officer indicating that he would bring Bank E's letter to the attention of Medford's board of directors.

    On June 8, 2002, Citizens' legal counsel, Goodwin Procter LLP, circulated to Medford, Choate, Hall & Stewart and CIBC an initial draft of the merger agreement. From June 8, 2002 through June 13, 2002, the parties and their legal and financial advisors negotiated the terms of the merger agreement.

    On June 10, 2002, Medford's board of directors met to discuss the status of Medford's ongoing exploration of strategic options, including the status of negotiations with Citizens and the receipt of the June 7, 2002 letter from Bank E, a copy of which was distributed to each of the board members at the meeting. Representatives from senior management, Choate, Hall & Stewart and CIBC participated in the meeting. The letter from Bank E was discussed in detail, including the fact that this latest letter did not contain an offer but instead had reiterated that Bank E was currently unable to submit a bid for Medford. The board also discussed the potential impact on the Citizens' offer of any material delay in the negotiation process to accommodate Bank E's unique situation.
Mr. Meehan then updated the board on the ongoing discussions with Citizens regarding its proposal. Representatives from Choate, Hall & Stewart then reviewed with Medford's board of directors its fiduciary duties under applicable law. This discussion was followed by a review of the draft merger agreement and the stockholder voting agreement which Citizens was requiring be entered into by each member of Medford's board of directors and some of its officers, with particular emphasis on and discussion of the significant unresolved issues and the material terms that had been resolved. At the conclusion of the meeting, the board of directors agreed to meet again at 8:00 am, June 12, 2002, at which time the board would be apprised of the progress, if any, made in resolving the various open issues with Citizens, and any other developments affecting its analysis of Medford's strategic options.

    On June 12, 2002, Medford's board of directors met to discuss the ongoing negotiations with Citizens and any other developments relating to Medford's strategic options. Present at the meeting were representatives of senior management, Choate, Hall & Stewart and CIBC. Mr. Meehan advised the board of directors that the board would not be asked to take any action on the proposed Citizens transaction, but rather the meeting was intended to provide the board with additional information and the opportunity for further discussion and analysis. A representative of CIBC then discussed with the board of directors a series of telephone calls he received from June 10, 2002 through June 11, 2002 from various representatives of Banks A, D and E inquiring as to the status of Medford's negotiations. He noted that during those calls, he was advised by each of the representatives that their previous positions with respect to a possible business combination with Medford had not changed. The representative of CIBC also advised the board that a representative of Bank E had confirmed again that Bank E was not in a position to make an offer. In addition, the representative of Bank E indicated to CIBC a price range that Bank E might be able to offer for Medford were it in a position to make an offer. CIBC noted that Bank E's range was below the price that Citizens was proposing. Choate, Hall & Stewart again reviewed with the board its fiduciary duties in the circumstances. Copies of the latest draft of the merger agreement and the stockholder voting agreement were then distributed to each member of the board of directors. A representative of Choate, Hall & Stewart proceeded to go through the drafts section by section, explaining each section, pausing to identify those areas where there were substantive disagreements with Citizens, and responding to questions from the board. Particular attention was paid to the nonsolicitation, fiduciary duty and related termination provisions of the merger agreement, as well as the restrictive covenants to which Medford would be subject during the period between the signing of the merger agreement and the completion of the merger. Counsel noted that issues remained with respect to these provisions and other sections in the merger agreement, and that further negotiations would be taking place to determine if agreement could be reached on the open points. The board also engaged in a discussion of various factors that it believed might favor approval of the Citizens proposal as well as factors that might cause the board to view the proposal negatively. At the conclusion of this discussion, Medford's board of directors agreed to adjourn the meeting until 7:00 am, June 13, 2002, so that the board would have the opportunity to reflect further on the discussion and could hear a further report from Medford's senior management, Choate, Hall & Stewart and CIBC regarding the negotiations with Citizens and be updated on any further developments.

    On June 13, 2002, the board of directors of Medford met at 7:00 am to continue the June 12 meeting. At this meeting, a representative of Choate, Hall & Stewart reviewed the open issues that had

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existed with Citizens at the time of the prior day's meeting and described the outcome of the negotiations with Citizens and its counsel on each of those points. In particular, legal counsel explained the outcome of negotiations regarding the nonsolicitation, fiduciary duty and the termination provisions of the merger agreement, and discussed the potential ramifications of those provisions. Counsel reported that there had been extensive negotiations on these provisions. CIBC provided the Medford board with a financial analysis of the proposed merger consisting of a valuation analysis based on a number of methodologies, including comparative pricing multiples, discounted dividend analyses, comparable transaction analyses, premiums paid analyses and certain pro forma analyses. In addition, CIBC advised the board orally as to, and delivered its written opinion which confirmed the fairness, from a financial point of view, of the $35.00 per share cash consideration to Medford's stockholders. Following this presentation, Medford's board of directors considered the terms of the merger agreement, the potential advantages and risks associated with the merger, the analysis and opinion of CIBC and the other indications of interest expressed by Banks A-E. Following discussion, Medford's board of directors determined that the merger was advisable, in the best interests of Medford's stockholders and on terms that are fair to the stockholders of Medford. Accordingly, the entire Medford board, other than one board member who was unable to attend the meeting, approved the merger agreement and resolved to recommend that the stockholders vote their shares in favor of approving the merger agreement and the merger, and authorized management to enter into the merger agreement. The Medford board member who was unable to attend the meeting subsequently indicated his approval of the merger agreement and the merger. Later that morning, Citizens and Medford executed the definitive merger agreement and issued a joint press release publicly announcing the transaction.

REASONS FOR THE ACQUISITION; RECOMMENDATION OF THE BOARD OF DIRECTORS

    In reaching its determination to approve the merger agreement and the merger, the board of directors of Medford consulted with members of its senior management team and advisors. The following discussion of the factors considered by the Medford board of directors in making its decision is not intended to be exhaustive but includes all material factors considered by the board.

    The Medford board of directors considered the following factors as supporting approval of the merger with Citizens:

    - the process followed by Medford and its financial advisor in connection with the sale, including performing a market check of other likely bidders and issuing a press release indicating that Medford was reviewing strategic alternatives, including a possible sale, helped to ensure that an offer more favorable than Citizens' was not available;

    - the board's monitoring of the process and consultation with its financial advisor throughout the process;

    - the fact that the consideration offered by Citizens was significantly higher than any other bids received by Medford;

    - the fact that the consideration offered by Citizens reflects a significant premium for Medford's common stock over the values at which it has previously traded;

    - the amount of the consideration offered by Citizens in relation to the book value and earnings per share of Medford's common stock;

    - the fact that the merger consideration in the Citizens transaction is all cash and will not be subject to risk resulting from fluctuations in the prices of either Medford's or Citizen's common stock;

    - a comparison of the Citizens offer with the financial terms of other recent bank acquisitions in the regional and national banking markets;

    - the analysis prepared for the board by CIBC regarding the fairness of the merger consideration in the Citizens transaction from a financial point of view and the fairness opinion delivered by CIBC to the board;

    - the ability of Citizens to provide comprehensive financial services to the local communities served by Medford;

    - the fact that the terms and conditions of the merger agreement, including those relating to fiduciary duties and termination, were determined through lengthy negotiations with Citizens;

    - the likelihood of Citizens obtaining the regulatory approvals that would be required in order to complete the merger within a reasonable period of time;

    - Citizen's financial resources and track record in completing acquisitions with a number of other banks in Massachusetts and elsewhere in the region;

    - the risk of prolonging the bidding and negotiation process, and the attendant disruption that such activity could have on Medford's business and its relations with its customers and employees;

    - the current and prospective economic, regulatory and competitive climate facing independent community banking organizations; and

    - the risk that not proceeding with a transaction would cause the market price of Medford's common stock to decline materially.

    The Medford board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

    - the fact that Medford has pursued a successful strategic plan based on remaining an independent community bank;

    - the fact that payment of the merger consideration in cash, as opposed to stock, will result in a fully-taxable transaction to the stockholders;

    - the fact some of the terms and conditions requested by Medford in the merger agreement were not agreed to by Citizens;

    - the fact that Citizens required Medford to agree to take the proposed merger to Medford's stockholders for a vote, even in circumstances where the board of directors believes there is a subsequent, more favorable offer from a third party; and

    - the fact that conflicts of interest could be perceived to exist as a result of the compensation to be received by senior officers and directors.

    In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, the Medford board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of Medford's board may have given different weight to different factors.

    RECOMMENDATION OF THE MEDFORD BOARD OF DIRECTORS. Based on a consideration of the factors described above, the board of directors of Medford determined that the transaction was fair, advisable and in the best interests of Medford's stockholders and approved the merger agreement and the transactions contemplated by the merger agreement. The board of directors of Medford recommends a vote "FOR" approval of the merger agreement and the transactions contemplated by the merger agreement.

OPINION OF MEDFORD'S FINANCIAL ADVISOR

    Medford and CIBC entered into a letter agreement dated as of March 9, 1994, and amended on March 3, 1998, providing for CIBC to perform various financial advisory and other services for Medford from time to time. CIBC is an internationally recognized investment banking firm and was selected by Medford based on CIBC's qualifications, experience, expertise and reputation and because of its familiarity with, and prior work for, Medford. As part of its investment banking business, CIBC is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate purposes.

    In connection with CIBC's engagement, Medford requested CIBC to evaluate the fairness, from a financial point of view, to Medford's stockholders of the consideration to be received in the merger. At a meeting of Medford's board of directors on June 13, 2002, CIBC rendered its written opinion to the board that, as of that date and based upon and subject to the matters described in the opinion, the consideration of $35.00 per share to be paid in the merger was fair to the holders of shares of Medford common stock from a financial point of view.

    The full text of CIBC's opinion is attached as APPENDIX B to this document and is incorporated into this document by reference. The description of the opinion set forth in this document is qualified in its entirety by reference to APPENDIX B. Medford stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by CIBC in connection with its opinion.

    CIBC's opinion is addressed to Medford's board of directors and relates only to the fairness, from a financial point of view, of the consideration to be received by the Medford stockholders in the merger. CIBC's opinion does not constitute a recommendation to any Medford stockholder as to how that stockholder should vote at the special meeting with respect to the merger or any other matter related to the merger. CIBC did not determine or recommend the amount or type of consideration to be paid in connection with the merger. The amount and type of consideration was determined through negotiations between Medford and Citizens, and the decision of Medford to enter into the merger agreement was solely that of Medford's board. CIBC's opinion and financial analyses were only one of the factors considered by Medford's board in its evaluation of the merger agreement with Citizens and should not be viewed as determinative of the view of Medford's board or its management with respect to the merger agreement and the transactions contemplated by the merger agreement.

    In arriving at its fairness opinion CIBC:

    - reviewed the merger agreement;

    - reviewed the bank merger agreement and the stockholder voting agreement which were attached as exhibits to the merger agreement;

    - reviewed Medford's audited consolidated financial statements for the three years ended December 31, 2001;

    - reviewed Medford's unaudited consolidated financial statements for the three months ended March 31, 2002;

    - reviewed financial projections of Medford prepared by Medford's management;

    - reviewed the historical market prices and trading volume for Medford common stock;

    - held discussions with senior management of Medford with respect to the business and prospects for future growth of Medford;

    - reviewed certain publicly available financial data for certain companies CIBC deemed comparable to Medford;

    - performed discounted dividends analyses of Medford using assumptions of future performance provided to CIBC by the management of Medford;

    - reviewed certain publicly available financial information for transactions that CIBC deemed comparable to the merger;

    - reviewed public information concerning Medford; and

    - performed such other financial studies, analyses and investigations, and considered such other financial, economic and market criteria as CIBC deemed appropriate.

    In rendering the fairness opinion CIBC relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to CIBC by Medford and its employees, representatives and affiliates. With respect to forecasts of future financial condition and operating results of Medford provided to CIBC, CIBC was advised and assumed, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best currently available information, estimates and judgment of Medford's management. CIBC has neither made nor obtained any independent evaluations or appraisals of the assets or the liabilities of Medford or affiliated entities. CIBC is not an expert in the evaluation of allowances for loan losses or liabilities (contingent or otherwise) and CIBC has neither made any independent evaluation of the adequacy of the allowance for loan losses of Medford nor reviewed any individual loan credit files and expresses no opinion with respect to such matters. CIBC has not been asked to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Medford or the effect of any other transaction in which Medford might engage. CIBC's opinion is necessarily based on the information available to CIBC and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by CIBC on the date of its opinion. It should be understood that, although subsequent developments may affect its opinion, CIBC does not have any obligation to update, revise or reaffirm the opinion.

    In connection with rendering its opinion, CIBC performed a variety of financial analyses including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by CIBC in this regard, although it describes all material analyses performed by CIBC. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, CIBC believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, or focusing on information presented in tabular form without considering all analyses and factors or the narrative description of the analyses, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying CIBC's opinion.

    In performing its analyses, CIBC made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Medford. The analyses performed by CIBC are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of CIBC's analysis of the fairness from a financial point of view of the consideration to be received by the stockholders of Medford.

    With respect to the comparison of selected companies analysis and the analysis of selected merger transactions summarized below, no company or transaction utilized as a comparison is identical to Medford or the proposed merger with Citizens. Accordingly, an analysis of comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values of the companies concerned. The analyses do not purport to be appraisals or to reflect the process at which Medford might actually be sold or the prices at which its stock may trade at the present time or at any time in the future. In addition, as described above, CIBC's opinion is just one of many factors taken into consideration by the Medford board.

    The following is a summary of the material analyses presented by CIBC to the Medford board at its meeting on June 13, 2002 in connection with CIBC's opinion. We have presented some of these summaries in table form. In order to understand the analyses used by CIBC, you must read the tables together with the accompanying text. The tables alone do not constitute a complete summary of CIBC's financial analyses.

    OVERVIEW. CIBC noted that the consideration to be paid in the merger of $35.00 per share of Medford common stock represented a transaction multiple of
2.45 times Medford's book value and 2.48 times its tangible book value at March 31, 2002, and 19.34 times Medford's last twelve months earnings per share. The $35.00 per share merger consideration also represented a 30% premium to the closing price of Medford common stock on June 6, 2002 (the last full trading day prior to news reports that Medford was a possible acquisition target) and a 34% premium to the average closing price of the Medford common stock for the five consecutive trading days ending June 6, 2002.

    COMPARABLE COMPANIES ANALYSIS. CIBC analyzed selected operating and stock market data for a group of peer companies that CIBC deemed to be relevant for this purpose. The peer group consisted of the following 19 publicly traded savings banks located in the Northeast:

Abington Bancorp, Inc.                         GA Financial, Inc.
Berkshire Hills Bancorp, Inc.                  MASSBANK Corp.
BostonFed Bancorp, Inc.                        Northeast Pennsylvania Financial Corp.
Commonwealth Bancorp, Inc.                     OceanFirst Financial Corp.
ESB Financial Corporation                      Parkvale Financial Corporation
First Bell Bancorp, Inc.                       PennFed Financial Services, Inc.
First Essex Bancorp, Inc.                      Port Financial Corp.
First Sentinel Bancorp, Inc.                   Progress Financial Corporation
Flushing Financial Corporation                 Troy Financial Corporation
FMS Financial Corporation

    For each of these companies in the peer group CIBC calculated the multiple of market price (based on the closing price on June 11, 2002) to book value, tangible book value, latest twelve months (LTM) earnings, estimated 2002 earnings and estimated 2003 earnings. Estimated earnings for peer group companies were based on consensus earnings per share estimates published by I/B/E/S as of June 11, 2002.

    The results of this analysis for the peer group are summarized in the following table:

                          MULTIPLE OF PER SHARE PRICE

                                                          LOW       MEDIAN      HIGH
                                                        --------   --------   --------
Book Value............................................    1.05x      1.55x      2.16x
Tangible Book Value...................................    1.05       1.71       2.35
LTM Earnings..........................................   11.01      15.01      21.75
2002 Est. Earnings....................................    8.98      14.29      18.94
2003 Est. Earnings....................................    8.76      13.04      16.87

    CIBC then applied the range of median multiples derived from the peer group analysis to corresponding data for Medford and derived an imputed valuation range for Medford common stock of $22.23 to $28.86 per share.

    PRECEDENT TRANSACTION ANALYSIS. CIBC compared the financial terms of the merger to the financial terms, to the extent publicly available, of acquisitions of other comparable companies during recent time periods. These companies were divided into two categories for purposes of the analysis: (1) eight savings banks in the New England region with assets of greater than $200 million which were acquired in non-merger of equals transactions announced from January 1, 2000 to June 10, 2002; and (2) fifteen savings banks nationwide with assets between $500 million to $2 billion which were acquired in non-merger of equals transactions announced from January 1, 2001 to June 10, 2002.

    The following New England transactions were reviewed by CIBC in this analysis:

                  ACQUIROR                                        TARGET
                  --------                                        ------
Banknorth Group, Inc.                          Ipswich Bancshares, Inc.
FIRSTFED AMERICA BANCORP, INC.                 People's Bancshares, Inc.
American Financial Holdings, Inc.              American Bank of Connecticut
Banknorth Group, Inc.                          Andover Bancorp, Inc.
Banknorth Group, Inc.                          MetroWest Bank
Norway Bancorp, MHC                            First Coastal Corporation
Connecticut Bancshares, Inc.                   First Federal Savings & Loan of East Hartford
Seacoast Financial Services Corporation        Home Port Bancorp, Inc.

    The following nationwide transactions were reviewed by CIBC:

                  ACQUIROR                                        TARGET
                  --------                                        ------
BB&T Corporation                               Regional Financial Corporation
Royal Bank of Canada                           Eagle Bancshares, Inc.
R & G Financial Corporation                    Crown Group, Inc.
National Bank of Greece, SA                    Yonkers Financial Corporation
FIRSTFED AMERICA BANCORP, INC.                 People's Bancshares, Inc.
BankAtlantic Bancorp, Inc.                     Community Savings Bankshares, Inc.
Hudson River Bancorp, Inc.                     Ambanc Holding Co., Inc.
American Financial Holdings, Inc.              American Bank of Connecticut
National Commerce Financial Corp.              SouthBanc Shares, Inc.
Anchor BanCorp Wisconsin Inc.                  Ledger Capital Corp.
Banknorth Group, Inc.                          Andover Bancorp, Inc.
Banknorth Group, Inc.                          MetroWest Bank
SouthTrust Corporation                         CENIT Bancorp, Inc.
Connecticut Bancshares, Inc.                   First Federal Savings & Loan of
                                               East Hartford
Charter One Financial, Inc.                    Alliance Bancorp

    CIBC considered these transactions to be reasonably similar to the merger, but none of these transactions is identical to the merger. For the transactions selected by CIBC, the comparable data used were as of the announcement date of those transactions.

    For each of the transactions, CIBC calculated, among other things, the multiples of the transaction value to book value, tangible book value, and last twelve months net income. CIBC also calculated the core deposit premium (defined as the transaction value minus tangible book value divided by core deposits, excluding certificates of deposit with balances equal to or greater than $100,000). CIBC then compared these multiples to comparable data for Medford as shown in the following tables:

                                                        NEW ENGLAND SAVINGS               NATIONWIDE SAVINGS
                                                         BANK ACQUISITIONS                BANK ACQUISITIONS
                                                     GREATER THAN $200 MILLION        $500 MILLION-$2.0 BILLION
                                                             IN ASSETS                        IN ASSETS
                                                   ------------------------------   ------------------------------
                                                     LOW       MEDIAN      HIGH       LOW       MEDIAN      HIGH
                                                   --------   --------   --------   --------   --------   --------
Price to Book....................................    1.37x      2.08x      2.63x      1.16x      1.52x      2.68x
Price to Tangible Book...........................    1.37       2.22       2.63       1.16       1.52       2.72
Price to LTM Earnings............................   12.02      14.25      22.58      12.02      15.65      28.36
Core Deposit Premium.............................    6.27%     12.16%     22.69%      4.64%     10.08%     24.02%

    CIBC then applied the ranges of median multiples derived from these analyses to comparable data for Medford and derived the following imputed valuation ranges for Medford's common stock: $25.79 to $31.35 based on the New England transactions and $21.46 to $28.32 based on the nationwide transactions.

    PREMIUMS PAID ANALYSIS: CIBC performed a premiums paid analysis to estimate a range of values based on the premium of the acquisition prices paid in the New England and nationwide transactions described above compared to the average trading prices of the target companies' stock 1 trading day, 5 trading days and 10 trading days prior to the transaction date announcement. The 1 trading day, 5 trading days and 10 trading days premiums are shown in the table below:

                                                        NEW ENGLAND SAVINGS               NATIONWIDE SAVINGS
                                                         BANK ACQUISITIONS                BANK ACQUISITIONS
                                                     GREATER THAN $200 MILLION        $500 MILLION-$2.0 BILLION
                                                             IN ASSETS                        IN ASSETS
                                                   ------------------------------   ------------------------------
                                                     LOW       MEDIAN      HIGH       LOW       MEDIAN      HIGH
                                                   --------   --------   --------   --------   --------   --------
1 Day Market Premium.............................    8.30%     36.01%     86.66%     -2.27%     23.95%     65.15%
5 Day Market Premium.............................    8.30      43.77      82.60       5.39      31.81      72.14
10 Day Market Premium............................   10.29      50.89      86.66       8.41      31.14      64.03

    CIBC then applied the ranges of median multiples derived from these analyses to the five day average price for Medford up to and including June 6, 2002 (the last full trading day prior to news reports that Medford was a possible acquisition target), which was $26.28 per share, and derived the following imputed valuation ranges for Medford's common stock: $35.74 to $39.65 based on the New England transactions and $32.57 to $34.64 based on the nationwide transactions. CIBC noted, however, that premiums paid analyses may be significantly impacted by the liquidity of the stock to which the multiples are applied and are not adjusted for any takeover speculation that may be already reflected in that stock price and must be viewed subject to those limitations.

    DISCOUNTED DIVIDENDS ANALYSIS: CIBC performed a discounted dividends analysis to estimate a range of present values per share of Medford common stock assuming Medford continued to operate as a stand-alone entity. This range was determined by adding (1) the present value, which is a representation of the current value of a sum that is to be received at a specified time in the future, of the estimated future dividends that Medford could generate through December 31, 2007, and (2) the present value of the terminal value, which is a representation of the ongoing value of an entity at a specified time in the future, of Medford common stock.

    In calculating a terminal value of Medford common stock, CIBC applied multiples of 13.0x, 14.0x and 15.0x to year 2007 forecasted earnings. These multiples were used to approximate current stock market trading multiples for Medford. The dividend stream and terminal value were then discounted back to June 11, 2002 using discount rates of 10.0%, 11.0% and 12.0%. CIBC viewed these rates as the appropriate range of discount rates for a company with Medford's risk characteristics.

    In performing this analysis, CIBC used Medford's internal earnings estimates for 2002 ($15.9 million) and 2003 ($16.5 million). For periods after 2003, earnings were assumed to increase at 4%, 6% and 8%. CIBC also assumed asset growth rates of 2.09% and 2.07% for 2002 and 2003 based on estimates provided by management and subsequent annual asset growth rates equal to the earnings growth rate and further assumed that earnings in excess of those necessary to maintain Medford's tangible common equity ratio at 7.63% (at March 31, 2002) could be paid out as dividends. Based on the above assumptions, CIBC derived various imputed valuation ranges for Medford's common stock ranging from $23.76 to $30.96 per share. The results of CIBC's analysis are set forth in the following table.

                    CASE                                  IMPUTED VALUATION RANGE
                    ----                                  -----------------------
           4.00% Estimated Growth                            $23.76 to $28.74
           6.00% Estimated Growth                            $24.52 to $29.82
           8.00% Estimated Growth                            $25.32 to $30.96

    OTHER MATTERS

    For services rendered to CIBC as its financial advisor, Medford has agreed to pay CIBC a transaction fee equal to 1.125% of the total merger consideration, or $3,167,152, of which $791,788 has been paid to date and the remaining $2,375,364 is payable one day prior to closing. Medford also agreed to reimburse CIBC for its reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify CIBC against certain liabilities, including liabilities under the federal securities laws.

BANK MERGER

    The merger agreement provides for the merger of Medford Savings Bank, a wholly owned subsidiary of Medford, into Citizens Bank of Massachusetts immediately following the completion of the merger. In connection with the bank merger, Medford will be liquidated.

ACQUISITION CONSIDERATION

    At the effective time of the merger, each share of Medford common stock issued and outstanding immediately prior to the effective time (other than shares held by Medford or Citizens and shares held by any dissenting stockholders) will be cancelled and converted automatically into the right to receive an amount equal to $35.00 in cash, without interest.

    After the completion of the merger, holders of certificates that prior to the merger represented issued and outstanding shares of Medford common stock will have no rights with respect to those shares except for the right to surrender the certificates for the merger consideration or, in the case of those stockholders who have delivered a written demand for appraisal of their shares and otherwise complied with the applicable provisions of sections 85 through 98, inclusive, of Chapter 156B of the General Laws of Massachusetts, the text of which is attached to this proxy statement as APPENDIX C, except for the rights provided under these laws. After the completion of the merger, holders of shares of Medford common stock will have no continuing equity interest in Medford or Citizens and, therefore, will not share in future earnings, dividends or growth of Medford or Citizens.

TREATMENT OF STOCK OPTIONS

    At the effective time of the merger, each outstanding and unexercised option issued under a Medford stock option plan shall become fully vested and exercisable, and any unexercised option will terminate and each holder will be entitled to receive in consideration for the cancellation of his or her option a cash payment at the closing in an amount equal to the difference between $35 and the exercise price of the stock option, multiplied by the number of options held, less any required tax withholdings. These cash payments are expected to amount
to approximately $      million in the aggregate. See "--Interests of Certain
Persons in the Transaction--STOCK OPTIONS."

FINANCING THE TRANSACTION

    Based on the fully diluted number of shares of Medford outstanding, the aggregate amount of consideration to be paid to Medford's stockholders will be
approximately $      million. Citizens has represented and warranted in the
merger agreement that it will have the funds necessary to pay the merger consideration to the stockholders of Medford following completion of the merger.

NO SOLICITATION

    The merger agreement provides that Medford and its subsidiaries shall not directly or indirectly solicit, initiate, knowingly encourage or take any action to facilitate any inquiries or the making of any offer or proposal regarding an acquisition transaction. The term "acquisition transaction" is generally defined in the merger agreement as any of the following:

    - any offer or proposal for, or indication of interest in, a merger, tender offer, recapitalization, consolidation or similar transaction involving Medford or any of its subsidiaries;

    - any purchase, lease or acquisition or assumption of all or a substantial portion of the assets or deposits of Medford or any of its subsidiaries;

    - a purchase or acquisition of 10% or more of the outstanding stock of Medford or any of its subsidiaries; or

    - any substantially similar transaction.

    The merger agreement also provides that Medford and its subsidiaries shall not provide nonpublic information to any person in furtherance of an acquisition transaction, participate in any discussions or negotiations with any person concerning an acquisition transaction, or enter into any definitive agreement or understanding for any acquisition transaction or requiring Medford to abandon, terminate or fail to complete the transactions contemplated by the merger agreement.

    The merger agreement does allow Medford to furnish information to, and negotiate and engage in discussions with, any person that delivers an unsolicited, bona fide written proposal for an acquisition transaction if:

    - the board of directors of Medford determines in good faith (1) after consultation with its outside legal counsel, that failing to take such action would be inconsistent with its fiduciary duties under applicable laws and (2) after taking into account the advice of its financial advisor and all of the terms and conditions of the proposed acquisition transaction, that the proposal is or would be reasonably likely to result in a proposal that is in the aggregate more favorable and provides greater value to all of Medford's stockholders than the merger agreement and the merger with Citizens taken as a whole (a "superior proposal"); and

    - prior to furnishing any information to that person, Medford has entered into a confidentiality agreement with that person that is no less restrictive, in any material respect, than the confidentiality agreement between Citizens and Medford, and Medford enforces and does not waive any of the provisions of the confidentiality agreement with that person.

    The merger agreement also allows Medford to take and disclose to its stockholders any position contemplated by the federal securities laws so long as Medford has complied with the requirements described above.

    Medford is required to notify Citizens if Medford receives any inquiries, proposals or offers or requests for discussions or negotiations relating to an acquisition transaction.

RECOMMENDATION OF MEDFORD BOARD OF DIRECTORS

    The merger agreement requires the Medford board of directors to recommend and to continue to recommend the approval of the merger agreement by the Medford stockholders. The Medford board of directors is permitted to withdraw, modify or change in a manner adverse to Citizens its recommendation to the Medford stockholders with respect to the merger agreement and the merger only if:

    - after consultation with its outside legal counsel, the board of directors determines that failing to take such action, in response to an unsolicited bona fide written superior proposal, would be inconsistent with its fiduciary duties under applicable law;

    - Medford has given Citizens five (5) business days' prior written notice of its intention to do so and Medford's board of directors has considered any changes to the merger agreement proposed by Citizens and has determined, after consultation with its outside legal counsel and after consultation with its financial advisor, that the unsolicited proposal remains a superior proposal; and

    - Medford has complied in all material respects with the requirements described under "--No Solicitation" above.

SURRENDER OF STOCK CERTIFICATES; PAYMENT FOR SHARES

    Prior to the completion of the merger, Citizens shall appoint an exchange agent for the benefit of the holders of shares of our common stock in connection with the merger. At or prior to the effective time of the merger, Citizens will deliver to the exchange agent an amount of cash equal to the aggregate merger consideration.

    No later than three (3) business days following the completion of the merger, the exchange agent will mail or make available to each holder of record of shares of our common stock a notice and letter of transmittal disclosing the effectiveness of the merger and the procedure for exchanging certificates representing shares of our common stock for the merger consideration. After the effective time, each holder of a certificate representing shares of issued and outstanding Medford common stock (except for shares held by Medford or Citizens or shares held by any dissenting stockholders) will, upon surrender to the exchange agent of a certificate for exchange together with a properly completed letter of transmittal, be entitled to receive $35.00 in cash, without interest, multiplied by the number of shares of Medford common stock represented by the certificate. No interest will be paid or accrued on the merger consideration upon the surrender of any certificate for the benefit of the holder of the certificate.

    Any portion of cash delivered to the exchange agent by Citizens that remains unclaimed by the former stockholders of Medford for six months after the effective time will be delivered to Citizens. Any stockholders of Medford who have not exchanged their certificates as of that date may look only to Citizens for payment of the merger consideration. However, neither Citizens nor any of the parties to the merger agreement shall be liable to any holder of shares of Medford common stock for any consideration paid to a public official in accordance with applicable abandoned property, escheat or similar laws.

CONDITIONS TO THE MERGER

    Completion of the merger is subject to the satisfaction of conditions set forth in the merger agreement, or the waiver of those conditions by the party entitled to do so, at or before the effective time of the merger. Each of the parties' obligation to complete the merger is subject to the following conditions:

    - The holders of not less than two-thirds of the outstanding Medford common stock shall have duly approved the merger agreement;

    - All regulatory approvals required to complete the transactions contemplated by the merger agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods shall have expired; and

    - Neither Citizens nor Medford shall be subject to any statute, rule, regulation, judgment, decree, injunction or other order which prohibits, materially restricts or makes illegal the completion of the transactions contemplated by the merger agreement.

    The obligation of Citizens to complete the merger is also conditioned upon each of the following:

    - The representations and warranties of Medford in the merger agreement that are qualified as to materiality shall be true and correct and any representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date of the merger agreement and as of the effective time of the merger, except as otherwise specifically contemplated by the merger agreement and except as to any representation or warranty which specifically relates to an earlier date (or if made as of a specified date, only as of that date);

    - Medford shall have performed in all material respects all obligations required to be performed by it at or prior to the completion of the merger;

    - Citizens shall have received a certificate from specified officers of Medford with respect to compliance with the foregoing conditions;

    - There shall have been no change in the business, assets, financial condition or results of operations of Medford or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a material adverse effect (as defined in the merger agreement) on Medford and its subsidiaries taken as a whole; and

    - The consent, approval or waiver of each person (other than required regulatory approvals) whose consent or approval shall be required in order to permit the lawful completion of the merger and the bank merger shall have been obtained, and none of these permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would materially impair the value of Medford or Medford Savings Bank to Citizens.

    The obligation of Medford to complete the merger is also conditioned upon each of the following:

    - The representations and warranties of Citizens contained in the merger agreement that are qualified as to materiality shall be true and correct and any representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger (or if made as of a specified date, only as of that date);

    - Citizens shall have performed in all material respects all obligations required to be performed by it at or prior to completion of the merger; and

    - Medford shall have received a certificate from specified officers of Citizens with respect to compliance with the foregoing conditions.

REPRESENTATIONS AND WARRANTIES OF MEDFORD AND CITIZENS

    Medford and Citizens each has made representations and warranties to the other with respect to:

    - corporate organization and existence;

    - authority and power to execute the merger agreement and the completion of the transactions contemplated by the merger agreement;

    - required consents and approvals;

    - the accuracy of its financial statements;

    - broker's fees;

    - pending legal proceedings; and

    - the truth and accuracy of information included in this proxy statement.

    Medford has also made additional representations and warranties to Citizens with respect to:

    - its stock capitalization;

    - the absence of certain changes and events;

    - its reports and filings with regulatory authorities;

    - agreements with regulatory authorities;

    - the absence of undisclosed liabilities;

    - its compliance with applicable laws;

    - the filing of tax returns and the payment of taxes;

    - labor matters;

    - employee-benefit plans and the administration of these plans;

    - material agreements;

    - title to properties;

    - its loan portfolio;

    - investment securities;

    - adequacy of insurance;

    - environmental matters;

    - derivative transactions;

    - the administration of fiduciary accounts;

    - the inapplicability of state anti-takeover laws and Medford's shareholders rights agreement to the merger; and

    - the truth and accuracy of the representations and warranties made in the merger agreement.

AMENDMENT TO MEDFORD SHAREHOLDERS RIGHTS AGREEMENT

    Medford's board of directors had previously adopted a shareholders rights agreement to enhance the board's ability to protect stockholder interests and to ensure that its stockholders receive fair treatment in the event of any coercive takeover attempt of Medford. Prior to entering into the merger agreement, Medford amended the terms of its shareholders rights agreement to provide that the execution, delivery and performance of the merger agreement and the stockholders voting agreements between Citizens and some of the directors and officers of Medford do not cause any rights under that agreement to be exercised, distributed or triggered.

CONDUCT PENDING THE MERGER

    The merger agreement contains covenants of Medford and Citizens pending the completion of the merger, including covenants regarding the conduct of Medford's business. These covenants are briefly described below.

    Medford has agreed that it will conduct its business in the ordinary course and use reasonable best efforts to preserve its business organization and advantageous business relationships and to retain the services of its officers and key employees. Medford has also agreed to refrain from taking any action that would materially adversely affect or materially delay its ability to obtain any regulatory approvals necessary to complete the merger or its performance of its covenants under the merger agreement.

    Medford has further agreed that, except as expressly contemplated or permitted by the merger agreement, it will not do any of the following without the prior written consent of Citizens:

    - incur any indebtedness for borrowed money or become responsible for the obligations of any other person, other than in the ordinary course of business;

    - adjust, acquire or issue any shares of capital stock or any securities or rights to acquire shares of capital stock, except for the issuance of up to a maximum of 390,000 shares of Medford common stock issued pursuant to stock options outstanding as of the date of the merger agreement or except pursuant to Medford's shareholders rights agreement;

    - declare or pay any dividend or distribution on any shares of Medford common stock, other than (1) a cash dividend not in excess of $0.15 per share to be paid on July 15, 2002, (2) if the merger has not occurred by October 31, 2002, one or more dividends in an amount equal to $0.15 per share for each full calendar quarter that occurs after June 30, 2002 and prior to the merger, and (3) dividends paid by wholly owned subsidiaries to Medford;

    - transfer or encumber any of its assets, or release or assign any indebtedness or any claims, except in the ordinary course of business or pursuant to agreements in force at the date of the merger agreement;

    - make any material investment except in the ordinary course of business (but not in excess of $1.0 million);

    - enter into, change or renew any material contract, except in the ordinary course of business,

    - adopt, change or renew any agreement, arrangement or plan in respect of one or more of its or any of its subsidiaries' current or former directors, officers or employees, or increase the compensation or fringe benefits of any of its or any of its subsidiaries' employees, other than in the ordinary course of business, and except that Medford may pay bonuses to employees in the manner described in the section "--Interests of Certain Persons in the Acquisition";

    - settle any claim, action or proceeding, except in the ordinary course of business;

    - amend its Articles of Organization, its By-Laws or, prior to or on the record date for the special meeting, the Medford shareholders rights agreement;

    - materially change its investment securities portfolio, or the manner in which the portfolio is classified or reported, other than after prior consultation with Citizens or in the ordinary course of business;

    - enter into any new line of business or file any application to relocate or terminate the operations of any banking office or, other than after prior consultation with Citizens, materially expand the business currently conducted by Medford and its subsidiaries;

    - acquire all or any portion of the assets or business of any other entity other than real estate owned;

    - incur any capital expenditures other than capital expenditures in the ordinary course of business in amounts not exceeding $50,000 individually or $250,000 in the aggregate;

    - take any action relating to its accounting principles or methods, other than as may be required by law or generally accepted accounting principles, or make any tax election or settle or compromise any tax liability;

    - make any new or additional equity investment in real estate, other than in connection with foreclosures, settlements or debt restructurings in the ordinary course of business;

    - change in any material respect its loan policies, except as required by regulatory authorities;

    - enter into, change or renew (1) any lease for office space, operations space or branch space; or (2) any lease or commitment involving an aggregate payment by or to Medford or any of its subsidiaries of more than $200,000 or having a term of one year or more from the date of execution;

    - commit any act or omission which constitutes a material breach or default under any agreement with any regulatory authority or under any material contract or license;

    - engage in any activity that would result in the disqualification of Medford Securities Corporation, an indirect wholly owned subsidiary of Medford, as a security corporation under Massachusetts law;

    - take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the merger agreement becoming untrue in any material respect or in any of the conditions set forth in the merger agreement not being satisfied or in a violation of any provision of the merger agreement, except as may be required by applicable law; and

    - enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

    Citizens has agreed that prior to the effective time of the merger it will not, and will cause each of its subsidiaries not to, do any of the following without the prior written consent of Medford, except as expressly contemplated or permitted by the merger agreement:

    - take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the merger agreement becoming untrue in any material respect or in any of the conditions of the merger agreement not being satisfied or in any violation of any of the provisions of the merger agreement;

    - take any action that is intended or may reasonably be expected to materially adversely affect or materially delay its ability to obtain any necessary approvals of any governmental authority required for the transactions contemplated by the merger agreement or to perform its covenants and agreements under the merger agreement; and

    - enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

    The merger agreement also contains covenants relating to:

    - the preparation and distribution of this proxy statement and all requisite regulatory filings;

    - the delivery to Citizens of financial statements and reports filed by Medford with regulatory authorities;

    - Citizens' access to information concerning Medford and the confidentiality of the information;

    - the consultation of the parties regarding Citizens' alignment of Citizens Bank of Massachusetts' and Medford Savings Bank's branch networks following the effective time;

    - Medford's management of assets and liabilities in accordance with its existing asset and liability management policy;

    - the consultation of the parties regarding Citizens' products and services not currently offered by Medford or its subsidiaries which Citizens would expect to make available to customers after the merger;

    - the creation of a transition committee consisting of representatives of Citizens and Medford to discuss the general status of the ongoing operations of Medford and matters relating to the conduct of its business after the merger;

    - the creation of a deposit incentive plan for Medford's management and branch staff to incentivize them, at Citizens' expense, to increase deposits held by Medford Savings Bank;

    - the preparation for the possible sale after the merger of a portion of Medford's single family residential mortgage loans and mortgage loans servicing rights;

    - the creation prior to the merger of a charitable foundation with initial assets of $2 million;

    - the preparation for the conversion after the merger of Medford's data processing and informational systems to those used by Citizens and its subsidiaries;

    - the consultation of the parties regarding Medford Savings Bank's loan, litigation and real estate valuation practices and Citizens' plans with respect to these practices after the effective time;

    - the execution of a new 401(k) servicing agreement for Medford's 401(k) plan with Citizens' service provider; and

    - the creation of a retention program to be proposed by Citizens, after consultation with Medford, designed to retain key employees through the merger.

    With respect to the covenants described above in the last six bullet points (i.e. the preparation for the sale of mortgage loans and servicing rights, the charitable foundation, the systems conversion, the valuation practices, the 401(k) servicing agreement and the retention program), if the merger agreement is terminated, Citizens has agreed to reimburse Medford for any expenses incurred by Medford for actions taken at Citizens' request pursuant to these covenants. Medford has agreed, however, that it will not be entitled to reimbursement for these expenses (other than expenses relating to the preparation for the sale of the mortgage loans and servicing rights) if Citizens terminates the merger agreement because Medford's board of directors does not publicly recommend to its stockholders that the merger be approved, or later withdraws or modifies its recommendation in a manner materially adverse to Citizens.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT.

    At any time prior to the effective time of the merger (and whether before or after approval of the merger by Medford's stockholders), Citizens and Medford may, to the extent permitted by law:

    - extend the time for performance of any of the obligations of the other party under the merger agreement;

    - waive compliance with any agreements or conditions contained in the merger agreement; or

    - amend any provision of the merger agreement.

However, after the approval of the merger by the stockholders of Medford, Citizens and Medford may not, without further approval of the stockholders of Medford, extend, waive or amend any provision of the merger agreement which would have the effect of reducing the amount or changing the form of the consideration to be delivered to the holders of Medford common stock under the merger agreement.

EXPENSES

    The merger agreement provides that, as a general matter, each party shall bear its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement. As of the date of this proxy statement, Medford estimates that it has incurred legal, accounting
and financial advisor fees of at least $      that would remain an obligation of
Medford if the merger is not completed.

    In some circumstances, however, Medford may be required to pay a termination fee to Citizens, or Citizens or Medford may be required to reimburse the other for certain costs and expenses relating to the merger agreement. See "Termination Fee" and "Conduct Pending the Merger."

TERMINATION OF MERGER AGREEMENT

    The merger agreement may be terminated before completion of the merger (even if stockholders of Medford have already voted to approve it):

    - by written agreement of Citizens and Medford, if a majority of the members of the entire board of directors of each has approved the termination;

    - by Citizens or Medford, if any governmental entity whose approval is necessary to complete the transactions contemplated by the merger agreement makes a final decision not to approve the transactions, or any governmental authority issues a final order prohibiting the transactions;

    - by Citizens or Medford, if the merger is not completed by March 31, 2003, unless the failure to complete the merger is due to the failure by the party seeking the termination to perform its obligations under the merger agreement;

    - by Citizens or Medford, if the other materially breaches any of its representations, warranties, covenants or agreements under the merger agreement and the breach has not been cured within 30 days of notice of the breach;

    - by Citizens or Medford, if the stockholders of Medford do not approve the merger agreement at the special meeting or any adjournment of that meeting; or

    - by Citizens, if the board of directors of Medford does not publicly recommend to its stockholders that the merger be approved, or later withdraws or modifies its recommendation in a manner materially adverse to Citizens.

TERMINATION FEE

    As a material inducement to Citizens to enter into the merger agreement, Medford agreed to pay Citizens a fee of $13,000,000 if:

    - Citizens terminates the merger agreement because the board of directors of Medford does not publicly recommend to its stockholders that they approve the merger, or later withdraws or modifies its recommendation in a manner materially adverse to Citizens;

    - Citizens or Medford terminates the merger agreement because the stockholders of Medford do not approve the merger agreement and the board of directors of Medford has not publicly recommended that the stockholders vote in favor of the approval of the merger agreement or has withdrawn, modified or amended its recommendation in a manner adverse to Citizens; or

    - Citizens or Medford terminates the merger agreement because the stockholders of Medford do not approve the merger agreement and both
      (1) within twelve (12) months of the termination, Medford enters into an agreement to engage in an acquisition transaction with a person other than Citizens or an affiliate of Citizens and (2) at the time of the termination or event giving rise to the termination, it shall have been publicly announced that any person (other than Citizens or an affiliate of Citizens) shall have made, or disclosed an intention to make, a bona fide offer to engage in an acquisition transaction, or filed an application (or given a notice), whether in draft or final form, under the Bank Holding Company Act of 1956 or the Change in Bank Control Act of 1978, for approval to engage in an acquisition transaction.

    If the merger agreement is terminated as a result of any willful breach by a party to the merger agreement, then the breaching party shall be liable to the other party for all out-of-pocket costs and expenses incurred by the other party in connection with the merger agreement. In addition, if the merger agreement is terminated, Medford may be entitled to the reimbursement of certain costs and expenses incurred under the merger agreement. See "Conduct Pending the Merger."

    If the merger agreement is terminated and none of the above described provisions apply, then each party is responsible for its own expenses. See "Expenses."

STOCKHOLDER VOTING AGREEMENTS

    In connection with the execution of the merger agreement, the following directors and executive officers of Medford entered into stockholder voting agreements with Citizens: Messrs. Brickley, Burke, Burke-Santoro, Crowley, Gaffey, Guthrie, Havern, Meehan, Sheehan and Wong. Under these agreements, these individuals agreed to vote all of their shares of Medford common stock in favor of the merger and against the approval of any other agreement providing for the acquisition of Medford or all or substantially all of its assets. These individuals also agreed not to transfer their shares of Medford common stock, except for transfers in limited circumstances. These agreements will remain in effect until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms. The total number of shares owned by these directors and executive officers as of the record date is
            , or       % of the outstanding shares. For additional information
regarding the number of shares of Medford common stock beneficially owned by Medford directors and executive officers, see "Ownership by Management and Other Stockholders" below.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

    Some of the members of Medford's management and board may be deemed to have interests in the merger that are in addition to their interests as stockholders of Medford generally. The board of directors was aware of these interests and considered them in approving the merger agreement and the transactions contemplated by the merger agreement.

    STOCK OPTIONS. At the effective time of the merger, each outstanding and unexercised option issued pursuant to a Medford stock option plan will become fully vested and exercisable, any unexercised option will be terminated and each holder will be entitled to receive in consideration for the cancellation of such option a cash payment at the closing in an amount equal to the difference between $35 and the exercise price of such stock option, multiplied by the number of options held, less any required tax withholdings. At the record date, the executive officers of Medford held options, including vested and unvested options, to purchase an aggregate of [240,708] shares of Medford common stock. The number of options held by each of the executive officers of Medford and the amount that each will receive in consideration for the cancellation of such options upon completion of the merger is set forth in the following table:

                                                           PAYMENT AT COMPLETION OF
                                              NUMBER OF     MERGER IN CANCELLATION
NAME                                           OPTIONS            OF OPTIONS
----                                          ----------   ------------------------
Arthur H. Meehan............................   [104,620]          $2,542,964
Phillip W. Wong.............................    [25,088]          $  520,802
George A. Bargamian.........................    [13,000]          $  225,070
Eric B. Loth................................    [71,500]          $1,733,473
William F. Rivers...........................    [13,500]          $  231,730
William Marshall............................    [13,000]          $  241,883

    SEVERANCE AND EMPLOYMENT AGREEMENTS. Under the merger agreement, Citizens has agreed to honor various employment and severance agreements which have been entered into by Medford and/or its subsidiaries and some of their executive officers, as follows:

    - ARTHUR H. MEEHAN ARRANGEMENTS. Medford and Medford Savings Bank had previously entered into an employment agreement with Arthur H. Meehan, chairman, chief executive officer and president of Medford and Medford Savings Bank, which provides that, in certain circumstances (including a transaction such as the Citizens merger), Mr. Meehan may terminate his employment and be entitled to the continuation of his salary ([$498,355] per year as of July 1, 2002) and of the benefits provided to him under his employment agreement through the scheduled termination date of his employment agreement.

      Medford and Medford Savings Bank had also previously entered into a special termination agreement with Mr. Meehan. This agreement provides that in the event (1) of a change of control (defined in a way which includes the transactions contemplated by the merger agreement) and
      (2) the termination of Mr. Meehan's employment within three years after a change of control by Medford or Medford Savings Bank without cause, or by Mr. Meehan because of (a) his demotion, (b) his loss of title, office or significant authority, (c) a reduction in his annual base salary, (d) the failure to pay him his current or deferred compensation within seven days of the relevant due date, (e) the failure to continue in effect any material compensation, incentive, bonus or benefit plan, unless an alternative equitable arrangement is agreed upon, (f) the failure to continue to provide him with certain benefits, or (g) the failure to obtain a satisfactory agreement from any successor to assume and agree to perform his special termination agreement, then Mr. Meehan would receive three times the "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended) applicable to him, less one dollar. To the extent that Mr. Meehan is entitled at any time to receive termination benefits under his special termination agreement and under his employment agreement, he may elect to receive the severance payment provided under his special termination agreement or to receive the termination benefits provided under his employment agreement, but may not elect to receive both.

      Under the merger agreement, Citizens has agreed that Mr. Meehan shall
      (1) be entitled to receive any health benefits provided to him under his employment agreement until the scheduled termination date of that agreement, and (2) receive the lump sum severance payment contemplated by his special termination agreement, which is $1,778,382, less the present value of any expected health benefits.

    - SPECIAL TERMINATION AGREEMENTS. Medford Savings Bank had also previously entered into special termination agreements with George Bargamian, Eric Loth, William Marshall, William Rivers and Phillip Wong, executive officers of Medford and/or Medford Savings Bank. Each agreement is substantially similar to Mr. Meehan's special termination agreement (see "--Arthur H. Meehan Arrangements" above), except that under these agreements Messrs. Bargamian, Loth, Rivers and Wong are entitled to receive two times the "base amount" applicable to such executive, and Mr. Marshall is entitled to receive one times the "base amount" applicable to him. Under the merger agreement, Citizens has agreed to pay these individuals the amounts contemplated by their special termination agreements, which are set forth in the following table:

NAME                                                            AMOUNT
----                                                          -----------
Phillip W. Wong.............................................  $335,885.92
George A. Bargamian.........................................  $280,494.91
Eric B. Loth................................................  $256,007.00
William F. Rivers...........................................  $259,239.32
William Marshall............................................  $115,150.09

      Messrs. Wong, Bargamian, Loth, Rivers and Marshall are also entitled to continued health, dental and life insurance coverage under Medford's severance pay plan.

    INDEMNIFICATION AND INSURANCE. The merger agreement provides that Citizens shall indemnify and hold harmless each present and former director, officer and employee of Medford or a Medford subsidiary determined as of the effective time of the merger against any costs or expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to or after the effective time of the merger, arising in whole or in part out of, or pertaining to (1) the fact that he or she was a director, officer, employee of Medford or any of its subsidiaries or (2) the merger agreement or any of the transactions contemplated thereby, to the fullest extent permitted by law.

    In addition, the merger agreement provides that Citizens shall maintain Medford's existing directors' and officers' liability insurance policy for acts or omissions occurring prior to the effective time of the merger by persons who are currently covered by such insurance policy for a period of six years following the effective time of the merger. Citizens may, however, substitute new policies in lieu of Medford's existing policies if the new policies provide substantially similar coverage.

    2002 BONUSES. Medford and Citizens have agreed in the merger agreement that Medford may pay bonuses to employees for the portion of the 2002 year through the effective time of the merger. The aggregate amount of these bonuses shall not exceed $350,000 multiplied by the number of days elapsed in the 2002 year through the effective time, divided by 365.

    RETENTION BONUS PROGRAM. The merger agreement provides that, in consultation with Medford, Citizens will develop a retention bonus program for employees of Medford which is intended to help retain key employees through the effective time. This program has not yet been developed. In the event that the merger is not completed, Citizens has agreed to reimburse Medford for the costs of any retention bonuses paid by Medford prior to the effective time of the merger pursuant to this program. Under some circumstances, however, Medford may not be entitled to this reimbursement. See "Conduct Pending the Merger"

    PROPOSED POST-MERGER ARRANGEMENTS WITH ARTHUR H. MEEHAN. In addition to the arrangements contemplated by the merger agreement, Citizens has indicated that it will appoint Mr. Meehan to the board of directors of Citizens Bank of Massachusetts and to the Asset Liability Management Committee of Citizens Financial Group following the merger. Citizens Financial Group has also offered to provide an office and administrative support to Mr. Meehan at its offices at 28 State Street, Boston, Massachusetts. It is also anticipated that Mr. Meehan will assist Citizens with community relations, transition services and certain charities. In return for these services and his services as a director and committee member, Citizens has indicated that it would pay Mr. Meehan fees in the amount of $100,000 per year.

    Other than as set forth above, no director or executive officer of Medford has any substantial interest, direct or indirect, in the proposed merger, except insofar as ownership of Medford's common stock might be deemed such an interest. See "Ownership by Management and Other Stockholders."

EMPLOYEE BENEFITS MATTERS

    The merger agreement contains agreements of the parties with respect to various employee matters, which are briefly described below.

    As soon as administratively practicable after the effective time of the merger, Citizens will provide the employees of Medford and its subsidiaries who remain employed after the merger with at least the types and levels of employee benefits maintain by Citizens for similarly situated employees.

    Citizens will cause its benefit plans:

    - not to treat any employee of Medford or its subsidiaries as a "new" employee for purposes of exclusions from any benefit plan for a pre-existing medical condition;

    - to provide full credit under such plans for any deductibles incurred by any employees during the portion of the calendar year prior to such participation; and

    - to treat service rendered to Medford or any of its subsidiaries as service rendered to Citizens for purposes of eligibility to participate, vesting and for other appropriate benefits including applicability of minimum waiting periods for participation, but not for benefit accrual (including minimum pension amount) attributable to any period before the merger.

    In addition, Citizens will honor in accordance with their terms all written employment, termination, severance, change in control and other compensation agreements disclosed to Citizens by Medford, and Citizens will not, and will not cause any of its subsidiaries to, challenge the validity of any obligation of any such agreement.

    Citizens will have no obligation to continue the employment of any employee of Medford or a Medford subsidiary and nothing contained in the merger agreement will be deemed to give any employee of Medford or any Medford subsidiary a right to continuing employment with Citizens after the effective time of the merger. An employee of Medford or a Medford subsidiary (other than an employee who is party to an employment agreement or a special termination agreement) who is involuntarily terminated within one year following the effective time of the merger will be entitled to receive severance payments in accordance with, and to the extent provided in, the Medford severance pay plan. Citizens will provide selected outplacement services consistent with past practice to all employees of Medford and its subsidiaries whose employment is terminated.

RIGHTS OF DISSENTING STOCKHOLDERS

    The following is a summary of the provisions of Sections 85 through 98, inclusive, of Chapter 156B of the General Laws of Massachusetts pertaining to appraisal rights. It is qualified in its entirety by the provisions of these laws which are contained in APPENDIX C to this proxy statement.

    A stockholder of a Massachusetts corporation may seek appraisal of the fair value of the stockholder's stock if:

    - the corporation submits to its stockholders for approval certain actions, including a merger with or into another entity;

    - the stockholder files with the corporation, before the vote by the stockholders on the proposed action, a written objection to the action, stating the stockholder's intent to demand the fair value of its shares if the action is approved and completed; and

    - the stockholder thereafter properly perfects its appraisal rights as summarized below.

    ANY STOCKHOLDER EXERCISING APPRAISAL RIGHTS WILL HAVE THE RIGHTS AND DUTIES AND BE REQUIRED TO FOLLOW THE PROCEDURES SET FORTH IN SECTIONS 85 THROUGH 98, INCLUSIVE, OF CHAPTER 156B OF THE GENERAL LAWS OF MASSACHUSETTS. STRICT ADHERENCE TO THE STATUTORY PROVISIONS IS REQUIRED TO EXERCISE STATUTORY APPRAISAL RIGHTS, AND, IF YOU DESIRE TO EXERCISE THESE RIGHTS, WE URGE YOU TO CAREFULLY REVIEW THE RELEVANT PORTIONS OF THESE LAWS, WHICH ARE REPRINTED IN THEIR ENTIRETY AS APPENDIX C.

    If you have a beneficial interest in shares of Medford common stock held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to follow the steps set forth in Sections 85 through 98, inclusive, of Chapter 156B of the General Laws of Massachusetts summarized below and in a timely manner to perfect your appraisal rights.

    PROCEDURE FOR PERFECTING APPRAISAL RIGHTS. If you object to the merger and desire to pursue appraisal rights, then:

    - You must file with Medford a separate written objection to the merger before the stockholders' vote on the approval of the merger, stating your intention to demand payment for your shares if the merger is approved and completed. The written objection and demand should be delivered to Medford Bancorp, Inc., 29 High Street, Medford, Massachusetts 02155, Attention:
      Shareholder Relations Department. We recommend that you send the objection and demand by registered or certified mail, return receipt requested. A vote against approval of the merger does not, alone, constitute a written objection to it.

    - You must not vote in favor of the merger. If you file the required written objection with Medford before the stockholder vote to approve the merger, you do not need to vote against the merger. However, a vote in favor of the merger will result in a waiver of your statutory appraisal rights with respect to the merger. If you return a proxy which is signed but which is not marked with a direction as to how the proxy is to be voted with regard to the merger and you do not revoke the proxy, it will be voted "FOR" approval of the merger, and you will not be able to exercise your appraisal rights.

    - After the merger has been completed and Medford has notified you of that fact, you must make a written demand to Medford for payment of the fair value of your shares within 20 days after Medford has mailed its notice to you and otherwise comply with the applicable provisions of Sections 85 through 98, inclusive, of Chapter 156B of the General Laws of Massachusetts. The notice from Medford will be sent to all objecting stockholders within ten days after the effective date of the merger.

    FAIR VALUE DETERMINATION

    The fair value of the Medford common stock will be determined, if possible, by agreement between Medford and any dissenting stockholder. If during the 30 days following expiration of the period during which the demand may be made, Medford and the stockholder fail to agree as to the value of the Medford common stock, either of them may file a bill in equity in the Superior Court of Middlesex County, Massachusetts, asking the court to determine the issue. The bill in equity must be filed within four months after the expiration of the 30-day period. If the bill in equity is timely filed, the court or an appointed special master will hold a hearing. After the hearing, the court will enter a decree determining the "fair value" of the Medford common stock. The court will also order Medford to pay dissenting stockholders the fair value of their shares, with interest from the date of the vote approving the merger, upon delivery by them to Medford of the certificates representing the Medford common stock held by them.

    "Fair Value" of a dissenting stockholder's shares will be determined as of the day before the approval by the stockholders of the merger, excluding any element of value arising from the expectation or completion of the event.

    The enforcement by a stockholder of a request to receive payment for shares of Medford common stock under Massachusetts law is an exclusive remedy. This remedy, however, does not exclude the right of a stockholder to bring a proceeding to obtain relief on the ground that a corporate action will be or is illegal or fraudulent to the stockholder. In COGGINS V. NEW ENGLAND PATRIOTS FOOTBALL CLUB, INC., 397 MASS. 525 (1986), the Massachusetts Supreme Judicial Court held that dissenting stockholders are not limited to the statutory remedy of judicial appraisal where violations of fiduciary duty exist.

    A final judgment by the court or a special master determining the fair value of the Medford common stock is binding on and enforceable by stockholders who have perfected their statutory appraisal rights, and on Medford. A stockholder who perfects rights as a dissenting stockholder will be entitled to receive only the fair value of his or her shares as so determined, whether it is higher or lower than the amount the stockholder would have received if his or her appraisal rights had not been perfected, and will not be entitled to any other rights as a stockholder, including rights to notices of meetings, to vote, or to receive dividends.

    The law pertaining to appraisal rights also contains provisions regarding costs, dividends on dissenting shares, rights of holders of dissenting shares arising before stockholder approval and other miscellaneous matters.

    Holders of shares of Medford common stock who seek to exercise appraisal rights and who lose that right will have the same right to receive consideration for their shares as the other stockholders have for their shares.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general summary of the United States federal income tax consequences of the merger to you, as a holder of Medford common stock or options to purchase Medford common stock, if you are a "United States Person" for United States federal income tax purposes and you hold your shares of Medford common stock as a capital asset. This general summary is not a substitute for professional tax advice that takes into account the particular issues relevant to various individual situations. REGARDLESS OF YOUR PARTICULAR SITUATION, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR ON THE POSSIBLE UNITED STATES FEDERAL, STATE, AND LOCAL, AS WELL AS ANY POSSIBLE FOREIGN, TAX CONSEQUENCES OF THE MERGER TO YOU. In addition, you should note that the following discussion does not address even generally any state, local or foreign tax results of the merger.

    This summary is based on the Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and existing and proposed Treasury regulations, each as in effect as of the date of this proxy statement, any of which could change at any time, possibly with retroactive effect, and all of which are subject to differing interpretations. Except as discussed below under "Stock Options and ISO Shares," this summary discusses only shares that are held as capital assets within the meaning of Section 1221 of the Code. This brief summary also does not address the effect of the merger on you if you are a taxpayer subject to special rules, such as a financial institution, insurance company, tax-exempt investor or a dealer in securities; nor does it discuss the tax consequences to you if, for United States federal income tax purposes, you are a non-resident alien individual, a foreign corporation, a foreign partnership, or a foreign estate or trust.

    TREATMENT OF MERGER GENERALLY--SALE OF SHARES. For federal income tax purposes, the merger will be treated as the sale to Citizens of all of the shares of Medford common stock. Upon this sale, as a holder of Medford common stock, you will recognize taxable gain or loss equal to the difference between
(1) the aggregate merger consideration payable to you in connection with the merger and (2) your aggregate adjusted tax basis in your shares.

    CAPITAL GAIN OR LOSS. Except as discussed below under "Stock Options and ISO Shares," gain or loss that you recognize on the sale of shares of Medford common stock will be either long-term capital gain or short-term capital gain depending on the length of time you have held the shares.

    STOCK OPTIONS AND ISO SHARES. If you acquired shares of Medford common stock as a result of the exercise of an incentive stock option that was granted within two years from the effective time of the merger or exercised within one year from the effective time of the merger, you will recognize a portion of the gain in the merger as ordinary income. Specifically, the excess of the price at which you exercised your options over the lesser of (1) the fair market value of the shares on the date of exercise, or (2) the fair market value of the shares at the effective time, will be treated as ordinary income rather than capital gain.

    If you hold incentive or nonqualified stock options and do not exercise your options prior to the completion of the merger, you will receive the merger consideration (minus the exercise price) in exchange for your options pursuant to the merger agreement, and will be treated for federal income tax purposes as if you had exercised your options and then immediately sold your shares for the merger consideration. If you hold incentive stock options, such treatment will have the result described in the preceding paragraph. If you hold nonqualified stock options, the deemed exercise of your options will result in ordinary income equal to the difference between the fair market value of the shares deemed received upon such exercise (which should be the same as the merger consideration) and the exercise price of the options, and the deemed sale of the shares for the merger consideration should result in no further taxable income or gain.

ACCOUNTING TREATMENT

    The merger will be accounted for under the purchase method of accounting under accounting principles generally accepted in the United States of America. Under this method, Medford's assets and liabilities as of the date of the merger will be recorded at their respective fair values and added to those of Citizens. Any difference between the purchase price for Medford and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with Financial Accounting Standards Board Statement No. 142, "Goodwill and Other Intangible Assets," issued in July 2001, the goodwill resulting from the merger will not be amortized to expense, but will be subject to at least an annual assessment of impairment by applying a fair value test. In addition, any core deposit intangibles recorded by Citizens in connection with the merger will be amortized to expense in accordance with the new rules. The financial statements of Citizens issued after the merger will reflect the results attributable to the acquired operations of Medford beginning on the date of completion of the merger.

REGULATORY APPROVALS

    Completion of the merger is subject to the prior receipt of all approvals required to complete the merger of a wholly-owned subsidiary of Citizens Bank of Massachusetts with and into Medford and the subsequent merger of Medford Savings Bank with and into Citizens Bank of Massachusetts.

    FEDERAL RESERVE BOARD. In response to Citizens' request for a waiver of the application requirements of Section 3(a) of the Bank Holding Company Act, the Secretary of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, advised Citizens on July 1, 2002 that the Secretary, acting pursuant to delegated authority, does not object to the completion of the merger without the filing of a formal application by Citizens.
Section 225.12(d)(2) of Regulation Y provides that the approval of the Federal Reserve Board is not required for certain acquisitions by bank holding companies if the acquisition has a component that will be approved by a federal supervisory agent under the Bank Merger Act, provided that certain requirements set forth in Regulation Y are met. As described in greater detail below, the merger of Medford Savings Bank with and into Citizens Bank of Massachusetts is subject to the prior approval of the Federal Deposit Insurance Corporation, or the FDIC, under the Bank Merger Act.

    STATE APPROVALS AND NOTICES. The merger is subject to the prior approval of the Massachusetts Board of Bank Incorporation under Sections 2 and 4 of Chapter 167A of the Massachusetts General Laws. Massachusetts law requires that the Massachusetts Board hold a public hearing to consider the merger and find that the merger would not unreasonably affect competition among banking institutions and that it would promote public convenience and advantage. In making such a determination, the Massachusetts Board must consider, among other things, a showing of net new benefits, including initial capital investments, job creation plans, consumer and business services, commitments to maintain and open branch offices within the statutorily delineated local community of Citizens in Massachusetts, and such other matters as the Massachusetts Board may deem necessary or advisable.

    In addition, Massachusetts law provides that the Massachusetts Board cannot approve the merger until it has received notice from the Massachusetts Housing Partnership Fund that arrangements satisfactory to the fund have been made for the proposed acquiror to make 0.9 percent of its assets located in Massachusetts available for call by the fund for a period of ten years for purposes of funding various affordable housing programs. Massachusetts law provides that such funds shall bear interest at rates approved by the Massachusetts Commissioner of Banks, which shall be based upon the cost (not to include lost opportunity costs) incurred in making funds available to the fund.

    BANK MERGER APPROVALS. It is anticipated that immediately after the effective time of the merger, Medford Savings Bank will be merged with and into Citizens Bank of Massachusetts. This merger is subject to the approval of the FDIC under the Bank Merger Act. The FDIC is prohibited from approving any transaction under the applicable statutes that (1) would result in a monopoly,
(2) would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (3) may have the effect in any section of the United States of substantially lessening competition, or tending to create a monopoly, or resulting in a restraint of trade, unless the FDIC finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

    In addition, in reviewing a transaction under the applicable statutes, the FDIC will consider the financial and managerial resources and future prospects of the banks involved in the transaction and the convenience and needs of the communities to be served. As part of, or in addition to, consideration of the above factors, the parties anticipate that the FDIC will consider the regulatory status of Citizens and Medford, current and projected economic conditions in the areas of the United States where Citizens and Medford operate and the overall capital and safety and soundness standards established by or under the FDIC Improvement Act of 1991.

    Under the Community Reinvestment Act of 1977, as amended, or the CRA, the FDIC must take into account the record of performance of each of Citizens and Medford in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by each company. Each of Citizens' and Medford's banking subsidiaries has either an outstanding or satisfactory CRA rating with the appropriate federal regulator. None of Citizens' or Medford's banking subsidiaries received any negative comments from its respective federal regulator in its last CRA examination relating to those ratings that were material and remain unresolved.

    Federal regulations require publication of notice of, and the opportunity for public comment on, the application submitted by Citizens for approval of the merger. Any comments provided by third parties could prolong the period during which the application is subject to review by the FDIC.

    The merger may not be completed until 30 days after FDIC approval, during which time the Department of Justice may challenge the merger on antitrust grounds and seek the divestiture of certain assets and liabilities. With the approval of the FDIC and the Department of Justice, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action by the Department of Justice would stay the effectiveness of FDIC approval of the merger unless a court specifically orders otherwise. In reviewing the merger, the Department of Justice could analyze the merger's effect on competition differently than the FDIC, and thus it is possible that the Department of Justice could reach a different conclusion than the FDIC regarding the merger's competitive effects. The bank-level merger is also subject to approval of the Massachusetts Commissioner of Banks under Section 36 of Chapter 172 and
Section 34D of Chapter 168 of the Massachusetts General Laws. These statutes requires that the Massachusetts Commissioner find that the bank-level merger would not unreasonably affect competition among banking institutions and that it would promote public convenience and advantage. In making its determination, the Massachusetts Commissioner would consider, but would not be limited to, a showing of net new benefits including initial capital investments, job creation plans, consumer and business services and commitments to maintain and open branch offices within a bank's statutory-delineated local community. Because Medford Savings Bank is a member of the Depositors Insurance Fund of Massachusetts, Citizens and Medford may not complete the bank merger until the parties have made arrangements "satisfactory" to the fund and until the fund has provided notice of those arrangements to the Massachusetts Commissioner.

    STATUS OF APPLICATIONS AND NOTICES. Citizens has filed all required applications, notices and requests for waiver with applicable regulatory authorities in connection with the proposed merger of Medford. There can be no assurance that all requisite approvals will be obtained, or that such approvals will be received on a timely basis.

                 OWNERSHIP BY MANAGEMENT AND OTHER STOCKHOLDERS

    The following table sets forth information with respect to the number of shares of Medford's common stock beneficially owned as of June 30, 2002, by the chairman, president and chief executive officer, the other four most highly compensated executive officers (including executive officers of Medford Savings
Bank), each director and all directors and executive officers as a group.

                                                            AMOUNT AND NATURE       PERCENTAGE OF
                                                              OF BENEFICIAL          OUTSTANDING
EXECUTIVES                                                  OWNERSHIP(1)(2)(3)       COMMON STOCK
----------                                                  ------------------      --------------
Arthur H. Meehan..........................................
  Chairman, President, Chief Executive Officer and
  Director of Medford Bancorp                                       [275,572(4)]             [3.53%]
Phillip W. Wong...........................................
  Executive Vice President, Chief Financial Officer and
  Treasurer of Medford Bancorp                                       [76,255]                    *
George A. Bargamian.......................................
  Executive Vice President of Medford Savings Bank                   [80,640]                [1.03%]
Eric B. Loth..............................................
  Senior Vice President of Medford Savings Bank                      [72,419]                    *
William F. Rivers.........................................
  Senior Vice President of Medford Savings Bank                      [71,205(5)]                 *

DIRECTORS
Edward D. Brickley........................................           [26,595](6)                 *
David Burke...............................................           [11,781](7)                 *
Deborah A. Burke-Santoro..................................            [3,709]                    *
Paul J. Crowley...........................................          [117,100](8)             [1.50%]
Edward J. Gaffey..........................................          [111,993](9)             [1.44%]
Andrew D. Guthrie.........................................           [54,439]                    *
Robert A. Havern III......................................           [28,596]                    *
Francis D. Pizzella.......................................          [178,781](10)            [2.29%]
John J. Sheehan...........................................            [2,149](11)                *
All Directors and Executive Officers as a Group
  (15 persons)............................................        [1,121,734]               [14.38%]

------------------------

*   Less than 1%

(1) Unless otherwise noted in the footnotes to this table, each of the directors, and executive officers has sole or shared voting and investment power for the shares of common stock beneficially owned by him or her. The amounts set forth for Messrs. Meehan, Wong, Bargamian, Loth and Rivers include [10,548], [2,867], [13,235], [115], and [24,888] shares, respectively, allocated to their accounts under Medford Savings Bank's employees' stock ownership plan.

(2) The shares of common stock in this column include those shares which may be acquired by the persons or group indicated pursuant to the exercise of stock options within 60 days of June 30, 2002 in the following amounts:
    Mr. Meehan, [104,620] shares; Mr. Wong, [23,388] shares; Mr. Bargamian, [12,000] shares; Mr. Loth, [71,000] shares, Mr. Rivers, [12,000] shares;
    Mr. Brickley, [10,292] shares; Mr. Burke, [5,000] shares;
    Ms. Burke-Santoro, [2,000] shares; Mr. Crowley, [18,792] shares;
    Mr. Gaffey, [6,000] shares; Mr. Guthrie, [8,792] shares; Mr. Havern, [6,000] shares; Mr. Pizzella, [14,000] shares; Mr. Sheehan, [1,000] shares; and all directors and executive officers as a group, [305,384] shares.

(3) This share ownership includes shares of common stock allocated to the account of directors under the Deferred Investment Plan for Outside Directors as of June 30, 2002 as follows: [9,276], [5,193],

    [16,308], [41,543], [21,647], [39,256] and [1,644] shares have been allocated to the accounts of Messrs. Brickley, Burke, Crowley, Gaffey, Guthrie, Pizzella and Ms. Burke-Santoro, respectively.

(4) This share ownership includes Mr. Meehan's interest in a 401(k) Plan Share Fund which may invest in Medford's stock. He does not have voting power over the shares, but does have the right to dispose of them.

(5) This share ownership includes Mr. Rivers' interest in a 401(k) Plan Share Fund which may invest in Medford's stock. He does not have voting power over the shares, but does have the right to dispose of them.

(6) Of the shares of common stock listed as owned by Mr. Brickley, [4,000] shares are owned by Mr. Brickley's wife. Mr. Brickley disclaims beneficial ownership of these shares.

(7) Of the shares of common stock listed as owned by Mr. Burke, [1,488] shares are owned by Mr. Burke's wife. Mr. Burke disclaims beneficial ownership of these shares.

(8) Of the shares of common stock listed as owned by Mr. Crowley, [10,000] shares are owned by Mr. Crowley's wife. Mr. Crowley disclaims beneficial ownership of these shares.

(9) Of the shares of common stock listed as owned by Mr. Gaffey, [19,550] shares are owned by Mr. Gaffey's wife. Mr. Gaffey disclaims beneficial ownership of these shares.

(10) Of the shares of common stock listed as owned by Mr. Pizzella, [36,279] shares are owned by Mr. Pizzella's wife. Mr. Pizzella disclaims beneficial ownership of these shares.

(11) Mr. Sheehan also serves as trustee for the Deferred Investment Plan for Outside Directors, which holds [158,342] shares for which Mr. Sheehan has the fiduciary authority to vote the shares.

------------------------

    The following table presents information as to the entities known to Medford to be beneficial owners of more than five percent of the common stock of Medford as of June 30, 2002.

                                                                                        PERCENTAGE OF
                                                           AMOUNT AND NATURE OF          OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP         COMMON STOCK
------------------------------------                     -------------------------      -------------
Dimensional Fund Advisors Inc..........................               [632,300(1)]              [8.1%]
  1299 Ocean Avenue, 11th Floor,
  Santa Monica, California 90401
Banc Fund III L.P......................................               [516,800(2)]              [6.6%]
Banc Fund III Trust
Banc Fund IV L.P.
Banc Fund V L.P.
  208 South LaSalle Street, Suite 200
  Chicago, Illinois 60604

------------------------

(1) [Medford has relied upon the information set forth in the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors Inc. on February 12, 2002.]

(2) [Medford has relied upon the information set forth in the Schedule 13G/A filed with the SEC by the Banc Fund entities on February 14, 2002.]

                     PROPOSALS FOR THE 2003 ANNUAL MEETING

    Stockholder proposals intended to be presented at Medford's 2003 Annual Meeting of Stockholders, which will be held only if the merger has not occurred before the time of the meeting, must be received in writing by Medford at its principal executive offices on or before November 27,

2002 in order to be considered for inclusion in its proxy statement and form of proxy relating to the 2003 Annual Meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in Medford's proxy statement and form of proxy. Medford's By-Laws also provide that any stockholder wishing to have a proposal or director nomination considered at the 2003 Annual Meeting must provide written notice of such proposal or director nomination, along with appropriate supporting materials as set forth in Medford's By-laws, to the Clerk of Medford at Medford's principal executive office not less than 75 days nor more than 120 days prior to April 29, 2003; provided however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before April 29, 2003, or more than 60 days after April 29, 2003, a stockholder's notice shall be timely if delivered to, or mailed to and received by, Medford at its principal executive office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such Annual Meeting, or (b) the 15th day following the day on which public disclosure of the date of such Annual Meeting is first made by Medford. Any proposals or nominations that are not received during this period will not be considered at the 2003 Annual Meeting. Any stockholder wishing to submit a proposal or director nomination should review the By-law requirements regarding proposals and director nominations and should submit any such proposal or director nomination and appropriate supporting documentation to: Medford Bancorp, Inc., 29 High Street, Medford, Massachusetts 02155, Attention: Shareholder Relations. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals or nominations, subject to SEC rules governing the exercise of this authority.

                      WHERE YOU CAN FIND MORE INFORMATION

    Medford is subject to the informational requirements of the Securities Exchange Act of 1934 and files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any reports, statements or other information filed by Medford with the SEC at its public reference room in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

    Medford common stock is quoted on the Nasdaq National Market and such reports, statements or other information concerning Medford are available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. In addition, Medford maintains a website at www.medfordbank.com, where you can request Medford's annual and quarterly reports to stockholders and Medford's Form 10-Q for recent quarters. Copies of any of these documents are also available upon request from the Shareholder Relations Department of Medford Bancorp, Inc., 29 High Street, Medford, Massachusetts 02155, at (781) 393-6421.

                           INCORPORATION BY REFERENCE

    The SEC allows us to incorporate by reference, which means that we can disclose important information to you by referring to those documents we have filed with the SEC. The information incorporated by reference is considered a part of this proxy statement.

    Our report on Form 8-K dated June 13, 2002 and the form of stockholders voting agreement and the amendment to our shareholders rights agreement attached as exhibits to that report are hereby incorporated by reference into this proxy statement. See "Where You Can Find Additional Information" on how to obtain copies of the report on Form 8-K and the exhibits to that report.

    This proxy statement is dated       , 2002. You should not assume that the
information contained in this proxy statement is accurate as of any date other than that date.

                                                                  EXECUTION COPY

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                         CITIZENS BANK OF MASSACHUSETTS
                         CITIZENS FINANCIAL GROUP, INC.
                                      AND
                             MEDFORD BANCORP, INC.
                           DATED AS OF JUNE 13, 2002

                               TABLE OF CONTENTS

ARTICLE I--THE MERGER..............................................................      A-1
                  1.1  The Merger..................................................      A-1
                  1.2  Effective Time..............................................      A-1
                  1.3  Effects of the Merger.......................................      A-1
                  1.4  Conversion of Seller Common Stock...........................      A-1
                  1.5  Merger Sub Common Stock.....................................      A-3
                  1.6  Employee Stock Options......................................      A-3
                  1.7  Articles of Organization....................................      A-3
                  1.8  By-Laws.....................................................      A-3
                  1.9  Directors and Officers......................................      A-3

ARTICLE II--EXCHANGE OF SHARES.....................................................      A-3
                  2.1  Buyer to Deposit Aggregate Merger Consideration.............      A-3
                  2.2  Exchange of Shares..........................................      A-3

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF THE BUYER...........................      A-5
                  3.1  Corporate Organization......................................      A-5
                  3.2  Authority; No Violation.....................................      A-5
                  3.3  Consents and Approvals......................................      A-5
                  3.4  Financial Statements........................................      A-6
                  3.5  Broker's Fees...............................................      A-6
                  3.6  Legal Proceedings...........................................      A-6
                  3.7  Capital; Availability of Funds..............................      A-6
                  3.8  Buyer Information...........................................      A-6

ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF THE SELLER...........................      A-7
                  4.1  Corporate Organization......................................      A-7
                  4.2  Capitalization..............................................      A-7
                  4.3  Authority; No Violation.....................................      A-9
                  4.4  Consents and Approvals......................................     A-10
                  4.5  Financial Statements........................................     A-10
                  4.6  Broker's Fees...............................................     A-11
                  4.7  Absence of Certain Changes or Events........................     A-11
                  4.8  Legal Proceedings...........................................     A-12
                  4.9  Reports.....................................................     A-12
                 4.10  Agreements with Banking Authorities.........................     A-13
                 4.11  Absence of Undisclosed Liabilities..........................     A-13
                 4.12  Compliance with Applicable Law..............................     A-13
                 4.13  Taxes and Tax Returns.......................................     A-14
                 4.14  Labor.......................................................     A-15
                 4.15  Employees...................................................     A-15
                 4.16  Capitalization..............................................     A-16
                       CRA, Anti-money laundering and Customer Information
                 4.17  Security....................................................     A-16
                 4.18  Material Agreements.........................................     A-16
                 4.19  Property and Leases.........................................     A-17
                 4.20  Loan Portfolio..............................................     A-18
                 4.21  Investment Securities.......................................     A-18
                 4.22  Derivative Transactions.....................................     A-18
                 4.23  Insurance...................................................     A-18
                 4.24  Environmental Matters.......................................     A-19

                                     A-(i)

                 4.25  Administration of Accounts..................................     A-20
                 4.26  Investment Management Activities............................     A-20
                 4.27  Recent Acquisitions.........................................     A-20
                 4.28  Seller Rights Agreement.....................................     A-20
                 4.29  State Takeover Laws.........................................     A-20
                 4.30  Proxy Statement; Seller Information.........................     A-20
                 4.31  Deposit/Loan Agreements.....................................     A-21
                 4.32  Disclosure..................................................     A-21

ARTICLE V--COVENANTS RELATING TO CONDUCT OF BUSINESS...............................     A-21
                  5.1  Conduct of Businesses Prior to the Effective Time...........     A-21
                  5.2  Seller Forbearances.........................................     A-21
                  5.3  Buyer Forbearances..........................................     A-24
                  5.4  System Conversions..........................................     A-24
                  5.5  Certain Changes and Adjustments.............................     A-24
                  5.6  Branches....................................................     A-24
                  5.7  Servicing...................................................     A-25
                  5.8  Purchaser Products and Services.............................     A-25
                  5.9  ALCO Management.............................................     A-25
                 5.10  Deposit Incentive Plan......................................     A-25
                 5.11  Charitable Foundation.......................................     A-25

ARTICLE VI--ADDITIONAL AGREEMENTS..................................................     A-25
                  6.1  Regulatory Matters; Consents................................     A-25
                  6.2  No Solicitation.............................................     A-27
                  6.3  Access to Information.......................................     A-28
                  6.4  Legal Conditions to Merger..................................     A-29
                  6.5  Employment and Benefit Matters..............................     A-29
                  6.6  Directors' and Officers' Indemnification and Insurance......     A-30
                  6.7  Additional Agreements.......................................     A-32
                  6.8  Advice of Changes...........................................     A-32
                  6.9  Update of Disclosure Schedules..............................     A-32
                 6.10  Current Information.........................................     A-32
                 6.11  Transition Committee........................................     A-33
                 6.12  Bank Merger.................................................     A-33
                 6.13  Organization of the Merger Sub..............................     A-33
                 6.14  Community Commitments.......................................     A-34
                 6.15  Citizens Financial Group....................................     A-34
                 6.16  Section 16 Matters..........................................     A-34

ARTICLE VII--CONDITIONS PRECEDENT..................................................     A-35
                       Conditions to Each Party's Obligations To Effect the
                  7.1  Merger......................................................     A-35
                  7.2  Conditions to the Obligations of the Buyer..................     A-35
                  7.3  Conditions to the Obligations of the Seller.................     A-36

ARTICLE VIII--TERMINATION, AMENDMENT AND WAIVER....................................     A-36
                  8.1  Termination.................................................     A-36
                  8.2  Effect of Termination.......................................     A-37
                  8.3  Amendment...................................................     A-38
                  8.4  Extension; Waiver...........................................     A-38

                                     A-(ii)

ARTICLE IX--MISCELLANEOUS..........................................................     A-38
                  9.1  Closing.....................................................     A-38
                  9.2  Nonsurvival of Representations, Warranties and Agreements...     A-38
                  9.3  Expenses....................................................     A-38
                  9.4  Notices.....................................................     A-39
                  9.5  Interpretation..............................................     A-40
                  9.6  Counterparts................................................     A-40
                  9.7  Entire Agreement............................................     A-40
                  9.8  Governing Law...............................................     A-40
                  9.9  Severability................................................     A-40
                 9.10  Publicity...................................................     A-40
                 9.11  Assignment; Reliance of Other Parties.......................     A-40
                 9.12  Specific Performance........................................     A-40
                 9.13  Alternative Structure.......................................     A-40
                 9.14  Definitions.................................................     A-41

EXHIBITS

Exhibit I         Agreement and Plan of Merger
Exhibit II        Amendment to the Seller Rights Agreement
Exhibit III       Stockholders Agreement

SCHEDULES

4.1(c)            Subsidiaries and Equity Investments
4.2(a)            Capitalization
4.2(c)            Subsidiaries
4.7               Certain Changes or Events
4.8               Legal Proceedings
4.9               Reports
4.13              Taxes and Tax Returns
4.15(a)           Seller Pension Plans
4.15(c)           Value of Pension Assets
4.15(d)           Administration of Pension Plans
4.15(h)           Post-employment Benefits
4.15(i)           Post-termination Benefits
4.18              Seller Contract
4.23(a)           Insurance Policies
4.23(b)           O&D Life Insurance Policies
4.24(d)           Environmental Matters
5.2               Seller Forbearances
7.2(e)            Stockholders Agreements

                                    A-(iii)

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of June 13, 2002, by and among, CITIZENS BANK OF MASSACHUSETTS, a Massachusetts chartered trust company (the "BUYER"), MEDFORD BANCORP, INC., a Massachusetts corporation (the "SELLER") and for the purpose of Article III and Section 6.16, CITIZENS FINANCIAL GROUP, INC., a Delaware corporation and the parent company of the Buyer (the "PARENT"). The capitalized terms used in this Agreement are defined in Section 9.14 hereof.

    WHEREAS, the Boards of Directors of the Buyer and the Seller have determined that it is in the best interests of their respective stockholders and other constituencies, as well as the communities they serve, to consummate, and have approved, the business combination transactions provided for herein, in which the Buyer will, subject to the terms and conditions set forth herein, acquire the Seller;

    WHEREAS, following the execution and delivery of this Agreement, the Buyer shall take such action as is appropriate to form a subsidiary to be organized as a corporation (the "MERGER SUB") under the MBCL, and to cause the Merger Sub to become a party to this Agreement, pursuant to which the Merger Sub shall merge (the "MERGER") with and into the Seller, upon the terms and subject to the conditions set forth herein (the Seller and the Merger Sub being the constituent corporations of the Merger);

    WHEREAS, following the execution and delivery of this Agreement, Buyer (sometimes referred to herein as the "SURVIVING BANK"), shall enter into an Agreement and Plan of Merger (the "BANK MERGER AGREEMENT") with Medford Savings Bank, a Massachusetts chartered savings bank and subsidiary of the Seller (the "SELLER BANK"), substantially in the form of EXHIBIT I hereto, providing for the merger of the Seller Bank with and into the Buyer (the "BANK MERGER") under the MGL, promptly following the consummation of the Merger; and

    WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe certain conditions to the Merger;

    NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE I--THE MERGER

    1.1 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the MBCL, at the Effective Time (as defined in Section 1.2 hereof), the Merger Sub shall merge with and into the Seller. The Seller shall be the surviving corporation (hereinafter sometimes called the "SURVIVING CORPORATION") in the Merger, and shall continue its corporate existence under the laws of The Commonwealth of Massachusetts as a subsidiary of the Buyer. Upon consummation of the Merger, the separate corporate existence of the Merger Sub shall terminate.

    1.2 EFFECTIVE TIME. The Merger shall become effective as set forth in the articles of merger (the "ARTICLES OF MERGER") which shall be submitted for filing to the Secretary of State of The Commonwealth of Massachusetts pursuant to Section 78(a) of the MBCL on the Closing Date. The term "EFFECTIVE TIME" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

    1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in Section 80 of the MBCL.

    1.4 CONVERSION OF SELLER COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, the Seller or the holder of any of the shares of the Seller Common Stock (as defined below):

        (a) Each share of the common stock, par value $0.50 per share, of the Seller ("SELLER COMMON STOCK") issued and outstanding immediately prior to the Effective Time (collectively, "Shares") (other than Shares held (x) in the Seller's treasury or (y) directly or indirectly by the Buyer or the Seller or any of their respective subsidiaries (except for Trust Account Shares and DPC shares, as each such term is defined below) shall become and be converted automatically into the right to receive in cash from the Buyer an amount equal to $35.00 (the "MERGER CONSIDERATION").

        (b) All of the Shares converted into the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate (each, a "CERTIFICATE") previously representing any such shares of Seller Common Stock shall thereafter represent the right to receive the Merger Consideration. Certificates previously representing shares of Seller Common Stock shall be exchanged for the Merger Consideration upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon.

        (c) At the Effective Time, all Shares that are owned by the Seller as treasury stock and all Shares that are owned directly or indirectly by the Buyer or the Seller or any of their respective subsidiaries (other than Shares held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties, including Shares held in the Deferred Investment Plan for Outside Directors dated as of November 28, 1990, as amended or restated from time to time (the "Deferred Investment Plan") and the ESOP (any such Shares, whether held directly or indirectly by the Buyer or the Seller, as the case may be, being referred to herein as "TRUST ACCOUNT SHARES") and other than any Shares held by the Buyer or the Seller or any of their respective subsidiaries in respect of a debt previously contracted (any such Shares which are similarly held, whether held directly or indirectly by the Buyer or the Seller or any of their respective subsidiaries, being referred to herein as "DPC SHARES")) shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

        (d) Notwithstanding anything in this Agreement to the contrary, Shares which are outstanding immediately prior to the Effective Time, the holders of which shall have delivered to the Seller a written demand for appraisal of such Shares in the manner provided in the applicable provisions of the MBCL ("DISSENTING SHARES"), shall not be converted into the right to receive, or be exchangeable for, the Merger Consideration otherwise payable in exchange for such Dissenting Shares pursuant to this Section 1.4 but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of the MBCL; PROVIDED, HOWEVER, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such Dissenting Shares or (ii) if any holder fails to establish his entitlement to appraisal rights as provided in Sections 86 through 98 of the MBCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such Dissenting Shares and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, the Merger Consideration otherwise payable in exchange for such Dissenting Shares pursuant to this
    Section 1.4, without any interest thereon.

        (e) The Seller shall give the Buyer (i) prompt notice of any objections filed pursuant to Sections 86 through 98 of the MBCL received by the Seller, withdrawals of such objections, and any other instruments served in connection with such objections pursuant to the MBCL and received by the Seller, and (ii) the opportunity to participate in all negotiations and proceedings with respect to objections under the MBCL consistent with the obligations of the Seller thereunder. The Seller shall not, except with the prior written consent of the Buyer, (x) make any payment with respect to, or to any person making, any such objection, (y) offer to settle or settle any such objections or (z) waive any failure to timely deliver a written objection in accordance with the MBCL.

    1.5 MERGER SUB COMMON STOCK. At and after the Effective Time, each share of common stock, par value $.01 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall become and be converted automatically into one share of common stock of the Surviving Corporation.

    1.6 EMPLOYEE STOCK OPTIONS. Prior to and effective as of the Effective Time, the Seller shall take all such action as is necessary to terminate, subject to compliance with this Section 1.6, the Seller 2002 Stock Option Plan, the Seller 1986 Stock Option Plan and the Seller 1993 Stock Option Plan (collectively, the "SELLER STOCK OPTION PLANS"), and shall provide written notice to each holder of a then outstanding stock option to purchase shares of Seller Common Stock pursuant to the Seller Stock Option Plans (whether or not such stock option is then vested or exercisable), that such stock option shall be, as at the date of such notice, exercisable in full and that such stock option shall terminate at the Effective Time and that, if such stock option is not exercised or otherwise terminated before the Effective Time, such holder shall be entitled to receive in cancellation of such option a cash payment from the Seller at the Closing in an amount equal to the excess of the Merger Consideration over the per share exercise price of such stock option, multiplied by the number of shares of Seller Common Stock covered by such stock option, subject to any required withholding of taxes. Subject to the foregoing, the Seller Stock Option Plans and all options issued thereunder shall terminate at the Effective Time. The Seller hereby represents and warrants to the Buyer that the maximum number of shares of Seller Common Stock subject to issuance pursuant to the exercise of stock options issued and outstanding under the Seller Stock Option Plans is not and shall not be at or prior to the Effective Time more than 390,000.

    1.7 ARTICLES OF ORGANIZATION. Unless otherwise provided by the Buyer, at the Effective Time, the Articles of Organization of the Seller, as in effect at the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended in accordance with applicable law.

    1.8 BY-LAWS. At the Effective Time, the By-Laws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

    1.9 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                         ARTICLE II--EXCHANGE OF SHARES

    2.1 BUYER TO DEPOSIT AGGREGATE MERGER CONSIDERATION. At or prior to the Effective Time, the Buyer shall pay, or shall cause to be paid, to a bank or trust company selected by the Buyer and reasonably acceptable to the Seller (which may be a subsidiary or other Affiliate of the Buyer) (the "EXCHANGE AGENT"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, such amount of cash as is sufficient to pay the aggregate Merger Consideration which holders of Shares are entitled to receive pursuant to Section 1.4 hereof.

    2.2  EXCHANGE OF SHARES.

        (a) As soon as practicable after the Effective Time, and in no event later than three (3) business days thereafter, the Buyer shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the

    Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Seller Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Seller, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

        (b) At any time following the expiration of the sixth month after the Effective Time, the Buyer or the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds which had been made available to the Exchange Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Buyer and the Surviving Corporation only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them.

        (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Seller of the shares of Seller Common Stock which were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of shares of Seller Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this
    Article II.

        (d) Neither the Buyer nor the Seller nor any other Person shall be liable to any former holder of Shares for any shares or any dividends or distributions with respect thereto or any Merger Consideration delivered in respect of any such shares properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (e) In the event any Certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Certificate by the Person claiming such Certificate to be lost, stolen or destroyed, and the receipt by the Buyer of appropriate and customary indemnification, the Buyer will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, as determined in accordance with this Article II.

            ARTICLE III--REPRESENTATIONS AND WARRANTIES OF THE BUYER

    The Buyer hereby represents and warrants to the Seller as follows:

    3.1  CORPORATE ORGANIZATION.

        (a) The Buyer is a trust company duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        (b) Each of the Parent and the Buyer has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Each of the Parent and the Buyer is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not result in a Material Adverse Effect.

    3.2  AUTHORITY; NO VIOLATION.

        (a) Each of the Parent and the Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of each of the Buyer and the Parent. Except for the adoption of the Bank Merger Agreement by the Buyer's stockholders, no other corporate proceedings on the part of the Parent or the Buyer are necessary to consummate the Merger. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by each of the Parent and the Buyer and (assuming due authorization, execution and delivery by the Seller and the Seller Bank), constitute the valid and binding obligation of the Parent and the Buyer enforceable against each of them in accordance with their respective terms. The Buyer shall cause the Bank Merger Agreement to be approved by its stockholders prior to the Effective Time.

        (b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Parent and the Buyer nor the consummation by the Parent and the Buyer of the transactions contemplated hereby or thereby; nor compliance by the Parent and the Buyer with any of the terms or provisions hereof or thereof, will (i) assuming that the consents and approvals referred to in Section 3.3 hereof are duly obtained, violate in any respect any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Parent or the Buyer, or
    (ii) violate, conflict with, or result in a breach of, any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Parent or the Buyer under any of the terms, conditions or provisions of (A) the Articles of Organization or other charter document of like nature or By-Laws of the Parent or the Buyer, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Parent or the Buyer is a party as issuer, guarantor or obligor, or by which it or any of its properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Parent or the Buyer.

    3.3 CONSENTS AND APPROVALS. Except for consents, waivers, notifications to or approvals of, or filings or registrations with, the FDIC, the Federal Reserve Board, the Massachusetts Commissioner, the MBBI, the Massachusetts Depositors Insurance Fund ("DIF"), the Massachusetts Housing Partnership Fund ("MHPF"), the Secretary of State of The Commonwealth of Massachusetts, the DOJ,

The London Stock Exchange Limited, and the Financial Services Authority, no consents, waivers or approvals of or filings or registrations with any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with (a) the execution and delivery by the Parent and the Buyer of this Agreement and the Bank Merger Agreement or (b) the consummation by the Parent and the Buyer of the Merger or the Bank Merger. The Buyer does not have any knowledge of any fact or circumstance relating to the Buyer or its subsidiaries or other Affiliates, that is reasonably likely to materially impede or delay receipt of any consents of regulatory or governmental authorities.

    3.4 FINANCIAL STATEMENTS. The Buyer has made available to the Seller copies of (a) the consolidated balance sheets of the Parent and its subsidiaries as of December 31 for the fiscal years 2000 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1999 through 2001, inclusive, accompanied by the audit report of Deloitte & Touche LLP, independent public accountants for the Parent, and (b) the unaudited consolidated balance sheet of the Parent and its subsidiaries as of March 31, 2002, and the related unaudited consolidated statements of income and changes in stockholders' equity for the three
(3) months ended March 31, 2002 and March 31, 2001. The March 31, 2002 consolidated balance sheet of the Parent (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of the Parent and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments).

    3.5 BROKER'S FEES. Neither the Buyer nor any of its officers, directors, employees, Affiliates or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for the fees incurred in connection with the engagement of Goldman, Sachs & Company and for legal, accounting and other professional fees payable in connection with the Merger. The Buyer will be responsible for the payment of all such fees.

    3.6 LEGAL PROCEEDINGS. There is no claim, suit, action, proceeding or investigation of any nature pending or, to the best knowledge of the Buyer, threatened, against the Buyer or any subsidiary or other Affiliate of the Buyer or challenging the validity or propriety of the transactions contemplated by this Agreement, and which, if adversely determined, would, individually or in the aggregate, materially adversely affect the Buyer's ability to perform its respective obligations under this Agreement or the Bank Merger Agreement, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against the Buyer or any subsidiary or other Affiliate of the Buyer having, or which insofar as reasonably can be foreseen, in the future could have, any such effect.

    3.7 CAPITAL; AVAILABILITY OF FUNDS. On the date hereof, the Buyer is, and on the Closing Date, the Buyer will be, "adequately capitalized" as such term is defined in the rules and regulations promulgated by the FDIC. Buyer will have available to it at the Effective Time sources of capital and financing sufficient to pay the aggregate Merger Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

    3.8 BUYER INFORMATION. The information relating to the Parent, Buyer, their respective subsidiaries and other Affiliates to be contained in the Seller Proxy Statement, as described in Section 6.1 hereof, and any other documents filed with the Securities and Exchange Commission (the "SEC") in connection herewith, to the extent such information is provided in writing by the Buyer, will not, on the date the Seller Proxy Statement (or any supplement or amendment thereto) is first mailed to stockholders of the Seller or on the date of the Seller Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading at the time and in light of the circumstances under which such statement is made.

            ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF THE SELLER

    The Seller hereby represents and warrants to the Buyer as follows:

    4.1  CORPORATE ORGANIZATION.

        (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Seller has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. The Seller is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in corporate good standing would not, individually or in the aggregate, result in any Material Adverse Effect on the Seller. The Seller is a bank holding company registered with the Federal Reserve Board under the BHCA. The Articles of Organization and By-Laws of the Seller, copies of which have previously been made available to the Buyer, are true, complete and correct copies of such documents in effect as of the date of this Agreement. The Seller is not in violation of any provision of its Articles of Organization or By-Laws. The minute books of the Seller contain in all material respects true and complete records of all meetings held and corporate actions taken since January 1, 1999 of the Seller's stockholders and Board of Directors (including committees of the Seller's Board of Directors) other than minutes which have not been prepared as of the date hereof.

        (b) Each Significant Subsidiary of the Seller is duly organized, validly existing and in corporate good standing under the laws of the jurisdiction of its incorporation. Each Significant Subsidiary of the Seller has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Each Significant Subsidiary of the Seller is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not individually or in the aggregate, result in any Material Adverse Effect on the Seller.

        (c) Except as set forth in Section 4.1(c) of the Seller Disclosure Schedule, the Seller has no subsidiaries and no Equity Investments (other than investments in such subsidiaries).

        (d) The Articles of Organization and By-Laws or equivalent organizational documents of each Significant Subsidiary, copies of which have previously been made available to the Buyer are true, correct and complete copies of such documents in effect as of the date of this Agreement. Neither the Seller nor any of its subsidiaries is in violation of any provision of its Articles of Organization or equivalent organizational documents or of its By-laws. The minute books of the Seller Bank contains in all material respects true and complete records of all meetings held and corporate actions taken since January 1, 1999 of its stockholders and board of director (including committees of its board of director) other than minutes which have not been prepared as of the date hereof.

    4.2  CAPITALIZATION.

        (a) The authorized capital stock of the Seller consists of 15,000,000 shares of Seller Common Stock and 5,000,000 shares of preferred stock, par value $0.50 per share ("SELLER PREFERRED STOCK"). As of the date hereof, there are 7,801,652 shares of Seller Common Stock and no shares of Seller Preferred Stock issued and outstanding. As of the date hereof, there are 1,320,944 shares of Seller Common Stock and no shares of Seller Preferred Stock held in the treasury of the Seller. Except for Trust Account Shares and DPC Shares, no shares of Seller Common Stock are held by the

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
    Seller's subsidiaries. In addition, as of the date hereof, there are 388,000 shares of Seller Common Stock reserved for issuance upon exercise of outstanding stock options. All issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except (i) for rights issuable to holders of Seller Common Stock in accordance with the Seller Rights Agreement, (ii) for the Seller Stock Option Plans (which includes director and employee stock options) or (iii) as reflected in Section 4.2(a) of the Seller Disclosure Schedule, the Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for the Seller to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Seller Common Stock or Seller Preferred Stock or any other equity security of the Seller or any subsidiary of the Seller or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Seller Common Stock or Seller Preferred Stock or any other equity security of the Seller or any subsidiary of the Seller or obligating the Seller or any such subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or agreements. Except as set forth in Section 4.2(a) of the Seller Disclosure Schedule, there are no outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Seller or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary of the Seller. Section 4.2 of the Seller Disclosure Schedule sets forth as of the date hereof the names of the optionees, the date of each option to purchase shares of Seller Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Seller Option Plans. There are no Shares outstanding which are subject to vesting over time or upon the satisfaction of any condition precedent, or which are otherwise subject to any right or obligation of repurchase or redemption on the part of the Seller.

        (b) The authorized capital stock of the Seller Bank consists of 15,000,000 shares of common stock, par value $.50 per share ("BANK COMMON STOCK"), and 5,000,000 shares of preferred stock, par value $.50 per share ("BANK PREFERRED STOCK"). As of the date hereof, (i) 4,541,148 shares of Bank Common Stock are issued and outstanding, all of which are owned directly or indirectly by the Seller, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (ii) no shares of Bank Common Stock are held in the treasury of the Seller Bank, and
    (iii) no shares of Bank Common Stock are held by any of Seller's subsidiaries. Each share of Bank Common Stock owned by the Seller or any of its subsidiaries is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Seller's or any of its subsidiaries' voting rights, charges and other encumbrances of any nature whatsoever. No shares of Bank Preferred Stock have been issued.

        (c) Section 4.2(c) of the Seller Disclosure Schedule lists each of the subsidiaries of the Seller on the date of this Agreement and indicates for each such subsidiary as of such date: (i) the percentage and type of equity securities owned or controlled by the Seller; and (ii) the jurisdiction of incorporation. Seller Bank has its deposits insured by the Bank Insurance Fund of the FDIC in accordance with the FDIA to the fullest extent permitted by law, and such subsidiary has paid all premiums and assessments and filed all reports required by the FDIA. As of the date hereof, no proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of the Seller, threatened. Except as set forth in
    Section 4.2(c) of the Seller Disclosure Schedule, no subsidiary of the Seller has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for a subsidiary of the Seller to issue, deliver or sell, or cause to be issued, delivered or sold any equity security of the Seller or of any subsidiary of the Seller or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating a subsidiary of the Seller to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or agreements. There are no outstanding contractual obligations of any subsidiary of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Seller or any such subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any such subsidiary of the Seller. All of the shares of capital stock of each of the subsidiaries of the Seller held by the Seller are fully paid and nonassessable and, except for directors' qualifying shares, are owned by the Seller free and clear of any claim, lien, encumbrance or agreement with respect thereto.

    4.3  AUTHORITY; NO VIOLATION.

        (a) The Seller has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the unanimous vote of the Board of Directors of the Seller. The Board of Directors of the Seller has directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to the stockholders of the Seller for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the Seller's stockholders, no other corporate action and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and the other Transaction Documents or to consummate the Merger. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Seller and (assuming due authorization, execution and delivery by the Buyer and the Parent) constitute the valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

        (b) The Seller Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly approved by the unanimous action of the Board of Directors of the Seller Bank. Except for adoption of the Bank Merger Agreement by the Seller Bank's stockholder, no other corporate action and no other corporate proceedings on the part of the Seller Bank are necessary to authorize the Bank Merger Agreement or the performance of the Seller Bank's obligations thereunder or to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by the Seller Bank, will be duly and validly executed and delivered by the Seller Bank and will constitute a legal, valid and binding obligation of the Seller Bank, enforceable against the Seller Bank in accordance with its terms. Seller shall cause the Bank Merger Agreement to be approved by the stockholder of the Seller Bank prior to the Effective Time.

        (c) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Seller nor the consummation by the Seller of the transactions contemplated hereby or thereby; nor the execution and delivery of the Bank Merger Agreement by the Seller Bank, nor the consummation by the Seller Bank of the transactions contemplated thereby; nor compliance by the Seller or the Seller Bank with any of the terms or provisions hereof or thereof, will (i) assuming that the consents, waivers and approvals referred to in Section 4.4 hereof are duly obtained, violate any statute, law, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Seller or any of its subsidiaries or by which any property or asset of the Seller or any of its subsidiaries is bound or affected, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Seller or any of its subsidiaries under any of the terms, conditions or provisions of
    (A) the Articles of Organization or other charter document of like nature or By-laws of the Seller or any of its subsidiaries, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller is a party as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults as set forth in
    Section 4.3(c) of the Seller Disclosure Schedule or which either individually or in the aggregate would not have a Material Adverse Effect on the Seller.

    4.4  CONSENTS AND APPROVALS.

        (a) Except for consents, waivers or approvals of, or filings or registrations with, or notifications to, the Federal Reserve Board, the FDIC, the Massachusetts Commissioner, the MBBI, the DIF, the MHPF, the SEC, the Secretary of State of The Commonwealth of Massachusetts, NASDAQ, and the DOJ, no consents, waivers or approvals of or filings or registrations with any public body or authority are necessary in connection with (a) the execution and delivery by the Seller of this Agreement and the execution and delivery of the Bank Merger Agreement by the Seller Bank, or (b) the consummation by the Seller of the Merger or by the Seller Bank of the Bank Merger. The affirmative vote of holders of two-thirds of the outstanding shares of Seller Common Stock is the only vote of the holders of any shares or series of capital stock or other securities of the Seller necessary to approve this Agreement and the Merger. The affirmative vote of two-thirds of the outstanding shares of Bank Common Stock is the only vote of the holders of any shares or series of capital stock or other securities of the Seller Bank necessary to approve the Bank Merger. The Seller has no knowledge of any fact or circumstance relating to the Seller or its subsidiaries, that is reasonably likely to materially impede or delay receipt of any consents of regulatory or governmental authorities.

        (b) The execution and delivery of this Agreement by the Seller, and the execution and delivery of the Bank Merger Agreement by the Seller Bank, does not require any consent, approval, authorization or permit of, or filing with or notification to, any third party (which term does not include the Board of Directors or the stockholders of the Seller or the Seller Bank), except where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not have a Material Adverse Effect on the Seller or prevent or significantly delay consummation of the Merger or the Bank Merger.

    4.5 FINANCIAL STATEMENTS. The Seller has made available to the Buyer copies of (a) the consolidated balance sheets of the Seller and its subsidiaries as of December 31 for the fiscal years 2000 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1999 through 2001, inclusive, as reported in the Annual Report of the Seller on Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), accompanied by the audit report of Wolf & Company, P.C., independent public accountants for the Seller, and (b) the unaudited consolidated balance sheet of the Seller and its subsidiaries as of March 31, 2002, the related unaudited consolidated statements of income and changes in stockholders' equity for the three (3) months ended March 31, 2002 and March 31, 2001 and the related unaudited consolidated statements of cash flows for the three (3) months ended March 31, 2002 and March 31, 2001, all as reported in the Seller's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed with the SEC under the Exchange Act. The December 31, 2001 consolidated balance sheet ("SELLER BALANCE SHEET") of the Seller (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present, and the financial statements to be included in any reports or statements (including reports on Forms 10-Q and 10-K) to be filed by the Seller with the SEC after the date hereof will fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of the Seller and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). Each of the consolidated financial statements of the Seller and its subsidiaries, including, in each case, the notes thereto, made available to the Buyer comply, and the financial statements to be filed with the SEC by the Seller after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of the Seller and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

    4.6 BROKER'S FEES. Neither the Seller nor any of its officers, directors, employees, Affiliates or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for the fees incurred in connection with the engagement of CIBC World Markets Corp. ("CIBC") and for legal, accounting and other professional fees payable in connection with the Merger. The Seller will be responsible for the payment of all such fees. The fee payable to CIBC in connection with the transactions contemplated by this Agreement is as described in an engagement letter between the Seller and CIBC, a true and complete copy of which has heretofore been furnished to the Buyer. The Seller has previously received the opinion of CIBC to the effect that, as of the date of such opinion, the Merger Consideration to be received by the stockholders of the Seller pursuant to the Merger is fair to such stockholders, and such opinion has not been amended or rescinded as of the date of this Agreement.

    4.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed in
Section 4.7 of the Seller Disclosure Schedule, the Seller's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, in any Current Reports of the Seller on Form 8-K filed prior to the date of this Agreement, in the Seller's Proxy Statement filed with respect to its 2002 Annual Meeting of stockholders, in the Seller's Annual Report on Form 10-K for the year ended December 31, 2001, or as otherwise expressly permitted or expressly contemplated by this Agreement, since December 31, 2001, the Seller and its subsidiaries have not incurred any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), except in the ordinary course of their business consistent with their past practices, nor has there been (a) any change in the business, assets, financial condition or results of operations of the Seller or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Seller or any Significant Subsidiary of the Seller, and to the best knowledge of the Seller, no fact or condition exists which is reasonably likely to cause such a Material Adverse Effect in the future,
(b) any change by the Seller or any of its subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Seller's independent accountants, (c) any entry by the Seller or any of its subsidiaries into any contract or commitment of more than $200,000 or with a term of more than one year other than loans and loan commitments, (d) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Seller or any of its subsidiaries or any redemption, purchase or other acquisition of any of its securities, other than in the ordinary course of business consistent with past practice, (e) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of the Seller or any of its subsidiaries, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of the Seller or any of its subsidiaries, (f) any material election made by the Seller or any of its subsidiaries for federal or state income tax purposes,
(g) any material change in the credit policies or procedures of the Seller or any of its subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (h) any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, or (i) any material lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

    4.8 LEGAL PROCEEDINGS. There is no claim, suit, action, proceeding or investigation of any nature pending or, to the best knowledge of the Seller, threatened, against the Seller or any subsidiary of the Seller or challenging the validity or propriety of the transactions contemplated by this Agreement, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Seller or otherwise materially adversely affect the Seller's or the Seller Bank's ability to perform its obligations under this Agreement or the Bank Merger Agreement, nor is there any judgment, decree, injunction, rule, award or order of any legal or administrative body or arbitrator outstanding against the Seller or any subsidiary of the Seller having, or which insofar as reasonably can be foreseen, in the future could have, any such effect or restricting, or which could restrict its ability to conduct business in any material respect in any area. Section 4.8 of the Seller Disclosure Schedule sets forth as of the date hereof all claims, suits, actions, proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller or any of its subsidiaries.

    4.9 REPORTS. Since January 1, 1999, the Seller and its subsidiaries have timely filed, and subsequent to the date hereof will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and all other communications mailed by the Seller to its stockholders since January 1, 1999 (and copies of all such reports, registrations statements and communications have been or will be delivered or otherwise made available by the Seller to the Buyer), (b) the Federal Reserve Board, (c) the FDIC, and
(d) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements are collectively referred to herein as the "SELLER REPORTS") and has paid all fees and assessments due and payable in connection with any of the foregoing. As of their respective dates, the Seller Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 4.9 of the Seller Disclosure Schedule, none of the Seller's subsidiaries is required to file any form, report or other document with the SEC. The Seller has made available to the Buyer true and complete copies of all amendments and modifications that have not been filed by the Seller with the SEC to all agreements, documents and other instruments that previously had been filed by the Seller with the SEC and are currently in effect. Except for normal periodic examinations (the "BANK EXAMINATIONS") conducted by the FRB, the FDIC, or the Massachusetts Commissioner in the regular course of the business of the Seller and its subsidiaries, since January 1, 2001, no Bank Regulator has initiated any proceeding or, to the best knowledge of the Seller, investigation into the business or operations of the Seller or any of its subsidiaries. Except as set forth in Section 4.9 of the Seller Disclosure Schedule, the Seller and its subsidiaries have resolved all material violations, criticisms or exceptions by any Bank Regulator with respect to any Bank Examination.

    4.10 AGREEMENTS WITH BANKING AUTHORITIES. Neither the Seller nor any of its subsidiaries is a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, is subject to any order or directive specifically naming or referring to Seller or any of its subsidiaries by, has been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which is currently in effect and restricts materially the conduct of its business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder, and neither the Seller nor any of its subsidiaries has received written notification from any such federal or state governmental entity that any such Person may be requested to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease and desist order. Neither the Seller nor any of its subsidiaries has been informed by any Bank Regulator that it is contemplating issuing or requesting any such order, directive, agreement, memorandum of understanding, commitment letter or similar submission. Neither the Seller nor any of its subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which the Seller or any of its subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

    4.11 ABSENCE OF UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the Seller Balance Sheet and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement, since December 31, 2001, neither the Seller nor any of its subsidiaries has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on the Seller.

    4.12 COMPLIANCE WITH APPLICABLE LAW. Each of the Seller and each Significant Subsidiary thereof holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and each of the Seller and each Significant Subsidiary thereof has complied with and is not in violation of or default in any material respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to the Seller or such Significant Subsidiary, other than where such default or noncompliance will not result in, or create the possibility of resulting in any Material Adverse Effect on the Seller or any Significant Subsidiary of the Seller, and neither the Seller nor any Significant Subsidiary of the Seller has received any notice of any violation of any such law, statute, order, rule, regulation, policy or agreement, or commencement of any proceeding in connection with any such violation, and does not know of any violation of, any such law, statute, order, rule, regulation, policy or agreement which would have such a result.

    4.13 TAXES AND TAX RETURNS. Except as set forth in Section 4.13 of the Disclosure Schedule:

        (a) Except where the failure to do so would not have a Material Adverse Effect on the Seller Companies as a whole, the Seller and each of its subsidiaries (referred to for purposes of this Section 4.13, collectively, as the "SELLER COMPANIES") have, since December 31, 1995, timely filed in correct form all Tax Returns that were required to be filed by any of them on or prior to the date hereof (the "FILED TAX RETURNS"), and have paid all Taxes shown as being due thereon.

        (b) No assessment that has not been settled or otherwise resolved has been made with respect to Taxes not shown on the Filed Tax Returns, other than such additional Taxes as are being contested in good faith or which if determined adversely to the Seller Companies would not have a Material Adverse Effect on the Seller Companies as a whole. The Income Tax Returns of the Seller Companies have been examined by the Internal Revenue Service ("IRS") or other taxing authority, as applicable, for all years through 1997 and any liability with respect thereto has been satisfied. There are no material disputes pending or written claims asserted for Taxes or assessments upon any Seller Company, nor has any Seller Company been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Federal, state, county or local income tax return for any period. No deficiency in Taxes or other proposed adjustment that has not been settled or otherwise resolved has been asserted in writing by any taxing authority against any of the Seller Companies, which if determined adversely to the Seller Companies would have a Material Adverse Effect on the Seller Companies as a whole. To the best knowledge of the Seller, no material Tax Return of any of the Seller Companies is now under examination by any applicable taxing authority. There are no material liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of any Seller Company, except for such liens for Taxes that would not have a Material Adverse Effect on the Seller Companies as a whole.

        (c) Adequate provision has been made on the Seller Balance Sheet for all Taxes of the Seller Companies in respect of all periods through the date hereof. In addition, (a) proper and accurate amounts have been withheld by each Seller Company from their respective employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state, county and local laws; (b) federal, state, county and local returns which are accurate and complete in all material respects have been filed by the Seller Companies for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes; and (c) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by the Seller in its consolidated financial statements included in its Annual Report on Form 10K for the period ended December 31, 2001, or, with respect to returns filed after the date hereof, will be so paid or provided for in the consolidated financial statements of the Seller for the period covered by such returns.

        (d) Except with respect to intra-Seller Company agreements made or required under the federal consolidated tax return regulations, none of the Seller Companies is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes.

        (e) None of the Seller Companies has filed or been included in a combined, consolidated or unitary income Tax Return (including any consolidated federal income Tax Return) other than one of which one of the Seller Companies was the parent.

        (f) None of the Seller Companies has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that will not be deductible under Code Section 162(m) or Code Section 280G.

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        (g) No property of any Seller Company is property that is or will be required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "CODE"). None of the Seller Companies has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by any Seller Company, and the IRS has not initiated or proposed any such adjustment or change in accounting method.

    4.14 LABOR. No work stoppage involving the Seller or any of its subsidiaries is pending or, to the best knowledge of the Seller's management, threatened. Neither the Seller nor any of its subsidiaries is involved in, or, to the best knowledge of the Seller's management, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which might reasonably be expected to interfere in any material respect with the respective business activities of the Seller or any of its subsidiaries. No employees of the Seller or any of its subsidiaries are represented by any labor union, and, to the best knowledge of the Seller's management, no labor union is attempting to organize employees of the Seller or any of its subsidiaries.

    4.15  EMPLOYEES.

        (a) Except as set forth in Section 4.15(a) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries maintains or contributes to any "employee pension benefit plan" (the "SELLER PENSION PLANS"), as such term is defined in Section 3(2) of ERISA, "employee welfare benefit plan" (the "SELLER BENEFIT PLANS"), as such term is defined in
    Section 3(1) of ERISA, stock option plan, stock purchase plan, deferred compensation plan, other employee benefit plan for employees of the Seller or any of its subsidiaries, or any other plan, program or arrangement of the same or similar nature that provides benefits to non-employee directors of the Seller or any of its subsidiaries (collectively, the "SELLER OTHER PLANS").

        (b) The Seller shall have made available to the Buyer complete and accurate copies of each of the following with respect to each of the Seller Pension Plans, the Seller Benefit Plans and the Seller Other Plans:
    (i) plan document and any amendment thereto; (ii) trust agreement or insurance contract (including any fiduciary liability policy or fidelity bond), if any; (iii) most recent IRS determination letter, if any;
    (iv) most recent actuarial report, if any; (v) most recent annual report on Form 5500; and (vi) summary plan description.

        (c) Except as set forth in Section 4.15(c) of the Seller Disclosure Schedule, the current value of the assets of each of the Seller Pension Plans subject to Title IV of ERISA exceeds that plan's "Benefit Liabilities" as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if that plan terminated in accordance with all applicable legal requirements.

        (d) Except as set forth in Section 4.15(d) of the Seller Disclosure Schedule, to the best knowledge of the Seller, each of the Seller Pension Plans each of the Seller Other Plans and each of the Seller Benefit Plans, which are maintained or contributed to by the Seller, has been administered in compliance with its terms in all material respects and is in compliance in all material respects with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and other applicable laws.

        (e) To the best knowledge of the Seller, there has been no reportable event within the meaning of Section 4043(b) of ERISA or any waived funding deficiency within the meaning of Section 412(d)(3) (or any predecessor section) of the Code with respect to any Seller Pension Plan.

        (f) To the best knowledge of the Seller, each of the Seller Pension Plans which is intended to be a qualified plan within the meaning of
    Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS that such Plan meets the requirements of

                                      A-15
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    Section 401(a) of the Code and that the trust associated with such Seller
    Pension Plan is tax exempt under Section 501(a) of the Code, and the Seller is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan.

        (g) The Seller has made or provided for all contributions to the Seller Pension Plans required thereunder.

        (h) Except as set forth in Section 4.15(h) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries is party to or maintains any contract or other arrangement with any employee or group of employees, providing severance payments, stock or stock-equivalent payments or post-employment benefits of any kind or providing that any otherwise disclosed plan, program or arrangement will irrevocably continue, with respect to any or all of its participants, for any period of time.

        (i) Except as set forth in Section 4.15(i) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries has ever
    (i) maintained any "multiemployer plan" within the meaning of
    Section 4001(a)(3) of ERISA, or (ii) provided healthcare or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or state health continuation laws) or has ever promised to provide such post-termination benefits.

        (j) No law suits, governmental administrative proceedings, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed, are pending, or to the best knowledge of the Seller, threatened with respect to any Seller Pension Plan, Seller Benefit Plan or Seller Other Plan. There is no material correspondence between the Seller and any Governmental Authority related to any other Seller Pension Plan, Seller Benefit Plan or Seller Other Plan.

    4.16 CAPITALIZATION. The Seller and Seller Bank are "well capitalized" as such term is defined in the rules and regulations promulgated by the Federal Reserve Board and the FDIC.

    4.17 CRA, ANTI-MONEY LAUNDERING AND CUSTOMER INFORMATION SECURITY. Neither Seller nor Seller Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist which would cause Seller Bank:
(i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act of 1977, as amended (the "CRA") and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than "satisfactory"; or (ii) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended and its implementing regulations (31 CFR part 103), the USA Patriot Act of 2001, Public Law 107-56, (the "USA PATRIOT ACT") and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the privacy of customer information requirements contained in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder as well as the provisions of the Information Security Program adopted by the Seller Bank pursuant to 12 CFR Part 364. Furthermore, the Board of Directors of Seller Bank has adopted and Seller Bank has implemented an anti-money laundering program that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

    4.18  MATERIAL AGREEMENTS.

        (a) Except as set forth in any of the Seller Disclosure Schedules or the index of exhibits in the Seller's Annual Reports on Forms 10-K for the years ended December 31, 2001, 2000, and 1999, and except for this Agreement and the other Transaction Documents, neither the Seller nor any of its subsidiaries is a party to or is bound by (a) any agreement, arrangement, or commitment that is material to the financial condition, results of operations or business of the Seller, except

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    those entered into in the ordinary course of business; (b) any written (or oral, if material) agreement, arrangement, or commitment relating to the employment, including without limitation, employment as a consultant of any person or the election or retention in office or severance of any present or former director or officer of the Seller or any of its subsidiaries;
    (c) any contract, agreement, or understanding with any labor union; (d) any agreement by and among the Seller, any subsidiary of the Seller and/or any Affiliate thereof; (e) any contract or agreement or amendment thereto that would be required to be filed as an Exhibit to a Form 10-K filed by the Seller as of the date hereof that has not been filed as an Exhibit to the Form 10-K filed by it for 2001; (f) any agreement, arrangement, or commitment (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from the Seller or any of its subsidiaries to any officer or employee thereof, (g) any agreement, arrangement or commitment (whether written or oral) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $100,000 per annum, (h) any agreement, arrangement or commitment (whether written or oral) which materially restricts the conduct of any line of business by the Seller or any of its subsidiaries, or
    (i) except for the Seller Stock Option Plans, any agreement, arrangement or commitment (whether written or oral) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The Seller has previously delivered to the Buyer true and complete copies of all employment, consulting and deferred compensation agreements which are in writing and to which the Seller or any of its subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section, whether or not set forth in Section 4.18 of the Seller Disclosure Schedule, is referred to herein as a "SELLER CONTRACT."

        (b) (i) To the best knowledge of the Seller, each Seller Contract listed on such Seller Disclosure Schedule is legal, valid and binding upon the Seller or Seller subsidiary, as the case may be, and in full force and effect, (ii) the Seller and each Seller subsidiary has in all material respects performed all obligations required to be performed by it to date under each such Seller Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Seller or any Seller subsidiary under any such Seller Contract.

    4.19  PROPERTY AND LEASES.

        (a) Each of the Seller and each Seller subsidiary has good and marketable title to all the real property and all other property owned by it and included in the Seller Balance Sheet, free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "LIENS"), other than (A) Liens that secure liabilities that are reflected in the Seller Balance Sheet or incurred in the ordinary course of business after the date of the Seller Balance Sheet, (B) Liens for current taxes and assessments not yet past due or which are being contested in good faith, (C) inchoate mechanics' and materialmen's Liens for construction in progress, (D) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Seller or any of its subsidiaries consistent with past practice, (E) all matters of record, Liens and other imperfections of title and encumbrances which, either individually or in the aggregate, would not be material, and
    (F) those items that secure public or statutory obligations or any discount with, borrowing from, or obligations to any Federal Reserve Bank or Federal Home Loan Bank,

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
    interbank credit facilities, or any transaction by any Seller subsidiary acting in a fiduciary capacity (collectively, "PERMITTED LIENS").

        (b) Each lease of real property leased for the use or benefit of the Seller or any of its subsidiaries to which any of the foregoing is a party requiring rental payments in excess of $1,000,000 during the period of the lease, and all amendments and modifications thereto, is in full force and effect, and there exists no material default under any such lease by the Seller or any of its subsidiaries nor, to the best knowledge of the Seller, any event which with notice or lapse of time or both would constitute a material default thereunder by the Seller or any other Seller subsidiaries, except for such defaults which, individually, or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by such lease or in a material liability to the Seller.

    4.20 LOAN PORTFOLIO. To the best knowledge of the Seller, all of the loan agreements, notes or borrowing arrangements with respect to loans in excess of $500,000 in original principal amount (collectively, "LOANS") originated and held currently and at the Effective Time by the Seller or any of its subsidiaries, and any other Loans purchased and held currently and at the Effective Time by the Seller or any of its subsidiaries, were solicited, originated and exist, and will exist at the Effective Time, in material compliance with all applicable loan policies of the Seller or such subsidiary. The information (including electronic information and information contained on tapes and computer disks) with respect to all loans of the Seller and its subsidiaries furnished to the Buyer by the Seller is, as of the respective dates indicated therein, true and complete in all material respects.

    4.21 INVESTMENT SECURITIES. Except for pledges to secure public and trust deposits, Federal Reserve borrowings, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of the Seller and its subsidiaries included in its Annual Report on Form 10-K for the period ended December 31, 2001, and none of the material investments made by the Seller or any of its subsidiaries since December 31, 2001, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

    4.22 DERIVATIVE TRANSACTIONS. Neither the Seller nor any or its subsidiaries is engaged in transactions in or involving forwards, futures, options on futures, swaps or similar derivative instruments except as agent on the order and for the account of others other than Federal Home Loan Bank advances or in connection with mortgage loan secondary market activities in the ordinary course of business consistent with the Seller Bank's past practices.

    4.23 INSURANCE. Section 4.23(a) of the Seller Disclosure Schedule sets forth a summary of all material policies of insurance of the Seller and its subsidiaries currently in effect, which summary is accurate and complete in all material respects. All of the policies relating to insurance maintained by the Seller or any of its subsidiaries with respect to its material properties and the conduct of its business in any material respect (or any comparable policies entered into as a replacement therefor) are in full force and effect and, neither the Seller nor any of its subsidiaries has received any notice of cancellation with respect thereto. Except as set forth in Section 4.23(b) of the Seller Disclosure Schedule, all life insurance policies on the lives of any of the current and former officers and directors of the Seller or any of its subsidiaries which are maintained by the Seller or any such subsidiary which are otherwise included as assets on the books of the Seller or such subsidiary
(i) are, or will at the Effective Time be, owned by the Seller or such subsidiary, as the case may be, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which the Seller or such subsidiary agree that there will not be an amendment prior to the Effective Time without the consent of the Buyer, and (ii) are accounted for properly as assets on the books of the Seller or such subsidiary in accordance with GAAP in all material respects.

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
    4.24  ENVIRONMENTAL MATTERS.

        (a) Except as set forth in the Environmental Reports, each of the Seller and its subsidiaries and each property owned by any of them (the "Owned Property") and, to the best knowledge of the Seller, the Loan Properties (each as hereinafter defined), are, and have been, in compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment, except in each case as have not been or would not be material.

        (b) There is no suit, claim, action or proceeding pending or, to the best knowledge of the Seller threatened, before any Governmental Authority or other forum in which the Seller, any of its subsidiaries, or any Owned Property has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment (as hereinafter defined) of any Hazardous Materials (as hereinafter defined) or Oil (as hereinafter defined) occurring at or on a site owned, leased or operated by the Seller or any of its subsidiaries, except in each case as have not been or would not be material.

        (c) To the best knowledge of Seller, there is no suit, claim, action or proceeding pending or threatened, before any Governmental Authority or other forum in which any Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment of any Hazardous Material or Oil whether or not occurring at or on a site owned, leased or operated by a Loan Property, except in each case as have not been or would not be material.

        (d) Except as set forth in Section 4.24(d) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries, nor to their best knowledge any Loan Property, has received any written notice regarding a matter on which a suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 4.24 could reasonably be based, except in each case as have not been or would not be material. No facts or circumstances have come to the Seller's attention which have caused it to believe that a material suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 4.24 could reasonably be expected to occur.

        (e) During the period of (i) the Seller's or any of its subsidiaries' ownership or operation of any of their respective current properties or
    (ii) the Seller's or any of its subsidiaries' holding of a security interest in a Loan Property, to the best knowledge of Seller, there has been no release or presence of Hazardous Material or Oil in, on, under or affecting such property or Loan Property, except where such release or presence is not or would not, either individually or in the aggregate, be material. To the best knowledge of the Seller, prior to the period of (x) the Seller's or any of its subsidiaries' ownership or operation of any of their respective current properties or any previously owned or operated properties, or
    (y) the Seller's or any of its subsidiaries' holding of a security interest in a Loan Property, there was no release or presence of Hazardous Material or Oil in, on, under or affecting any such property or Loan Property, except where such release or presence is not or would not, either individually or in the aggregate, be material.

        (f) Neither Seller nor any of its subsidiaries is an owner or operator of any Loan Property and there are no Participation Facilities.

        (g) The following definitions apply for purposes of this Section 4.24:
    (i) "LOAN PROPERTY" means any property in which the Seller or any of its subsidiaries holds a security interest, and, where required by the context (as a result of foreclosure), said term means the owner or operator of such property; (ii) "PARTICIPATION FACILITY" means any facility in which the Seller or any of its subsidiaries participates or has participated in the management and, where required by the context, said term means the owner or operator of such property; (iii) "HAZARDOUS MATERIAL" means any pollutant, contaminant, or hazardous substance or hazardous material as defined in or pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section9601 et seq., or any other federal, state, or local environmental law, regulation, or requirement;
    (iv) "OIL" means oil or petroleum of any kind or origin or in any form, as defined in or pursuant to the Federal Clean Water Act, 33 U.S.C. Section 1251 et seq., or any other federal, state, or local environmental law, regulation, or requirement; and (v) "ENVIRONMENT" means any soil, surface waters, groundwaters, stream sediments, surface or subsurface strata, and ambient air, and any other environmental medium.

    4.25 ADMINISTRATION OF ACCOUNTS. Each of the Seller and any of its subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable law. The accountings for each such fiduciary account are true and correct in all material respects and accurately reflects the assets of such fiduciary account.

    4.26 INVESTMENT MANAGEMENT ACTIVITIES. None of the Seller or any of its subsidiaries is required to be registered as an investment adviser, a broker, dealer, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with the SEC, The Commodity Futures Trading Commission, the National Futures Association, the securities commission of any state or any self-regulatory body.

    4.27 RECENT ACQUISITIONS. Neither the Seller nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent, or otherwise and whether or due or to become due) arising out of or relating to any acquisition which has not been adequately provided for, reflected or disclosed in the Seller Reports or the Seller Balance Sheet.

    4.28 SELLER RIGHTS AGREEMENT. Seller has taken all necessary action so that the entering into of this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Seller Rights Agreement or enable or require the Seller rights issuable thereunder to be exercised, distributed or triggered, and to otherwise ensure that none of Parent, Buyer or any of their respective Affiliates is an Acquiring Person (as such term is defined in the Seller Rights Agreement) by reason of the execution of this Agreement, and that a Distribution Date (as such term is defined in the Seller Rights Agreement) does not occur by reason of the execution of this Agreement. The Seller has adopted an amendment to the Seller Rights Agreement in the form of EXHIBIT II attached hereto.

    4.29 STATE TAKEOVER LAWS. The Board of Directors of the Seller has approved the transactions contemplated by this Agreement and the Bank Merger Agreement and taken all other requisite action such that the provisions of Ch. 110F of the Massachusetts General Laws and the provisions of the Seller's Articles of Organization relating to special voting requirements for certain business combinations will not apply to this Agreement or any of the transactions contemplated hereby.

    4.30 PROXY STATEMENT; SELLER INFORMATION. The information relating to the Seller and its subsidiaries to be contained in the Seller Proxy Statement as described in Section 6.1 hereof, and any other documents filed with the SEC in connection herewith, will not, on the date the Seller Proxy Statement is first mailed to stockholders of the Seller or at the time of the Seller Stockholders Meeting, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. The Seller Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

    4.31 DEPOSIT/LOAN AGREEMENTS. The deposit and loan agreements of the Seller Bank comply in all material respects with all applicable laws, rules and regulations.

    4.32 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Seller Disclosure Schedule, furnished to the Seller pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

              ARTICLE V--COVENANTS RELATING TO CONDUCT OF BUSINESS

    5.1 CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or the Bank Merger Agreement, the Seller shall, and shall cause each of its subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, including without limitation, implementing a retention program in furtherance thereof, which program shall be proposed by the Buyer after consultation with the Seller; PROVIDED, THAT if the Merger shall not be consummated, the Buyer shall reimburse the Seller for the cost of any retention bonuses paid to or earned by the employees prior thereto pursuant to such program, and (iii) take no action which would materially adversely affect or materially delay the ability of the Seller to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement.

    5.2 SELLER FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.2 of the Seller Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement or the Bank Merger Agreement (and the Buyer acknowledges that any action taken by the Seller or any of its subsidiaries prior to the Effective Time which is expressly permitted or required by this Agreement shall not be deemed a breach of any representation, warranty, agreement or covenant herein), the Seller shall not, and the Seller shall not permit any of its subsidiaries to, without the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed:

        (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of the Seller or any of its subsidiaries to the Seller or any of its subsidiaries; it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, Federal Home Loan Bank borrowings, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

        (b) adjust, split, combine or reclassify any shares of its capital stock or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock, make, declare or pay any dividend or make any other distribution on, whether payable in cash, stock, property or otherwise, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares or its capital stock (except (i) Seller shall be entitled to pay the cash dividend of $.15 per share of Seller Common Stock previously declared on May 29, 2002 and to be paid on July 15, 2002, (ii) in the event that the Closing has not occurred on or prior to October 31, 2002, the Seller shall be entitled to declare one or more dividends prior to the Effective Time to holders of record of Seller Common Stock prior to the Effective Time in an amount equal to $.15 per share for each full calendar quarter after June 30, 2002 and prior to the Effective Time, and (iii) dividends paid by any of the wholly owned subsidiaries of the Seller to the Seller or any of its wholly-owned subsidiaries); or issue, sell pledge or encumber any additional shares of capital stock or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, except up to a maximum of 390,000 shares of Seller Common Stock pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement or except pursuant to the Seller Rights Agreement;

        (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly-owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in each case contemplated by this clause (c) in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

        (d) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary thereof, or commitment to make such an investment, and, in any event regardless of whether consistent with past practice, make any such investment or commitment to make such an investment which is in excess of $1.0 million; PROVIDED, HOWEVER, that the terms of this Section 5.2(d) shall not apply to the Seller's investment securities portfolio or gap position, each of which is expressly covered by Section 5.2(i) hereof;

        (e) except for transactions in the ordinary course of business consistent with past practice, enter into, terminate or renew any material contract or agreement, or make any change in any of its material contracts;

        (f) (i) adopt, amend, renew or terminate any plan or any agreement, arrangement or plan between the Seller or any of its subsidiaries and one or more of its current or former directors, officers or employees; (ii) enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Seller or any of its subsidiaries;
    (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund policy or arrangement providing for any benefit to any director, officer or employee; or
    (iv) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, in all cases contemplated by clauses (i), (ii), (iii) or (iv), other than in the ordinary course of business consistent with past practice; PROVIDED, THAT, notwithstanding anything to the contrary set forth in this Agreement, prior to the Closing Date, the Seller shall be permitted to pay bonuses to the employees of Seller and its subsidiaries for that portion of the 2002 fiscal year completed through the Effective Time; PROVIDED, HOWEVER, that the aggregate bonuses paid by the Seller to employees pursuant to this Section 5.2(f) shall not exceed $350,000 times the number of days elapsed during the 2002 fiscal year through the Effective Time divided by 365.

        (g) settle any claim, action or proceeding, except in the ordinary course of business consistent with past practice;

        (h) amend its Articles of Organization, its By-Laws, or, prior to or on the record date for the Sellers Stockholders Meeting, the Seller Rights Agreement;

        (i) other than after prior consultation with the Buyer, or in the ordinary course of business, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

        (j) enter into any new line of business or file any application to relocate or terminate the operations of any banking office of the Seller or any of its subsidiaries or, other than after prior consultation with Buyer, materially expand the business currently conducted by the Seller and its subsidiaries;

        (k) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, other business organization or any division thereof or any material amount of assets other than other real estate owned;

        (l) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than in the ordinary and usual course of business consistent with past practice, and in all cases the Seller agrees to obtain the consent of the Buyer with respect to any capital expenditures that individually exceed $50,000 or cumulatively exceed $250,000;

        (m) take any action with respect to accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Seller's independent accountants; or make any tax election or settle or compromise any federal, state, local or foreign tax liability;

        (n) make any new or additional equity investment in real estate or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice;

        (o) change in any material respect its loan policies, except as required by regulatory authorities;

        (p) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of or make any commitment with respect to, (i) any lease, contract, agreement or commitment for office space, operations space or branch space to which the Seller or any of its subsidiaries is a party or by which the Seller or any of its subsidiaries or their respective properties is bound; or (ii) regardless of whether consistent with past practices, any lease, contract, agreement or commitment involving an aggregate payment by or to the Seller or any of its subsidiaries of more than $200,000 or having a term of one year or more from the date of execution;

        (q) commit any act or omission which constitutes a material breach or default by the Seller or any of its subsidiaries under any Regulatory Agreement or under any material contract or material license to which any of them is a party or by which any of them or their respective properties is bound;

        (r) engage in any activity that would result in the disqualification of Medford Securities Corporation as a security corporation, as described in
    Section 38B(b) of Chapter 63 of the MGL;

        (s) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

        (t) authorize or agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

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
    5.3 BUYER FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, the Buyer and its Affiliates shall not, and the Buyer shall not permit any of its subsidiaries to, without the prior written consent of the
Seller:

        (a) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions of the Merger set forth in Article VII of this Agreement not being satisfied or in a violation of any provision of this Agreement;

        (b) take any action that is intended or may reasonably be expected to materially adversely affect or, materially delay its ability to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement;

        (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.3.

    5.4 SYSTEM CONVERSIONS. From and after the date hereof, the Buyer and the Seller shall meet on a regular basis to discuss and plan for the conversion of the Seller's and its subsidiaries' data processing and related electronic informational systems to those used by the Buyer and its subsidiaries, which planning shall include, but not be limited to, discussion of Seller's third-party service provider arrangements, non-renewal of personal property leases and software licenses used by the Seller or any of its subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that the Seller shall not be obligated to take any such action prior to the Effective Time and, unless the Seller otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that the Seller or any of its subsidiaries takes, at the request of the Buyer, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees, expenses or charges, the Buyer shall indemnify the Seller and its subsidiaries for any such fees, expenses and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated in accordance with the terms of this Agreement.

    5.5 CERTAIN CHANGES AND ADJUSTMENTS. Prior to the Closing, the Buyer and the Seller shall consult with each other concerning the Seller Bank's loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and the Buyer's plans with respect to the foregoing after the Effective Time; PROVIDED, HOWEVER, that neither the Seller nor the Seller Bank shall be obligated to take any action pursuant to this Section which is inconsistent with GAAP or to which the Seller's independent auditors object and, in any event, unless and until the Buyer acknowledges, and the Seller and the Seller Bank are satisfied, that all conditions to either party's obligation to consummate the Merger have been satisfied and that the Buyer shall consummate the Merger in accordance with the terms of this Agreement. No action taken by the Seller or the Seller Bank pursuant to this Section or the consequences resulting therefrom shall be deemed to be a breach of any representation, warranty, agreement or covenant herein or constitute a Material Adverse Effect. In the event that the Seller or any of its subsidiaries takes, at the request of the Buyer, any action pursuant to this
Section 5.5, the Buyer shall indemnify the Seller and its subsidiaries for any fees, expenses and charges, and the costs of reversing the action taken, if for any reason the Merger is not consummated in accordance with the terms of this Agreement.

    5.6 BRANCHES. Prior to the Effective Time, the Buyer and the Seller shall consult and cooperate with each other concerning alignment of the Buyer's and the Seller Bank's branches following the Effective Time.

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
    5.7 SERVICING. The Seller agrees that upon the expiration of any of the Seller's or its subsidiaries' 401(k) servicing agreements prior to the Closing, it will enter into a new 401(k) servicing agreement with the same service provider as the Buyer, PROVIDED, HOWEVER, that the Seller or its subsidiaries shall not be obligated to do so unless the terms of such new agreement are comparable to or not materially less favorable than terms then available to the Seller. If requested by the Buyer, the Seller shall, and shall cause certain of its subsidiaries to, provide notices of termination with respect to certain other servicing arrangements of the Seller or its subsidiaries existing as of the date hereof; PROVIDED, HOWEVER, that, if for any reason the Merger is not consummated in accordance with the terms of this Agreement, the Buyer shall indemnify the Seller and its subsidiaries for any fees, expenses, charges, and the costs of reversing the action taken or entering into a new servicing agreement on terms substantially similar to the servicing arrangements so terminated pursuant to this Section 5.7.

    5.8 PURCHASER PRODUCTS AND SERVICES. From and after the date of this Agreement, the Buyer and the Seller shall consult with each other on the introduction of products and services not currently offered by the Seller Bank which the Buyer would expect to make available to customers following the Effective Time; PROVIDED, HOWEVER, that nothing herein shall obligate the Seller to offer any such products or services prior to the Effective Time.

    5.9 ALCO MANAGEMENT. The Seller and the Seller Bank agree to manage their assets and liabilities in accordance with Seller's asset and liability management policy as in effect on the date hereof, unless otherwise agreed by the parties. Neither the Seller nor the Seller Bank shall amend or modify such policy without the express written consent of the Buyer. The Seller and the Buyer agree to consult on investment programs to be administered by the Seller Bank.

    5.10 DEPOSIT INCENTIVE PLAN. The Seller agrees that it will consult with the Buyer in the development and implementation of policies and programs to retain deposits and, following the execution and delivery of this Agreement, the Seller and the Buyer shall adopt and implement a deposit incentive plan for management and branch staff of the Seller and the Seller Bank (the "DEPOSIT INCENTIVE PLAN") on such terms and conditions as may be mutually agreed upon by the Seller and the Buyer and set forth in the Deposit Incentive Plan. The purpose of the Deposit Incentive Plan shall be to incentivize management and branch staff to increase the deposits held by the Seller Bank through the period of the system conversion. Any such Deposit Incentive Plan shall be funded by the Buyer.

    5.11 CHARITABLE FOUNDATION. At least two (2) days prior to the Effective Time, the Seller shall establish a charitable foundation with initial assets of $2 million. The trustees of such foundation shall be three senior officers of the Buyer; provided, however, that if the Merger is not consummated for any reason the trustees of said foundation shall be appointed by the Seller. Buyer agrees that if the Merger is not consummated for any reason, Buyer shall reimburse Seller for all amounts previously contributed to such charitable foundation at the Buyer's request (including the $2 million referenced in the previous sentence).

                       ARTICLE VI--ADDITIONAL AGREEMENTS

    6.1  REGULATORY MATTERS; CONSENTS.

        (a) The Seller will as promptly as practicable, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "SELLER STOCKHOLDERS MEETING") to be held as soon as possible following clearance by the SEC of the Seller Proxy Statement, for the purpose of approving this Agreement and the Merger.

        (b) The Seller's Board of Directors has adopted a resolution recommending approval and adoption of this Agreement and the Merger by the Seller's stockholders, and except as provided in Section 6.2, the Board of Directors of the Seller shall at all times recommend approval and adoption of this Agreement and the Merger by the Seller's stockholders.

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
        (c) As soon as practicable after the date hereof, and in any event by July 22, 2002, the Seller shall prepare and file a proxy statement with the SEC under the Exchange Act (the "SELLER PROXY STATEMENT") and shall use its reasonable best efforts to have the Seller Proxy Statement cleared by the SEC. The Buyer and the Seller shall cooperate with each other in the preparation of the Seller Proxy Statement and the Seller shall notify the Buyer promptly of the receipt of any comments of the SEC with respect to the Seller Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the Buyer promptly copies of all correspondence between the Seller or any representative of the Seller and the SEC. The Seller shall give the Buyer and its counsel the opportunity to review and discuss the Seller Proxy Statement prior to its being filed with the SEC and shall give the Buyer and its counsel the opportunity to review and discuss all amendments and supplements to the Seller Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Buyer and the Seller agrees to use its reasonable best efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Seller Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Seller Common Stock entitled to vote at the Seller Stockholders Meeting referred to in Section 6.1(a) hereof at the earliest practicable time.

        (d) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities. The Buyer and the Seller shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Buyer or the Seller, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

        (e) The Buyer and the Seller shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Seller Proxy Statement or any other statement, filing, notice or application made by or on behalf of any Affiliate of the Buyer, the Buyer or the Seller or any of their respective subsidiaries to any Governmental Authority in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

        (f) The Buyer and the Seller shall promptly advise each other upon receiving (and the Buyer shall so advise with respect to communications received by any Affiliate of the Buyer) any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

    6.2 NO SOLICITATION. Seller agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives (collectively, its "Agents") to, directly or indirectly, solicit, initiate, knowingly encourage or take any action to facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries or the making of any offer or proposal regarding, or participate in any discussions or negotiations with, or provide any information to, any Person (other than the Buyer and its Affiliates or representatives) concerning any Acquisition Transaction or enter into any definitive agreement, arrangement or understanding for any Acquisition Transaction or requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; PROVIDED, THAT the Seller or its Agents may furnish or cause to be furnished information to, and negotiate or otherwise engage in discussions with, any individual or entity that delivers a written proposal for an Acquisition Transaction that was not solicited, knowingly encouraged or facilitated by the Seller or any of its Agents after the date of this Agreement if and so long as (A) the Board of Directors of the Seller determines (i) in good faith by a majority vote, after consultation with its outside legal counsel, that failing to take such action would be inconsistent with its fiduciary duties under applicable laws and (ii) that such a proposal is or would be reasonably likely to result in a Superior Proposal and (B) prior to furnishing any information to such individual or entity, Seller shall enter into a confidentiality agreement with such individual or entity that is no less restrictive, in any material respect, than the Confidentiality Agreement dated June 6, 2002 by and between Buyer and Seller (the "Confidentiality Agreement"), and Seller shall enforce, and shall not waive any of the provisions of any such confidentiality agreement. The Board of Directors of the Seller shall be permitted to withdraw, modify or change in a manner adverse to the Buyer (or not to continue to make) its recommendation to the Seller's stockholders required under Section 6.1(b) and/or comply with Rule 14e-2 under the Exchange Act with respect to an Acquisition Transaction if, but only if, (a) after consultation with the Seller's outside legal counsel, the Board of Directors of the Seller determine that failing to take such action, in response to an unsolicited bona fide written Superior Proposal, would be inconsistent with the fiduciary duties of the Board of Directors of the Seller under applicable law, (b) the Seller has given the Buyer five (5) business days' prior written notice of its intention to do so and the Seller's Board of Directors has considered any changes to this Agreement (if any) proposed by the Buyer and has determined, after consultation with the Seller's outside legal counsel and after consultation with a financial advisor of nationally recognized reputation, that such unsolicited proposal remains a Superior Proposal, and (c) the Seller has complied in all material respects with this Section 6.2 (PROVIDED, THAT the foregoing shall in no way limit or otherwise affect Buyer's right to terminate this Agreement pursuant to
Section 8.1(f)). Any such withdrawal, modification or change of the recommendation of the Board of Directors of the Seller shall not change the approval of the Board of Directors of the Seller for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated by this Agreement, including the Merger or the transactions contemplated by this Agreement.

    Seller immediately will cease, and shall cause its subsidiaries and its subsidiaries' representatives to cease, all existing activities, discussions and negotiations with any individual or entity conducted heretofore with respect to any proposal for an Acquisition Transaction and request the return or destruction of all confidential information regarding Seller or its subsidiaries provided to any such individual or entity prior to the date of this Agreement pursuant to the terms of any confidentiality agreements and the Seller shall enforce, and shall not waive, any of the provisions of any such confidentiality agreement.

    From and after the execution of this Agreement, Seller shall advise Buyer within the Notice Period (as defined below) of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an Acquisition Transaction (including a summary of material and significant terms thereof and the identity of the other individual or entity or individuals or entities involved), or its receipt of any request for information from the Federal Reserve Board, the DOJ, or any other

Governmental Authority with respect to an Acquisition Transaction, and promptly furnish to Buyer a copy of any such written proposal in addition to a copy of any information provided to or by any third party relating thereto. In addition, Seller shall immediately advise Buyer, in writing, if the Board of Directors of the Seller shall make any determination as to any Acquisition Transaction as contemplated by the proviso to the first sentence of this Section 6.2. Nothing contained in this Section 6.2 shall prohibit Seller from, at any time, taking and disclosing to the Seller's stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 under the Exchange Act or making any disclosure required by Rule 14a-9 under the Exchange Act so long as the requirements set forth in this Section 6.2 are satisfied. For the purposes of this Agreement, "SUPERIOR PROPOSAL" shall mean any bona fide Acquisition Transaction on terms the Board of Directors of the Seller determines in its good faith judgment and taking into account the advice of a financial advisor of nationally recognized reputation (taking into account all the terms and conditions of the Acquisition Transaction, including any break-up fees, expense reimbursement provisions and conditions to consummation, the likelihood and anticipated timing of consummation and all legal, financial, regulatory and other aspects of the proposal and the individual or entity making the proposal) are in the aggregate more favorable and provide greater value to all the Seller's stockholders than this Agreement and the Merger taken as a whole. For purposes of this Agreement, "ACQUISITION TRANSACTION" means any offer or proposal for, or any indication of interest in (w) a merger, tender offer, recapitalization, or consolidation, or any similar transaction, involving the Seller or any Significant Subsidiary of the Seller, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of the Seller or all or substantially all of the assets or deposits of any Significant Subsidiary of the Seller, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 10% or more of the voting power of the Seller or any Significant Subsidiary of the Seller, or (z) any substantially similar transaction. For purposes of this Agreement, the term "NOTICE PERIOD" shall mean (x) with respect to written inquiries or proposals or other written materials, written notice immediately and in no event later than 24 hours after receipt thereof and (y) with respect to oral inquires, discussions, negotiations, or proposals, oral notice immediately and in no event later than 24 hours after receipt thereof, followed by written notice in no event later than one (1) business day after receipt of such oral inquires, discussions, negotiations, or proposals. Nothing in this Section 6.2 shall affect Seller's obligation to hold the Seller Stockholders Meeting in accordance with Section 6.1 above.

    6.3  ACCESS TO INFORMATION.

        (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of the Buyer and the Seller, for the purposes of verifying the representations and warranties of the other and relating to the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, each of the Buyer and the Seller shall, and shall cause their respective subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which the Buyer or the Seller, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither the Buyer nor the Seller nor any of their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Buyer's or the Seller's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

        (b) All information furnished by any party hereto to the other or its representatives pursuant hereto shall be treated as the sole property of the party providing the information and, if the Merger shall not occur, the party being furnished such information shall return to the other party all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The parties hereto shall, and shall use their reasonable best efforts to cause their representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in the possession of the party being furnished such information prior to the disclosure thereof by the other party, (y) was then generally known to the public, or (z) was disclosed to the party being furnished such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law.

    (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

    6.4 LEGAL CONDITIONS TO MERGER. Each of the Buyer and its Affiliates and the Seller shall, and the Seller shall cause its subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Authority and any other third party that is required to be obtained by the Buyer or the Seller or any of their respective subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

    6.5  EMPLOYMENT AND BENEFIT MATTERS.

        (a) PROVISION OF BENEFITS. From and after the Effective Time, the Buyer agrees to provide the employees of the Seller and its subsidiaries (the "SELLER EMPLOYEES") who remain employed after the Effective Time (collectively, the "TRANSFERRED SELLER EMPLOYEES") with at least the types and levels of employee benefits (including employee contribution levels) maintained by the Buyer for similarly situated employees of the Buyer. The Buyer will treat, and cause its applicable benefit plans to treat, the service of Seller Employees with Seller or any subsidiary of Seller as service rendered to the Buyer or any Affiliate of Buyer for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation, but not for benefit accrual (including minimum pension amount) attributable to any period before the Effective Time. Without limiting the foregoing, the Buyer shall not treat any employee of the Seller or any of its subsidiaries as a "new" employee for purposes of any exclusions under any health or similar plan of the Buyer for a pre-existing medical condition, and any deductibles paid under any of Seller's or its subsidiaries health plans shall be credited towards deductibles under Buyer's health plans upon delivery to the Buyer of appropriate documentation. The Buyer will make appropriate arrangements with its insurance carrier(s) to ensure such result.

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        (b) CONTINUATION OF PLANS.  Notwithstanding anything to the contrary contained herein, the Buyer shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of the Seller; PROVIDED, HOWEVER, that the Buyer shall continue to maintain the Seller plans (other than stock based or incentive plans or stock funds in retirement plans) until the Seller Employees are permitted to participate in the Buyer's plans. Nothing in this Agreement shall alter or limit the Buyer's obligations, if any, under ERISA, as amended by the Consolidated Omnibus Budget Reconciliation Act of 1985 and/or the Health Insurance Portability and Accountability Act of 1996 with respect to the rights of Seller Employees and their qualified beneficiaries in connection with the group health plan maintained by the Seller as of the Effective Time.

        (c) SEVERANCE PAY PLAN. As of the Effective Time, Buyer shall honor, in accordance with its terms, the Medford Savings Bank Severance Pay Plan (the "Severance Pay Plan"); PROVIDED, THAT the foregoing shall not prohibit the Buyer from terminating or amending the Severance Pay Plan at any time after the expiration of the one-year period following the Effective Time. The Seller agrees that the Severance Pay Plan shall not be modified or amended without the Buyer's written consent. In addition, the Buyer agrees to provide selected outplacement services to terminated employees consistent with its past practices.

        (d) COMPENSATION AGREEMENTS. Following the Effective Time, the Buyer shall honor and shall cause its subsidiaries to honor in accordance with their terms all written employment, termination, severance (other than the Severance Pay Plan), change in control, and other compensation agreements all as disclosed in Section 6.5(d) of the Seller Disclosure Schedule (the "Compensation Agreements"), and the Buyer will not, and will not cause any of its subsidiaries to, challenge the validity of any obligation of the Seller or any subsidiary of the Seller under, any such Compensation Agreements. The Seller shall make, or shall be permitted to make, all payments reflected in Section 6.5(d) of the Seller Disclosure Schedule immediately prior to the Effective Time. This Section 6.5(d) is intended to be for the benefit of and enforceable by the respective parties to those agreements and their heirs and representatives.

        (e) PARACHUTE PAYOUTS. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Seller or any of its subsidiaries take any action or make any payments that would result, either individually or in the aggregate, in the payment of an "excess parachute payment" within the meaning of Section 280G of the Code or that would result, either individually or in the aggregate, in payments that would be nondeductible pursuant to Section 162(m) of the Code.

        (f) CONTINUATION OF EMPLOYMENT. No provision of this Section 6.5 shall create any third party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of the Seller in respect of continued employment (or resumed employment) with the Buyer or any of its Affiliates and no provision of this Section 6.5 shall create such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee program or any plan or arrangement which may be established by the Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on the rights to amend, modify or terminate after the Effective Time any such plans or arrangements of the Buyer or any of its Affiliates.

    6.6  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

        (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Seller or any of its subsidiaries (the "INDEMNIFIED PARTIES") is, or is threatened to be,

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    made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Seller, any of the Seller's subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Buyer shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Buyer; PROVIDED, HOWEVER, that (1) the Buyer shall have the right to assume the defense thereof and upon such assumption the Buyer or the Bank shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Buyer elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between the Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Buyer, and the Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) the Buyer shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless the proposed counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest among such parties, in which case the Buyer shall pay the reasonable fees and expenses of additional counsel to the extent necessary to avoid such conflict, (3) the Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) the Buyer shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Buyer thereof, PROVIDED, THAT the failure to so notify shall not affect the obligations of the Buyer under this
    Section 6.6 except to the extent such failure to notify materially prejudices the Buyer. The Buyer's obligations under this Section 6.6 shall continue in full force and effect for a period of six (6) years from the Effective Time; PROVIDED, HOWEVER, that all rights to indemnification in respect of any claim (a "CLAIM") asserted or made within such period shall continue until the final disposition of such Claim.

        (b) The Buyer shall maintain the Seller's (including its subsidiaries') existing directors' and officers' liability insurance (the "D&O INSURANCE") covering persons who are currently covered by the Seller's D&O Insurance for a period of six (6) years after the Effective Time on terms no less favorable than those in effect on the date hereof and shall at the Effective Time provide evidence of such extension of coverage to the Seller; PROVIDED, HOWEVER, that the Buyer may substitute therefor policies providing substantially comparable coverage and containing terms and conditions no less favorable than those in effect on the date hereof. In connection with the foregoing, the Seller agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

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        (c) In the event the Buyer or any of its successors or assigns
    (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Buyer assume the obligations set forth in this section.

        (d) The provisions of this Section 6.6 are intended to be for the benefit of, and enforceable by, each Indemnified Party and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any Indemnified Party and his or her heirs and representatives may have under the charter or by-laws of the Seller or any of its subsidiaries, any contract or applicable law.

    6.7 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Bank Merger, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Buyer.

    6.8 ADVICE OF CHANGES. The Buyer and the Seller shall each promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    6.9 UPDATE OF DISCLOSURE SCHEDULES. From time to time prior to the Effective Time, the Seller will promptly supplement or amend the Seller Disclosure Schedule to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedule or which is necessary to correct any information in the Seller Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to the Seller Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 7.2(b) hereof or compliance by the Seller with the covenants set forth in Article V hereof.

    6.10  CURRENT INFORMATION.

        (a) As soon as practicable, the Seller will furnish to the Buyer copies of all such financial statements and reports as it or any of its subsidiaries shall send to its stockholders, the SEC or any other Governmental Authority, to the extent any such reports furnished to any such Governmental Authority are not confidential and except as legally prohibited thereby, and will furnish to the Buyer such additional financial data as the Buyer may reasonably request.

        (b) Promptly upon receipt thereof, the Seller will furnish to the Buyer copies of all internal control reports submitted to the Seller and its subsidiaries by independent auditors in connection with each annual, interim or special audit of the books of the Seller and its subsidiaries made by such auditors.

        (c) The Seller will promptly notify the Buyer of any material change in the normal course of business or in the operation of the properties of the Seller or any of its subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving the Seller or any of its subsidiaries, and will keep the Buyer reasonably informed of such events.

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    6.11  TRANSITION COMMITTEE.  Immediately upon the execution of this
Agreement, the Seller shall designate certain of its respective employees as "LIAISONS." During the period from the date of this Agreement to the Effective Time, the Seller's Liaisons will (a) confer on a regular and continued basis with representatives of the Buyer to report on (i) the general status of the ongoing operations of the Seller and its subsidiaries, (ii) the status of, and the action proposed to be taken with respect to, those loans held by the Seller or any of its subsidiaries which, either individually or in combination with one or more other loans to the same borrower thereunder, have an aggregate outstanding principal amount of $250,000 or more and are classified or non-performing assets, and (iii) the status of, and the action proposed to be taken with respect to, foreclosed property and other real estate owned, and
(b) communicate with respect to the manner in which the business of the Seller and its subsidiaries are conducted and the disposition of certain assets after the Effective Time, the type and mix of products and services, personnel matters, branch alignment, branch closings, the granting of credit, and problem loan management, reserve adequacy and accounting. In order to facilitate the foregoing, the Seller and the Buyer shall promptly establish a transition committee (the "TRANSITION COMMITTEE"), which will meet on a regular basis to discuss these matters and may establish sub-committees from time-to-time to pursue various issues. In addition, during the period from the date of this Agreement to the Effective Time, within two business days after the Seller Bank delivers to the members of its senior credit committee applicable information and reports for the next upcoming meeting of such committee, the Seller shall provide to a representative designated by the Buyer located in Boston, Massachusetts access to the same information and reports as are provided to the Seller Bank's senior credit committee members with respect to new commercial loans and extensions of credit proposed to be made by the Seller Bank in excess of $250,000. The representative designated by the Buyer shall also be allowed to attend the Seller Bank's senior credit committee meetings for commercial loans and be a non-voting observer thereof. The Seller, if requested by the Buyer, will assist the Buyer to prepare to sell a portion of its single family residential mortgage loans and mortgage loan servicing rights following the Effective Time; PROVIDED, THAT Buyer shall indemnify the Seller and its subsidiaries for any fees, expenses and charges incurred by Seller in connection therewith if the Merger is not consummated in accordance with the terms of this Agreement. Moreover, to facilitate the transactions contemplated herein, immediately upon execution of this Agreement, the Seller will designate a Senior Vice President to assist Buyer with interim operating and conversion matters.

    6.12 BANK MERGER. Unless otherwise determined by the Buyer prior to the Closing, at the effective time of the Bank Merger the Articles of Organization and By-Laws of the Buyer, as in effect immediately prior thereto, shall be the Articles of Organization and By-Laws of the Surviving Bank until thereafter amended as provided by law and such Articles of Organization and By-Laws. The directors and officers of the Buyer immediately prior to the effective time of the Bank Merger shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Bank and until their respective successors are duly elected or appointed and qualified.

    6.13  ORGANIZATION OF THE MERGER SUB.

        (a) Prior to the Effective Time, the Buyer will take any and all necessary action to cause (i) the Merger Sub to be organized, (ii) the Merger Sub to become a direct wholly owned subsidiary of the Buyer,
    (iii) the directors and stockholders of the Merger Sub to approve the transactions contemplated by this Agreement, (iv) the Merger Sub to execute one or more counterparts to this Agreement and to deliver at least one such counterpart so executed to the Seller, whereupon the Merger Sub shall become a party to and be bound by this Agreement, and (v) the Merger Sub to take all necessary action to complete the transactions contemplated hereby subject to the terms and conditions hereof.

        (b) On and as of the date the Merger Sub becomes a party to this Agreement, the Buyer and the Merger Sub shall, jointly and severally, represent and warrant to the Seller as follows:

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
        (i) The Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and all of its outstanding capital stock are owned, directly, by the Buyer. Since the date of its organization, the Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement;

        (ii) The Merger Sub has all necessary corporate power and authority to enter into this Agreement and to carry on its obligations hereunder. The execution and delivery of this Agreement by the Merger Sub and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Merger Sub and will not (A) conflict with or violate the Articles of Organization or By-laws of the Merger Sub or (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Merger Sub or by which any of its properties or assets is bound or affected; and

       (iii) The Merger Sub has executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of the Merger Sub enforceable against the Merger Sub in accordance with its terms.

    6.14 COMMUNITY COMMITMENTS. From and after the Effective Time, Buyer shall use its reasonable efforts to continue the community commitments undertaken by the Seller Bank prior to the date hereof in the communities currently served by the Seller Bank.

    6.15 CITIZENS FINANCIAL GROUP. The Parent agrees to cause the Buyer, its subsidiary, to perform its obligations hereunder, and the Parent and the Buyer shall be jointly and severally liable for all of the obligations of the Buyer hereunder.

    6.16 SECTION 16 MATTERS. Prior to the Effective Time, the Board of Directors of each of Buyer and Seller, or appropriate committees of non-employee directors thereof, shall adopt (if necessary) a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of Seller or any Seller Subsidiary who is a covered person of Seller for purposes of Section 16 under the Exchange Act (together with the rules and regulations promulgated thereunder, "Section 16") of shares of Seller Common Stock or Seller Options pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

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                       ARTICLE VII--CONDITIONS PRECEDENT

    7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

        (a) STOCKHOLDER'S APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the requisite affirmative vote of the holders of the outstanding shares of Seller Common Stock present and voting at the Seller Stockholders Meeting in accordance with applicable law.

        (b) OTHER APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "REQUISITE REGULATORY APPROVALS").

        (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION") preventing the consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, materially restricts or makes illegal consummation of the Merger or the Bank Merger.

    7.2 CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligation of the Buyer to effect the Merger is also subject to the satisfaction or waiver by the Buyer, at or prior to the Effective Time, of the following conditions:

        (a) ABSENCE OF MATERIAL ADVERSE CHANGES. There shall not have occurred any change in the business, assets, financial condition or results of operations of the Seller or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Seller and its subsidiaries taken as a whole.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date. The Buyer shall have received a certificate to the foregoing effect signed by the chairman or president and the chief financial officer of the Seller.

        (c) PERFORMANCE OF OBLIGATIONS OF THE SELLER. The Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Buyer shall have received a certificate signed on behalf of the Seller by the chairman or president and the chief financial officer to such effect.

        (d) CONSENTS UNDER AGREEMENTS. The consent, approval or waiver of each person (other than Requisite Regulatory Approvals contemplated in Section 7.1(b)) whose consent or approval shall be required in order to permit the lawful consummation of the Merger and the Bank Merger shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would materially impair the value of the Seller or the Seller Bank to the Buyer.

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
        (e) STOCKHOLDERS AGREEMENTS. Agreements, substantially in the form attached as Exhibit III hereto, shall have been executed and delivered by the directors and the senior executive officers of the Seller set forth in
    Section 7.2(e) of the Seller Disclosure Schedule.

    7.3 CONDITIONS TO THE OBLIGATIONS OF THE SELLER. The obligation of the Seller to effect the Merger is also subject to the satisfaction or waiver by the Seller, at or prior to the Effective Time, of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyer contained in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time (or if made as of a specified date, only as of such date). The Seller shall have received a certificate to the foregoing effect signed by the chairman or president and the chief financial officer of the Buyer.

    (b) PERFORMANCE OF OBLIGATIONS OF THE BUYER. The Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Seller shall have received a certificate signed on behalf of the Buyer by the chairman or president and the chief financial officer to such effect.

                ARTICLE VIII--TERMINATION, AMENDMENT AND WAIVER

    8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the transactions contemplated hereby by the stockholders of the Seller:

        (a) by mutual consent of the Seller and the Buyer in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

        (b) by either the Board of Directors of the Buyer or the Board of Directors of the Seller if any Governmental Authority that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

        (c) by either the Board of Directors of the Buyer or the Board of Directors of the Seller if the Merger shall not have been consummated on or before March 31, 2003, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

        (d) by either the Board of Directors of the Buyer or the Board of Directors of the Seller (PROVIDED, THAT the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein which breach is not cured after thirty (30) days written notice thereof is given to the party committing such breach;

        (e) by either the Buyer or the Seller if the approval of the Seller's stockholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such party's stockholders or at any adjournment thereof; or

        (f) by the Buyer, if the Board of Directors of the Seller shall not have publicly recommended to the stockholders of the Seller that such stockholders vote in favor of the approval of this

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    Agreement, the Merger and the other transactions contemplated hereby or shall have withdrawn, modified or amended such recommendation in a manner materially adverse to the Buyer.

    8.2  EFFECT OF TERMINATION.

        (a) In the event of termination of this Agreement by either the Buyer or the Seller as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of the Buyer, the Seller, any of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that
    (i) Sections 6.3(b), 8.2, 9.2 and 9.3 and all obligations of the Buyer to indemnify or reimburse the Seller under Article V hereof and all other obligations of the parties intended to be performed after the termination of this Agreement shall survive any termination of this Agreement; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary herein, all obligations of the Buyer to indemnify or reimburse the Seller under
    Article V hereof shall terminate in the event that this Agreement is terminated by the Buyer pursuant to Sections 8.1(f) hereof; and
    (ii) notwithstanding anything to the contrary contained in this Agreement, neither the Buyer nor the Seller shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

        (b) If this Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the willful breach of a party hereto, such party shall be liable to the other party for all out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder ("EXPENSES"). The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law or in equity.

        (c) In the event this Agreement is terminated by

           (i) the Buyer pursuant to Section 8.1(f);

           (ii) by either the Buyer or Seller pursuant to Section 8.1(e) in circumstances where the Board of Directors of the Seller shall not have publicly recommended to the stockholders of the Seller that such stockholders vote in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby or shall have withdrawn, modified or amended such recommendation in a manner adverse to Buyer; or

           (iii) by either the Buyer or Seller pursuant to Section 8.1(e) in circumstances where both (x) within twelve (12) months of such termination, the Seller shall have entered into an agreement to engage in or there has otherwise occurred an Acquisition Transaction with any person other than the Buyer or any Affiliate of the Buyer and (y) at the time of such termination or event giving rise to such termination, it shall have been publicly announced that any person (other than the Buyer or any Affiliate of the Buyer) shall have (A) made, or disclosed an intention to make, a bona fide offer to engage in an Acquisition Transaction, or (B) filed an application (or given a notice), whether in draft or final form, under the BHCA or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction, then Seller shall make a cash payment to the Buyer in the amount of $13,000,000 (the "EXPENSE FEE") upon such termination. Any payment required under this
Section 8.2(c) shall be payable by the Seller to the Buyer (by wire transfer of immediately available funds to an account designated by the Buyer) within two
(2) business days after demand by the Buyer.

    8.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of the Buyer and the Seller; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Seller, there may not be, without further approval of such stockholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered hereunder to the holders of Seller Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Seller, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Seller Common Stock hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                           ARTICLE IX--MISCELLANEOUS

    9.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that relate to actions to be taken at Closing), unless extended by mutual agreement of the parties (the "CLOSING DATE").

    9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Bank Merger Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for Sections 6.5 and 6.6 and any other Section which by its terms specifically applies in whole or in part after the Effective Time.

    9.3 EXPENSES. Except as may otherwise be agreed to hereunder or in other writing by the parties, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

    9.4 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy, cable, telegram or telex addressed as follows:

        (a)    If to Buyer, to:             Citizens Bank of Massachusetts
                                            28 State Street
                                            Boston, MA 01209
                                            Attention:  Thomas J. Hollister
                                            President and Chief
                                            Executive Officer

        (b)    If to Parent, to:            Citizens Financial Group, Inc.
                                            One Citizens Plaza
                                            Providence, RI 02903-1339
                                            Attention:  Lawrence K. Fish
                                            Chairman, President and
                                            Chief Executive Officer

        and to:                             Citizens Financial Group, Inc.
                                            28 State Street
                                            Boston, MA 02109
                                            Attention:  Joel J. Brickman, Esq.
                                            Senior Vice President,
                                            General Counsel and
                                            Secretary
                                            Tel: (617) 725-5928
                                            Fax: (617) 725-5620

        with required copies to:            Goodwin Procter LLP
                                            One Exchange Place
                                            Boston, MA 02109
                                            Attention:  Regina M. Pisa, P.C.
                                            Tel: (617) 570-1525
                                            Fax: (617) 523-1231

        (c)    If to Seller, to:            Medford Bancorp, Inc.
                                            29 High Street
                                            Medford, MA 02155
                                            Attention:  Arthur H. Meehan
                                            Chairman, President
                                            and Chief Executive Officer
                                            Tel: (781) 395-7700
                                            Fax: (781) 395-9924

        (d)    with required copies to:     Choate, Hall & Stewart
                                            Exchange Place
                                            Boston, MA 02109
                                            Attention:  William Gelnaw, P.C. and
                                            James A. McDaniel, P.C.
                                            Tel: (617) 248-5000
                                            Fax: (617) 248-4000

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed or otherwise sent as provided above.

    9.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require the Seller or the Buyer or any their respective subsidiaries or Affiliates to take any action which would violate applicable law, rule or regulation. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to be June 13, 2002.

    9.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    9.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    9.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to any applicable conflicts of law principles.

    9.9 SEVERABILITY. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

    9.10 PUBLICITY. Except as otherwise required by applicable law or the rules of the NASD, neither the Buyer nor the Seller shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the party, which consent shall not be unreasonably withheld.

    9.11 ASSIGNMENT; RELIANCE OF OTHER PARTIES. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Sections 6.5(d) and 6.6 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

    9.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    9.13 ALTERNATIVE STRUCTURE. Notwithstanding anything to the contrary contained in this Agreement, prior to the time the Seller distributes its proxy statement, the Buyer shall be entitled to revise the structure of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby, PROVIDED, THAT, each of the transactions comprising such revised structure shall not (i) subject the stockholders of Seller, Seller or any of its subsidiaries to adverse tax consequences, (ii) change the amount or form of consideration to be received by the stockholders of Seller, (iii) alter to the detriment of the Seller or its stockholders the benefits to be received by the Seller's stockholders hereunder, (iv) jeopardize or materially delay or impede the receipt of any required regulatory approvals relating to the consummation of the Merger or the Bank Merger, or (v) reduce the obligations of any party hereunder or under the Bank Merger Agreement. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

    9.14 DEFINITIONS. Except as otherwise provided herein or as otherwise clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

    "AFFILIATE" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

    "ACQUISITION TRANSACTION" shall have the meaning ascribed thereto in
Section 6.2 hereof.

    "AGREEMENT" shall have the meaning ascribed thereto in the recitals.

    "ARTICLES OF MERGER" shall have the meaning ascribed thereto in Section 1.2 hereof.

    "BANK COMMON STOCK" shall have the meaning ascribed thereto in
Section 4.2(b) hereof.

    "BANK EXAMINATIONS" shall have the meaning ascribed thereto in Section 4.9 hereof.

    "BANK MERGER AGREEMENT" shall have the meaning ascribed thereto in the recitals.

    "BANK MERGER" shall have the meaning ascribed thereto in the recitals.

    "BANK REGULATOR" shall mean and include, any pertinent federal or state Governmental Authority changed with the supervision of banks or bank holding companies or engaged in the insurance of bank deposits, including without limitation, the FRB, the FDIC, the Massachusetts Commissioner and the MBBI.

    "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

    "BUYER" shall have the meaning ascribed thereto in the recitals.

    "CERTIFICATE" shall have the meaning ascribed thereto in Section 1.4(b) hereof.

    "CIBC" shall have the meaning ascribed thereto in Section 4.6 hereof.

    "CLAIM" shall have the meaning ascribed thereto in Section 6.6(a) hereof.

    "CLOSING DATE" shall have the meaning ascribed thereto in Section 9.1 hereof.

    "CLOSING" shall have the meaning ascribed thereto in Section 9.1 hereof.

    "CODE" shall have the meaning ascribed thereto in Section 4.13(g) hereof.

    "COMPENSATION AGREEMENTS" shall have the meaning ascribed thereto in
Section 6.5(d) hereof.

    "COMPETING TRANSACTION" shall have the meaning ascribed thereto in
Section 6.2 hereof.

    "CONFIDENTIALITY AGREEMENT" shall have the meaning ascribed thereto in
Section 6.2 hereof.

    "CRA" shall have the meaning ascribed thereto in Section 4.17 hereof.

    "D&O INSURANCE" shall have the meaning ascribed thereto in Section 6.6(b) hereof.

    "DEPOSIT INCENTIVE PLAN" shall have the meaning ascribed thereto in
Section 5.10 hereof.

    "DIF" shall have the meaning ascribed thereto in Section 3.3 hereof.

    "DISSENTING SHARES" shall have the meaning ascribed thereto in
Section 1.4(d) hereof.

    "DOJ" shall mean the U.S. Department of Justice.

    "DPC SHARES" shall have the meaning ascribed thereto in Section 1.4(c) hereof.

    "EFFECTIVE TIME" shall have the meaning ascribed thereto in Section 1.2 hereof.

    "ENVIRONMENT" shall have the meaning ascribed thereto in Section 4.2(g) hereof.

    "EPA" shall have the meaning ascribed thereto in Section 4.24(a).

    "EQUITY INVESTMENT" shall have the meaning set forth for such term as of the date hereof in the FDIC's rules and regulations regarding activities and investments of insured state banks at 12 C.F.R. Section 362.2(g).

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "EXCHANGE ACT" shall have the meaning ascribed thereto in Section 4.5 hereof.

    "EXCHANGE AGENT" shall have the meaning ascribed thereto in Section 2.1 hereof.

    "EXPENSE FEE" shall have the meaning ascribed thereto in Section 8.2(c) hereof.

    "EXPENSES" shall have the meaning ascribed thereto in Section 8.2(b) hereof.

    "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

    "FDIC" shall mean the Federal Deposit Insurance Corporation.

    "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Boston, as applicable.

    "FILED TAX RETURNS" shall have the meaning ascribed thereto in
Section 4.13(a) hereof.

    "GAAP" shall mean generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

    "GOVERNMENTAL AUTHORITY" shall mean any United States federal, state or local governmental commission, board or other regulatory authority or agency, including courts and other judicial bodies.

    "HAZARDOUS MATERIAL" shall have the meaning ascribed thereto in
Section 4.24(g) hereof.

    "INDEMNIFICATION PARTIES" shall have the meaning ascribed thereto in
Section 6.6 hereof.

    "INJUNCTION" shall have the meaning ascribed thereto in Section 7.1(c) hereof.

    "IRS" shall have the meaning ascribed thereto in Section 4.13(b).

    "LIAISON" shall have the meaning ascribed thereto in Section 6.11 hereof.

    "LIENS" shall have the meaning ascribed to such term in Section 4.19(a) hereof.

    "LOAN PROPERTY" shall have the meaning ascribed thereto in Section 4.24(g) hereof.

    "LOANS" shall have the meaning ascribed to such term in Section 4.20 herein.

    "MASSACHUSETTS COMMISSIONER" shall mean the Commissioner of Banks of The Commonwealth of Massachusetts.

    "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, a change or effect that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of such Person and its subsidiaries taken as a whole; PROVIDED, HOWEVER, that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof by Governmental Authorities generally applicable to depository institutions and their holding companies (including changes in insurance deposit assessment rates and special assessments with respect thereto), (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of the Seller or any of its subsidiaries taken with the prior written consent of the Buyer, (d) the direct effects of compliance with this Agreement on the operating performance of the parties including expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement and (e) changes in interest rates generally.

    "MBBI" shall mean the Massachusetts Board of Bank Incorporation.

    "MBCL" shall mean the Massachusetts Business Corporation Law.

    "MERGER CONSIDERATION" shall have the meaning ascribed thereto in
Section 1.4(a) hereof.

    "MERGER SUB" shall have the meaning ascribed thereto in the recitals.

    "MERGER" shall have the meaning ascribed thereto in the recitals.

    "MGL" shall mean the Massachusetts General Laws.

    "MHPF" shall have the meaning ascribed thereto in Section 3.3 hereof.

    "NASD" shall mean the National Association of Securities Dealers, Inc.

    "NASDAQ" shall mean the National Market System of the National Association of Securities Dealers Automated Quotation System.

    "OIL" shall have the meaning ascribed thereto in Section 4.24(g) hereof.

    "OWNED PROPERTY" shall have the meaning ascribed thereto in Section 4.24(a) hereof.

    "PARENT" shall have the meaning ascribed thereto in the recitals.

    "PARTICIPATION FACILITY" shall have the meaning ascribed thereto in
Section 4.24(g) hereof.

    "PERMITTED LIENS" shall have the meaning ascribed to such term in
Section 4.19(a).

    "PERSON" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other legal entity, or any governmental agency or political subdivision thereof.

    "REQUISITE REGULATORY APPROVALS" shall have the meaning ascribed thereto in
Section 7.1(b) hereof.

    "SEC" shall have the meaning ascribed thereto in Section 3.8 hereof.

    "SELLER BALANCE SHEET" shall have the meaning ascribed thereto in
Section 4.5 hereof.

    "SELLER BANK" shall have the meaning ascribed thereto in the recitals.

    "SELLER BENEFIT PLANS" shall have the meaning ascribed thereto in
Section 4.15(a) hereof.

    "SELLER COMMON STOCK" shall have the meaning ascribed thereto in
Section 1.4(a) hereof.

    "SELLER COMPANIES" shall have the meaning ascribed thereto in
Section 4.13(a) hereof.

    "SELLER CONTRACT" shall have the meaning ascribed to such term in
Section 4.18(a) hereof.

    "SELLER DISCLOSURE SCHEDULE" shall mean the disclosure schedule relating to the Seller delivered to Buyer together herewith.

    "SELLER EMPLOYEES" shall have the meaning ascribed thereto in
Section 6.5(a) hereof.

    "SELLER OTHER PLANS" shall have the meaning ascribed thereto in
Section 4.15(a) hereof.

    "SELLER PENSION PLANS" shall have the meaning ascribed thereto in
Section 4.15(a) hereof.

    "SELLER PREFERRED STOCK" shall have the meaning ascribed thereto in
Section 4.2(a) hereof.

    "SELLER PROXY STATEMENT" shall have the meaning ascribed thereto in
Section 4.30 hereof.

    "SELLER REPORTS" shall have the meaning ascribed thereto in Section 4.9 hereof.

    "SELLER RIGHTS AGREEMENT" shall mean that certain Amended and Restated Shareholders Rights Agreement, dated as of November 26, 1997, among the Seller, the Seller Bank and State Street Bank and Trust Company.

    "SELLER STOCK OPTION PLANS" shall have the meaning ascribed thereto in
Section 1.6 hereof.

    "SELLER STOCKHOLDERS MEETING" shall have the meaning ascribed thereto in
Section 6.1(a) hereof.

    "SELLER" shall have the meaning ascribed thereto in the recitals.

    "SEVERANCE PAY PLAN" shall have the meaning ascribed thereto in
Section 6.5(c) hereof.

    "SHARES" shall have the meaning ascribed thereto in Section 1.4(a) hereof.

    "SIGNIFICANT SUBSIDIARY" shall mean those subsidiaries set forth in
Section 9.14 of the Seller Disclosure Schedule.

    "STOCKHOLDERS AGREEMENTS" shall mean those certain Stockholder Agreements dated as of the date hereof respectively between the Buyer and members of the Seller's board of directors and executive management and substantially in the form attached hereto as Exhibit B.

    "SUBSIDIARIES" shall mean, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership), or, with respect to such corporation or other organization, at least twenty percent of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

    "SUPERIOR PROPOSAL" shall have the meaning ascribed thereto in Section 6.2 hereof.

    "SURVIVING BANK" shall have the meaning ascribed thereto in the recitals.

    "SURVIVING CORPORATION" shall have the meaning ascribed thereto in
Section 1.1 hereof.

    "TAX" shall mean any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing.

    "TAX RETURN" shall mean any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

    "TRANSACTION DOCUMENTS" shall mean this Agreement and the Bank Merger Agreement.

    "TRANSFERRED SELLER EMPLOYEES" shall have the meaning ascribed thereto in
Section 6.5(a) hereof.

    "TRANSITION COMMITTEE" shall have the meaning ascribed thereto in
Section 6.11 hereof.

    "TRUST ACCOUNT SHARES" shall have the meaning ascribed thereto in
Section 1.4(c) hereof.

    "USA PATRIOT ACT" shall have the meaning ascribed thereto in Section 4.17 hereof.

    IN WITNESS WHEREOF, the Buyer, Parent and the Seller have caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the day and year first above written.

                                                       CITIZENS FINANCIAL GROUP, INC.

                                                       By:  /s/ LAWRENCE K. FISH
                                                            -----------------------------------------
                                                            Name: Lawrence K. Fish
                                                            Title:  CHAIRMAN, PRESIDENT AND
                                                                  CHIEF EXECUTIVE OFFICER

Attest:

                                                       By:  /s/ MICHAEL EDWARDS
/s/ JOEL J. BRICKMAN                                        -----------------------------------------
-------------------------------------------                 Name: Michael Edwards
SECRETARY                                                   Title:  EXECUTIVE VICE PRESIDENT AND
                                                                    TREASURER

                                                       CITIZENS BANK OF MASSACHUSETTS

                                                       By:  /s/ THOMAS J. HOLLISTER
                                                            -----------------------------------------
                                                            Name: Thomas J. Hollister
                                                            Title:  PRESIDENT AND CHIEF EXECUTIVE
                                                                    OFFICER

Attest:

                                                       By:  /s/ MICHAEL EDWARDS
/s/ JOEL J. BRICKMAN                                        -----------------------------------------
-------------------------------------------                 Name: Michael Edwards
ASSISTANT SECRETARY                                         Title:  EXECUTIVE VICE PRESIDENT AND
                                                                    TREASURER

                                                       MEDFORD BANCORP, INC.

                                                       By:  /s/ ARTHUR H. MEEHAN
                                                            -----------------------------------------
                                                            Name: Arthur H. Meehan
                                                            Title:  CHAIRMAN, PRESIDENT AND
                                                                  CHIEF EXECUTIVE OFFICER

Attest:

                                                       By:  /s/ PHILLIP W. WONG
/s/ EDWARD J. GAFFEY                                        -----------------------------------------
-------------------------------------------                 Name: Phillip W. Wong
CLERK                                                       Title:  EXECUTIVE VICE PRESIDENT
                                                                  CHIEF FINANCIAL OFFICER

                                                                      APPENDIX B

                                     June 13, 2002

PERSONAL AND CONFIDENTIAL

The Board of Directors
Medford Bancorp, Inc.
29 High Street
Medford, MA 02155

Gentlemen:

    You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion ("Fairness Opinion") to the Board of Directors as to the fairness to the shareholders of Medford Bancorp, Inc. ("Medford"), from a financial point of view, of the consideration to be received pursuant to the Agreement and Plan of Merger dated as of June 13, 2002 by and among Medford, Citizens Financial Group, Inc. ("Parent") and Citizens Bank of Massachusetts ("Citizens"), a wholly owned subsidiary of Parent (the "Agreement"). The Agreement provides for, among other things, the merger of Medford with a Massachusetts corporation to be incorporated as a wholly owned subsidiary of Citizens for the purpose of effecting such merger (the "Merger"). In the Merger, each outstanding share of Medford common stock will be converted into the right to receive $35.00 in cash from Citizens (the "Merger Consideration").

    In arriving at our Fairness Opinion we:

    (a) reviewed the Agreement, dated June 13, 2002;

    (b) reviewed the Bank Merger Agreement and the Stockholder Voting Agreement (as such terms are defined in the Agreement);

    (c) reviewed Medford's audited consolidated financial statements for the three years ended December 31, 2001;

    (d) reviewed Medford's unaudited consolidated financial statements for the three months ended March 31, 2002;

    (e) reviewed financial projections of Medford prepared by Medford's management;

    (f) reviewed the historical market prices and trading volume for Medford common stock;

    (g) held discussions with senior management of Medford with respect to the business and prospects for future growth of Medford;

    (h) reviewed certain publicly available financial data for certain companies we deemed comparable to Medford;

    (i) performed discounted dividend analyses of Medford using certain assumptions of future performance provided to us by the management of Medford;

    (j) reviewed certain publicly available financial information for transactions that we deemed comparable to the Merger;

    (k) reviewed public information concerning Medford; and

    (l) performed such other financial studies, analyses and investigations, and financial, economic and market criteria as we deemed appropriate in this instance.

    In rendering our Fairness Opinion we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to us by Medford and its employees, representatives and affiliates. With respect to forecasts of future financial condition and operating results of Medford provided to us, we assumed at the direction of Medford's management, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best currently available information, estimates and

The Board of Directors
Medford Bancorp, Inc.
June 13, 2002

judgement of Medford's management. We have neither made nor obtained any independent evaluations or appraisals of the assets or the liabilities of Medford or affiliated entities. We are not experts in the evaluation of allowances for loan losses or liabilities (contingent or otherwise) and we have neither made any independent evaluation of the adequacy of the allowance for loan losses of Medford nor reviewed any individual loan credit files and express no opinion with respect to such matters. We have not been asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Medford or the effect of any other transaction in which Medford might engage. Our opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm the opinion.

    As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

    We acted as financial advisor to Medford in connection with the Merger and to the Board of Directors of Medford in rendering this opinion and will receive a fee for our services, a significant portion of which is contingent on the consummation of the Merger. CIBC World Markets has performed investment banking services for Medford in the past and has been compensated for such services. In the ordinary course of its business, CIBC World Markets and its affiliates may actively trade securities of Medford for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Based upon and subject to the foregoing, and such other factors as we deem relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by Medford's shareholders pursuant to the Agreement is fair to such shareholders from a financial point of view.

    This Fairness Opinion is for the use of the Board of Directors of Medford in its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the Merger. Neither this Fairness Opinion nor the services provided by CIBC World Markets in connection herewith may be publicly disclosed or referred to in any manner by Medford without the prior written approval by CIBC World Markets. CIBC World Markets consents to the inclusion of this opinion in its entirety and any reference to this opinion in any prospectus, proxy statement or solicitation/recommendation statement, as the case may be required to be distributed to Medford's shareholders in connection with the Merger.

                                          Very truly yours,
                                          CIBC World Markets Corp.

                                                                      APPENDIX C

                         GENERAL LAWS OF MASSACHUSETTS
                    PART I. ADMINISTRATION OF THE GOVERNMENT
                            TITLE XXII. CORPORATIONS
                  CHAPTER 156B. CERTAIN BUSINESS CORPORATIONS

SECTION 85. DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

    A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

SECTION 86. SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

    If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SECTION 87. STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING; FORM

    The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

    "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (OR, IN THE CASE OF A CONSOLIDATION OR MERGER, THE NAME OF THE RESULTING OR SURVIVING CORPORATION SHALL BE INSERTED), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SECTION 88. NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

    The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SECTION 89. DEMAND FOR PAYMENT; TIME FOR PAYMENT

    If within twenty days after the date of mailing of a notice under subsection
(e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SECTION 90. DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

    If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

SECTION 91. PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

    If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SECTION 92. DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

    After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SECTION 93. REFERENCE TO SPECIAL MASTER

    The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SECTION 94. NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

    On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SECTION 95. COSTS; INTEREST

    The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SECTION 96. DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

    Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

    (1) A bill shall not be filed within the time provided in section ninety;

    (2) A bill, if filed, shall be dismissed as to such stockholder; or

    (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

    Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SECTION 97. STATUS OF SHARES PAID FOR

    The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SECTION 98. EXCLUSIVE REMEDY; EXCEPTION

    The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                PRELIMINARY COPY

                             MEDFORD BANCORP, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON               , 2002

    The undersigned stockholder of Medford Bancorp, Inc. (the "Company"), a Massachusetts corporation, revoking all prior proxies, hereby appoints [Arthur
H. Meehan, William F. Rivers and George A. Bargamian], or any of them, as Proxies with full power of substitution and authorizes each of them (each having full power to act without the other) to represent and to vote all shares of common stock of the Company held of record by the undersigned at the close of
business on                 , 2002 upon all matters properly presented at the
Special Meeting of Stockholders to be held at             ,             ,
            , Massachusetts, on                 ,   , 2002 at       a.m., local
time, and at any adjournment or postponement thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED TO APPROVE THE AGREEMENT AND PLAN OF MERGER DATED AS OF JUNE 13, 2002 BY AND AMONG THE COMPANY, CITIZENS BANK OF MASSACHUSETTS AND CITIZENS FINANCIAL GROUP, INC. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

    This proxy is solicited on behalf of the board of directors of the Company. A stockholder wishing to vote in accordance with the recommendations of the board of directors need only sign and date this proxy and return it in the enclosed envelope.

                 (Continued and to be signed on reverse side.)

                                PRELIMINARY COPY

                              FOLD AND DETACH HERE

                             MEDFORD BANCORP, INC.
         PLEASE MARK IN THE FOLLOWING MANNER USING DARK INK ONLY: /X/.

1. To approve the Agreement and Plan of Merger dated as of June 13, 2002 by and among the Company, Citizens Bank of Massachusetts and Citizens Financial Group, Inc.

             FOR                          AGAINST                        ABSTAIN
             / /                            / /                            / /

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

             FOR                          AGAINST                        ABSTAIN
             / /                            / /                            / /

    The undersigned hereby acknowledge(s) receipt of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

    You are urged to mark, sign and return your proxy promptly in the enclosed self-addressed, postage-paid (if mailed in the United States) envelope. DO NOT SUBMIT ANY STOCK CERTIFICATES WITH THIS PROXY CARD.

Change of Address Mark Here                                   / /

Mark Here if You Plan to Attend the Meeting                   / /

Dated:

--------------------------------------------------------------------------
SIGNATURE OF STOCKHOLDER

--------------------------------------------------------------------------
SIGNATURE OF STOCKHOLDER

    When signing the proxy, please date it and take care to have the signature correspond to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

                PLEASE MARK, SIGN AND RETURN YOUR PROXY PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE